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                                                                     EXHIBIT 2.1


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

-------------------------------------------X
                                           :
IN RE:                                     :       CHAPTER 11
                                           :
ENRON CORP., ET AL.,                       :       CASE NO. 01-16034 (AJG)
                                           :
                 DEBTORS.                  :       JOINTLY ADMINISTERED
-------------------------------------------X

            SECOND AMENDED JOINT PLAN OF AFFILIATED DEBTORS PURSUANT
               TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

                                         WEIL, GOTSHAL & MANGES LLP
                                         767 Fifth Avenue
                                         New York, New York  10153
                                         (212) 310-8000

                                                    -  and  -

                                         700 Louisiana
                                         Houston, Texas  77002
                                         (713) 546-5000
                                         Attorneys for Debtors and
                                            Debtors in Possession

Dated: November 13, 2003
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ARTICLE I                  DEFINITIONS.........................................................................      2

         1.1      Accepting Guaranty Claims....................................................................      2

         1.2      ACFI.........................................................................................      2

         1.3      ACFI Guaranty Claim..........................................................................      2

         1.4      ACFI Guaranty Distributive Assets............................................................      2

         1.5      Administrative Expense Claim.................................................................      3

         1.6      Affiliate....................................................................................      3

         1.7      Allowed Administrative Expense Claim.........................................................      3

         1.8      Allowed Claim/Allowed Equity Interest........................................................      3

         1.9      Allowed Convenience Claim....................................................................      4

         1.10     Allowed ENA Debenture Claim..................................................................      4

         1.11     Allowed Enron Common Equity Interest.........................................................      4

         1.12     Allowed Enron Guaranty Claim.................................................................      4

         1.13     Allowed Enron Preferred Equity Interest......................................................      4

         1.14     Allowed Enron Senior Note Claim..............................................................      4

         1.15     Allowed Enron Subordinated Debenture Claim...................................................      4

         1.16     Allowed Enron TOPRS Debenture Claim..........................................................      4

         1.17     Allowed Enron TOPRS Subordinated Guaranty Claim..............................................      4

         1.18     Allowed ETS Debenture Claim..................................................................      4

         1.19     Allowed General Unsecured Claim..............................................................      4

         1.20     Allowed Guaranty Claim.......................................................................      5

         1.21     Allowed Intercompany Claim...................................................................      5

         1.22     Allowed Other Subordinated Claim.............................................................      5

         1.23     Allowed Priority Claim.......................................................................      5

         1.24     Allowed Priority Non-Tax Claim...............................................................      5

         1.25     Allowed Priority Tax Claim...................................................................      5

         1.26     Allowed Secured Claim........................................................................      5

         1.27     Allowed Section 510 Enron Common Equity Interest Claim.......................................      5

         1.28     Allowed Section 510 Enron Preferred Equity Interest Claim....................................      5
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         1.29     Allowed Section 510 Enron Senior Notes Claim.................................................      5

         1.30     Allowed Section 510 Enron Subordinated Debenture Claim.......................................      5

         1.31     Allowed Wind Guaranty Claim..................................................................      5

         1.32     Assets.......................................................................................      5

         1.33     Assumption Schedule..........................................................................      5

         1.34     Ballot.......................................................................................      6

         1.35     Ballot Date..................................................................................      6

         1.36     Bankruptcy Code..............................................................................      6

         1.37     Bankruptcy Court.............................................................................      6

         1.38     Bankruptcy Rules.............................................................................      6

         1.39     Business Day.................................................................................      6

         1.40     Case Management Order........................................................................      6

         1.41     Cash.........................................................................................      6

         1.42     Cash Equivalents.............................................................................      6

         1.43     Chapter 11 Cases.............................................................................      6

         1.44     Claim........................................................................................      6

         1.45     Class........................................................................................      7

         1.46     Class Actions................................................................................      7

         1.47     Collateral...................................................................................      7

         1.48     Common Equity Interest.......................................................................      7

         1.49     Common Equity Trust..........................................................................      7

         1.50     Common Equity Trustee........................................................................      7

         1.51     Common Equity Trust Agreement................................................................      7

         1.52     Common Equity Trust Board....................................................................      7

         1.53     Common Equity Trust Interests................................................................      7

         1.54     Confirmation Date............................................................................      7

         1.55     Confirmation Hearing.........................................................................      8

         1.56     Confirmation Order...........................................................................      8

         1.57     Consolidated Basis...........................................................................      8
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         1.58     Convenience Claim............................................................................      8

         1.59     Convenience Claim Distribution Percentage....................................................      8

         1.60     Creditor.....................................................................................      8

         1.61     Creditor Cash................................................................................      8

         1.62     Creditors' Committee.........................................................................      9

         1.63     CrossCountry.................................................................................      9

         1.64     CrossCountry Assets..........................................................................      9

         1.65     CrossCountry By-laws.........................................................................      9

         1.66     CrossCountry Certificate of Incorporation....................................................      9

         1.67     CrossCountry Common Stock....................................................................      9

         1.68     CrossCountry Trust...........................................................................     10

         1.69     CrossCountry Trust Agreement.................................................................     10

         1.70     CrossCountry Trust Board.....................................................................     10

         1.71     CrossCountry Trustee.........................................................................     10

         1.72     CrossCountry Trust Interests.................................................................     10

         1.73     Debtors......................................................................................     10

         1.74     Debtors in Possession........................................................................     11

         1.75     Deferred Compensation Litigation.............................................................     11

         1.76     Disbursement Account(s)......................................................................     12

         1.77     Disbursing Agent.............................................................................     12

         1.78     Disclosure Statement.........................................................................     12

         1.79     Disclosure Statement Order...................................................................     12

         1.80     Disputed Claim; Disputed Equity Interest.....................................................     12

         1.81     Disputed Claim Amount........................................................................     12

         1.82     Distributive Assets..........................................................................     12

         1.83     District Court...............................................................................     13

         1.84     ECT I........................................................................................     13

         1.85     ECT I Trust Declarations.....................................................................     13

         1.86     ECT II.......................................................................................     13
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         1.87     ECT II Trust Declarations....................................................................     13

         1.88     Effective Date...............................................................................     13

         1.89     8.25% Subordinated Debentures................................................................     13

         1.90     Employee Committee...........................................................................     13

         1.91     Employee Counsel Orders......................................................................     14

         1.92     Employee Prepetition Stay Bonus Payments.....................................................     14

         1.93     ENA..........................................................................................     14

         1.94     ENA Debentures...............................................................................     14

         1.95     ENA Debentures Claim.........................................................................     14

         1.96     ENA Examiner.................................................................................     14

         1.97     ENA Guaranty Claim...........................................................................     14

         1.98     ENA Guaranty Distributive Assets.............................................................     14

         1.99     ENA Indentures...............................................................................     15

         1.100    ENA Indenture Trustee........................................................................     15

         1.101    ENE..........................................................................................     15

         1.102    ENE Examiner.................................................................................     15

         1.103    Enron Affiliate..............................................................................     15

         1.104    Enron Common Equity Interest.................................................................     15

         1.105    Enron Guaranty Claim.........................................................................     15

         1.106    Enron Guaranty Distributive Assets...........................................................     15

         1.107    Enron Preferred Equity Interest..............................................................     16

         1.108    Enron Senior Notes...........................................................................     16

         1.109    Enron Senior Notes Claim.....................................................................     16

         1.110    Enron Senior Notes Indentures................................................................     16

         1.111    Enron Senior Notes Indenture Trustees........................................................     16

         1.112    Enron Subordinated Debentures................................................................     16

         1.113    Enron Subordinated Debenture Claim...........................................................     17

         1.114    Enron Subordinated Indenture.................................................................     17

         1.115    Enron Subordinated Indenture Trustee.........................................................     17
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         1.116    Enron TOPRS Debenture Claim..................................................................     17

         1.117    Enron TOPRS Debentures.......................................................................     17

         1.118    Enron TOPRS Indenture Trustee................................................................     17

         1.119    Enron TOPRS Indentures.......................................................................     17

         1.120    Enron TOPRS Subordinated Guaranty Claim......................................................     17

         1.121    Entity.......................................................................................     17

         1.122    EPC..........................................................................................     17

         1.123    EPC Guaranty Claim...........................................................................     17

         1.124    EPC Guaranty Distributive Assets.............................................................     18

         1.125    EPF I........................................................................................     18

         1.126    EPF I Partnership Agreement..................................................................     18

         1.127    EPF II.......................................................................................     18

         1.128    EPF II Partnership Agreement.................................................................     18

         1.129    Equity Interest..............................................................................     18

         1.130    ETS..........................................................................................     18

         1.131    ETS Debenture Claim..........................................................................     19

         1.132    ETS Indentures...............................................................................     19

         1.133    ETS Indenture Trustee........................................................................     19

         1.134    Exchanged Enron Common Stock.................................................................     19

         1.135    Exchanged Enron Preferred Stock..............................................................     19

         1.136    Existing PGE Common Stock....................................................................     19

         1.137    Fee Committee................................................................................     19

         1.138    Final Order..................................................................................     19

         1.139    General Unsecured Claim......................................................................     20

         1.140    Guaranty Claims..............................................................................     20

         1.141    Indentures...................................................................................     20

         1.142    Indenture Trustees...........................................................................     20

         1.143    Indenture Trustee Claims.....................................................................     20

         1.144    Initial Petition Date........................................................................     20
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         1.145    Intercompany Claims..........................................................................     20

         1.146    Intercompany Distributive Assets.............................................................     20

         1.147    Investigative Orders.........................................................................     20

         1.148    IRC..........................................................................................     20

         1.149    IRS..........................................................................................     21

         1.150    Lien.........................................................................................     21

         1.151    Litigation Trust.............................................................................     21

         1.152    Litigation Trustee...........................................................................     21

         1.153    Litigation Trust Agreement...................................................................     21

         1.154    Litigation Trust Board.......................................................................     21

         1.155    Litigation Trust Claims......................................................................     21

         1.156    Litigation Trust Interests...................................................................     21

         1.157    Mediation Orders.............................................................................     21

         1.158    Mediator.....................................................................................     22

         1.159    MegaClaim Litigation.........................................................................     22

         1.160    Montgomery County Litigation.................................................................     22

         1.161    Operating Trustee............................................................................     22

         1.162    Operating Trust Agreements...................................................................     22

         1.163    Operating Trusts.............................................................................     22

         1.164    Operating Trust Interests....................................................................     22

         1.165    Other Equity Interest........................................................................     22

         1.166    Other Subordinated Claim.....................................................................     22

         1.167    Penalty Claim................................................................................     22

         1.168    Person.......................................................................................     22

         1.169    Petition Date................................................................................     22

         1.170    PGE..........................................................................................     22

         1.171    PGE By-laws..................................................................................     23

         1.172    PGE Certificate of Incorporation.............................................................     23

         1.173    PGE Common Stock.............................................................................     23
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         1.174    PGE Trust....................................................................................     23

         1.175    PGE Trust Agreement..........................................................................     23

         1.176    PGE Trust Board..............................................................................     23

         1.177    PGE Trustee..................................................................................     23

         1.178    PGE Trust Interests..........................................................................     23

         1.179    Plan.........................................................................................     23

         1.180    Plan Currency................................................................................     24

         1.181    Plan Securities..............................................................................     24

         1.182    Plan Supplement..............................................................................     24

         1.183    Portland Creditor Cash.......................................................................     24

         1.184    Portland Debtors.............................................................................     24

         1.185    Preferred Equity Trust.......................................................................     24

         1.186    Preferred Equity Trustee.....................................................................     25

         1.187    Preferred Equity Trust Agreement.............................................................     25

         1.188    Preferred Equity Trust Board.................................................................     25

         1.189    Preferred Equity Trust Interests.............................................................     25

         1.190    Priority Claim...............................................................................     25

         1.191    Priority Non-Tax Claim.......................................................................     25

         1.192    Priority Tax Claim...........................................................................     25

         1.193    Prisma.......................................................................................     25

         1.194    Prisma Articles of Association...............................................................     25

         1.195    Prisma Assets................................................................................     25

         1.196    Prisma Common Stock..........................................................................     26

         1.197    Prisma Memorandum of Association.............................................................     26

         1.198    Prisma Trust.................................................................................     26

         1.199    Prisma Trust Agreement.......................................................................     26

         1.200    Prisma Trust Board...........................................................................     26

         1.201    Prisma Trustee...............................................................................     26

         1.202    Prisma Trust Interests.......................................................................     26
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         1.203    Proponents...................................................................................     26

         1.204    Pro Rata Share...............................................................................     26

         1.205    Record Date..................................................................................     27

         1.206    Remaining Assets.............................................................................     27

         1.207    Remaining Asset Trust(s).....................................................................     27

         1.208    Remaining Asset Trustee......................................................................     27

         1.209    Remaining Asset Trust Agreement(s)...........................................................     27

         1.210    Remaining Asset Trust Board(s)...............................................................     27

         1.211    Remaining Asset Trust Interests..............................................................     27

         1.212    Reorganized Debtor Plan Administration Agreement.............................................     27

         1.213    Reorganized Debtor Plan Administrator........................................................     28

         1.214    Reorganized Debtors..........................................................................     28

         1.215    Reorganized Debtors By-laws..................................................................     28

         1.216    Reorganized Debtors Certificate of Incorporation.............................................     28

         1.217    Reorganized ENE..............................................................................     28

         1.218    Reorganized Portland Debtors.................................................................     28

         1.219    Sale/Settlement Orders.......................................................................     28

         1.220    Sale Transaction.............................................................................     28

         1.221    Schedules....................................................................................     28

         1.222    SEC..........................................................................................     28

         1.223    Section 510 Enron Common Equity Interest Claim...............................................     28

         1.224    Section 510 Enron Preferred Equity Interest Claim............................................     29

         1.225    Section 510 Enron Senior Notes Claim.........................................................     29

         1.226    Section 510 Enron Subordinated Debenture Claim...............................................     29

         1.227    Secured Claim................................................................................     29

         1.228    Series 1 Exchanged Preferred Stock...........................................................     29

         1.229    Series 2 Exchanged Preferred Stock...........................................................     29

         1.230    Series 3 Exchanged Preferred Stock...........................................................     30

         1.231    Series 4 Exchanged Preferred Stock...........................................................     30
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         1.232    Settling Former Employees....................................................................     30

         1.233    Severance Settlement Fund Litigation.........................................................     30

         1.234    Severance Settlement Fund Proceeds...........................................................     31

         1.235    Severance Settlement Fund Trust..............................................................     31

         1.236    Severance Settlement Fund Trust Agreement....................................................     31

         1.237    Severance Settlement Fund Trustee............................................................     31

         1.238    Severance Settlement Order...................................................................     31

         1.239    6.75% Subordinated Debentures................................................................     31

         1.240    Special Litigation Trust.....................................................................     31

         1.241    Special Litigation Trustee...................................................................     31

         1.242    Special Litigation Trust Agreement...........................................................     31

         1.243    Special Litigation Trust Board...............................................................     32

         1.244    Special Litigation Trust Claims..............................................................     32

         1.245    Special Litigation Trust Interests...........................................................     32

         1.246    Subordinated Claim...........................................................................     32

         1.247    TOPRS........................................................................................     32

         1.248    TOPRS Stipulation............................................................................     32

         1.249    Unsecured Claim..............................................................................     32

         1.250    Value........................................................................................     32

         1.251    WD Management Agreement......................................................................     33

         1.252    WD Trust.....................................................................................     33

         1.253    WD Trust Agreement...........................................................................     33

         1.254    WS Management Agreement......................................................................     33

         1.255    WS Trust.....................................................................................     33

         1.256    WS Trust Agreement...........................................................................     33

         1.257    Wind.........................................................................................     33

         1.258    Wind Guaranty Claim..........................................................................     33

         1.259    Wind Guaranty Distributive Assets............................................................     34

         1.260    Wind Management Agreements...................................................................     34
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         1.261    Wind Reserve Fund............................................................................     34

         1.262    Wind Reserve Fund Order......................................................................     34

         1.263    Wind Trusts..................................................................................     34

         1.264    Wind Trusts Assets...........................................................................     34

         1.265    Other Definitions............................................................................     34

ARTICLE II                 COMPROMISE AND SETTLEMENT OF DISPUTES; SUBSTANTIVE CONSOLIDATION; ASSUMPTION
                           OF OBLIGATIONS UNDER THE PLAN.......................................................     35

         2.1      Compromise and Settlement....................................................................     35

                  (a)      Substantive Consolidation...........................................................     35

                  (b)      Related Issues......................................................................     35

                           (i)      Intercompany Claims........................................................     35

                           (ii)     Guaranty Claims............................................................     36

                           (iii)    Ownership of Certain Assets................................................     36

                           (iv)     Ownership of Certain Litigation Claims.....................................     36

                  (c)      Plan Currency.......................................................................     36

                  (d)      Inter-Debtor Waivers................................................................     37

                  (e)      Governance..........................................................................     37

         2.2      Non-Substantive Consolidation................................................................     37

         2.3      Allocation of Expenses.......................................................................     37

         2.4      Wind Reserve Fund............................................................................     38

ARTICLE III                PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS.....     38

         3.1      Administrative Expense Claims................................................................     38

         3.2      Professional Compensation and Reimbursement Claims...........................................     38

         3.3      Payment of Priority Tax Claims...............................................................     38

ARTICLE IV                 CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.......................................     39

         4.1      Class 1 - Priority Non-Tax Claims............................................................     39

         4.2      Class 2 - Secured Claims.....................................................................     39

         4.3      Classes 3 through 182 - General Unsecured Claims.............................................     39
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         4.4      Class 183 - Enron Subordinated Debenture Claims..............................................     39

         4.5      Class 184 - Enron TOPRS Debenture Claims.....................................................     39

         4.6      Class 185 - Enron Guaranty Claims............................................................     39

         4.7      Class 186 - Wind Guaranty Claims.............................................................     39

         4.8      Class 187 - ENA Guaranty Claims..............................................................     39

         4.9      Class 188 - ACFI Guaranty Claims.............................................................     39

         4.10     Class 189 - EPC Guaranty Claims..............................................................     39

         4.11     Class 190 - Intercompany Claims..............................................................     39

         4.12     Classes 191 through 375 - Convenience Claims.................................................     39

         4.13     Classes 376 through 382 - Subordinated Claims................................................     39

         4.14     Class 383 - Enron Preferred Equity Interests.................................................     39

         4.15     Class 384 - Enron Common Equity Interests....................................................     39

         4.16     Class 385 - Other Equity Interests...........................................................     39

ARTICLE V                  PROVISION FOR TREATMENT OF PRIORITY NON-TAX CLAIMS (CLASS 1)........................     40

         5.1      Payment of Allowed Priority Non-Tax Claims...................................................     40

ARTICLE VI                 PROVISION FOR TREATMENT OF SECURED CLAIMS (CLASS 2).................................     40

         6.1      Treatment of Secured Claims..................................................................     40

ARTICLE VII                PROVISION FOR TREATMENT OF GENERAL UNSECURED CLAIMS (CLASSES 3-182).................     40

         7.1      Treatment of General Unsecured Claims Other than Those Against the Portland Debtors
                  (Classes 3 through 180)......................................................................     40

         7.2      Treatment of General Unsecured Claims Against the Portland Debtors (Classes 181 and
                  182).........................................................................................     40

         7.3      Election to Receive Additional Cash Distributions in Lieu of Partial Plan Securities.........     41

         7.4      Allowed Claims of Fifty Thousand Dollars or More/Election to be Treated as a
                  Convenience Claim............................................................................     41

         7.5      Limitation on Recovery.......................................................................     41

         7.6      Severance Settlement Fund Litigation Payments................................................     42
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         7.7      Termination of Wind Trusts...................................................................     42

         7.8      Election of TOPRS Holders to Receive Additional Cash Distributions in Lieu of Partial
                  Plan Securities..............................................................................     42

ARTICLE VIII               PROVISION FOR TREATMENT OF ENRON SUBORDINATED DEBENTURE CLAIMS (CLASS 183)..........     43

         8.1      Treatment of Allowed Enron Subordinated Debenture Claims (Class 183).........................     43

         8.2      Contingent Distribution/Limitation on Recovery...............................................     43

ARTICLE IX                 PROVISION FOR TREATMENT OF Enron TOPRS DEBENTURE CLAIMS (CLASS 184).................     43

         9.1      Treatment of Allowed Enron TOPRS Debenture Claims (Class 184)................................     43

         9.2      Contingent Distribution/Limitation on Recovery...............................................     44

ARTICLE X                  PROVISIONS FOR TREATMENT OF ENRON GUARANTY CLAIMS (CLASS 185).......................     44

         10.1     Treatment of Enron Guaranty Claims (Class 185)...............................................     44

         10.2     Allowed Claims of Fifty Thousand Dollars or More/Election to be Treated as a
                  Convenience Claim............................................................................     44

ARTICLE XI                 PROVISIONS FOR TREATMENT OF WIND GUARANTY CLAIMS (CLASS 186)........................     45

         11.1     Treatment of Wind Guaranty Claims (Class 186) ...............................................     45

         11.2     Allowed Claims of Fifty Thousand Dollars or More/Election to be Treated as a
                  Convenience Claim............................................................................     45

ARTICLE XII                PROVISIONS FOR TREATMENT OF ena GUARANTY CLAIMS (CLASS 187).........................     46

         12.1     Treatment of ENA Guaranty Claims (Class 187) ................................................     46

         12.2     Allowed Claims of Fifty Thousand Dollars or More/Election to be Treated as a
                  Convenience Claim............................................................................     46

ARTICLE XIII               PROVISIONS FOR TREATMENT OF acfi GUARANTY CLAIMS (CLASS 188)........................     46

         13.1     Treatment of ACFI Guaranty Claims (Class 188) ...............................................     46

         13.2     Allowed Claims of Fifty Thousand Dollars or More/Election to be Treated as a
                  Convenience Claim............................................................................     47

ARTICLE XIV                PROVISIONS FOR TREATMENT OF EPC GUARANTY CLAIMS (CLASS 189).........................     47
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         14.1     Treatment of EPC Guaranty Claims (Class 189) ................................................     47

         14.2     Allowed Claims of Fifty Thousand Dollars or More/Election to be Treated as a
                  Convenience Claim............................................................................     47

ARTICLE XV                 PROVISIONS FOR TREATMENT OF INTERCOMPANY CLAIMS (CLASS 190).........................     48

         15.1     Treatment of Intercompany Claims (Class 190) ................................................     48

ARTICLE XVI                PROVISIONS FOR TREATMENT OF CONVENIENCE CLAIMS (CLASSES 191-375)....................     48

         16.1     Treatment of Convenience Claims (Classes 191 through 375)....................................     48

         16.2     Plan Currency Opportunity....................................................................     48

ARTICLE XVII               PROVISION FOR TREATMENT OF SUBORDINATED CLAIMS (CLASSES 376 - 382)..................     48

         17.1     Treatment of Allowed Subordinated Claims (Classes 376 through 382)...........................     48

         17.2     Contingent Distribution/Limitation on Recovery...............................................     48

ARTICLE XVIII              PROVISIONS FOR TREATMENT OF ENRON PREFERRED EQUITY INTERESTS (CLASS 383)............     49

         18.1     Treatment of Allowed Enron Preferred Equity Interests (Class 383)............................     49

         18.2     Contingent Distribution/Limitation on Recovery...............................................     49

         18.3     Cancellation of Enron Preferred Equity Interests and Exchanged Enron Preferred Stock.........     49

ARTICLE XIX                PROVISION FOR TREATMENT OF ENRON COMMON EQUITY INTERESTS (CLASS 384)................     50

         19.1     Treatment of Allowed Enron Common Equity Interests (Class 384)...............................     50

         19.2     Contingent Distribution to Common Equity Trust...............................................     50

         19.3     Cancellation of Enron Common Equity Interests and Exchanged Enron Common Stock...............     50

ARTICLE XX                 PROVISIONS FOR TREATMENT OF OTHER EQUITY INTERESTS (CLASS 385)......................     50

         20.1     Cancellation of Other Equity Interests (Class 385)...........................................     50

ARTICLE XXI                PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS UNDER THE PLAN..........................     51

         21.1     Objections to Claims; Prosecution of Disputed Claims.........................................     51
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         21.2     Estimation of Claims.........................................................................     51

         21.3     Payments and Distributions on Disputed Claims................................................     51

                  (a)      Disputed Claims Reserve.............................................................     51

                  (b)      Allowance of Disputed Claims........................................................     52

                  (c)      Tax Treatment of Escrow.............................................................     52

                  (d)      Funding of Escrow's Tax Obligation..................................................     52

ARTICLE XXII               THE LITIGATION TRUST................................................................     53

         22.1     Establishment of the Trust...................................................................     53

         22.2     Purpose of the Litigation Trust..............................................................     53

         22.3     Funding Expenses of the Litigation Trust.....................................................     53

         22.4     Transfer of Assets...........................................................................     53

         22.5     Valuation of Assets..........................................................................     54

         22.6     Litigation; Responsibilities of Litigation Trustee...........................................     54

         22.7     Investment Powers............................................................................     55

         22.8     Annual Distribution; Withholding.............................................................     55

         22.9     Reporting Duties.............................................................................     55

                  (a)      Federal Income Tax..................................................................     55

                  (b)      Allocations of Litigation Trust Taxable Income......................................     56

                  (c)      Other...............................................................................     56

         22.10    Trust Implementation.........................................................................     56

         22.11    Registry of Beneficial Interests.............................................................     56

         22.12    Termination..................................................................................     56

         22.13    Net Litigation Trust Recovery/Assignment of Claims...........................................     56

                  (a)      Net Judgment........................................................................     56

                  (b)      Assignment..........................................................................     57

                  (c)      Multiple Recoveries.................................................................     57

ARTICLE XXIII              THE SPECIAL LITIGATION TRUST........................................................     57

         23.1     Establishment of the Trust...................................................................     57

         23.2     Purpose of the Special Litigation Trust......................................................     57
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         23.3     Funding Expenses of the Special Litigation Trust.............................................     57

         23.4     Transfer of Assets...........................................................................     58

         23.5     Valuation of Assets..........................................................................     58

         23.6     Litigation of Assets; Responsibilities of Special Litigation Trustee.........................     58

         23.7     Investment Powers............................................................................     59

         23.8     Annual Distribution; Withholding.............................................................     59

         23.9     Reporting Duties.............................................................................     60

                  (a)      Federal Income Tax..................................................................     60

                  (b)      Allocations of Special Litigation Trust Taxable Income..............................     60

                  (c)      Other...............................................................................     60

         23.10    Trust Implementation.........................................................................     60

         23.11    Registry of Beneficial Interests.............................................................     61

         23.12    Termination..................................................................................     61

         23.13    Net Special Litigation Trust Recovery/Assignment of Claims...................................     61

                  (a)      Net Judgment........................................................................     61

                  (b)      Assignment..........................................................................     61

                  (c)      Multiple Recoveries.................................................................     61

ARTICLE XXIV               THE OPERATING TRUSTS................................................................     61

         24.1     Establishment of the Trusts..................................................................     61

         24.2     Purpose of the Operating Trusts..............................................................     62

         24.3     Funding Expenses of the Operating Trusts.....................................................     62

         24.4     Transfer of Assets...........................................................................     62

         24.5     Valuation of Assets..........................................................................     62

         24.6     Investment Powers............................................................................     63

         24.7     Annual Distribution; Withholding.............................................................     63

         24.8     Reporting Duties.............................................................................     63

                  (a)      Federal Income Tax..................................................................     63

                  (b)      Allocations of Operating Trusts Taxable Income......................................     64

                  (c)      Other...............................................................................     64
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         24.9     Trust Implementation.........................................................................     64

         24.10    Registry of Beneficial Interests.............................................................     64

         24.11    Termination..................................................................................     64

         24.12    Non-Transferability or Certification.........................................................     65

ARTICLE XXV                THE REMAINING ASSET TRUSTS..........................................................     65

         25.1     Establishment of the Trusts..................................................................     65

         25.2     Purpose of the Remaining Asset Trusts........................................................     65

         25.3     Funding Expenses of the Remaining Asset Trusts...............................................     65

         25.4     Transfer of Assets...........................................................................     65

         25.5     Valuation of Assets..........................................................................     66

         25.6     Investment Powers............................................................................     66

         25.7     Annual Distribution; Withholding.............................................................     66

         25.8     Reporting Duties.............................................................................     67

                  (a)      Federal Income Tax..................................................................     67

                  (b)      Allocations of Remaining Asset Trust Taxable Income.................................     67

                  (c)      Other...............................................................................     67

         25.9     Trust Implementation.........................................................................     67

         25.10    Registry of Beneficial Interests.............................................................     68

         25.11    Termination..................................................................................     68

         25.12    Non-Transferability or Certification.........................................................     68

ARTICLE XXVI               THE PREFERRED EQUITY TRUST..........................................................     68

         26.1     Establishment of the Trust...................................................................     68

         26.2     Purpose of the Preferred Equity Trust........................................................     69

         26.3     Funding Expenses of the Preferred Equity Trust...............................................     69

         26.4     Transfer of Preferred Stock..................................................................     69

         26.5     Investment Powers............................................................................     69

         26.6     Annual Distribution; Withholding.............................................................     70

         26.7     Reporting Duties.............................................................................     70

                  (a)      Federal Income Tax..................................................................     70
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                  (b)      Allocations of Preferred Equity Trust Taxable Income................................     70

                  (c)      Other...............................................................................     71

         26.8     Trust Implementation.........................................................................     71

         26.9     Registry of Beneficial Interests.............................................................     71

         26.10    Termination..................................................................................     71

         26.11    Non-Transferability or Certification.........................................................     71

ARTICLE XXVII              THE COMMON EQUITY TRUST.............................................................     72

         27.1     Establishment of the Trusts..................................................................     72

         27.2     Purpose of the Common Equity Trust...........................................................     72

         27.3     Funding Expenses of the Common Equity Trust..................................................     72

         27.4     Transfer of Common Stock.....................................................................     72

         27.5     Investment Powers............................................................................     72

         27.6     Annual Distribution; Withholding.............................................................     73

         27.7     Reporting Duties.............................................................................     73

                  (a)      Federal Income Tax..................................................................     73

                  (b)      Allocations of Common Equity Trust Taxable Income...................................     73

                  (c)      Other...............................................................................     74

         27.8     Trust Implementation.........................................................................     74

         27.9     Registry of Beneficial Interests.............................................................     74

         27.10    Termination..................................................................................     74

         27.11    Non-Transferability or Certification.........................................................     75

ARTICLE XXVIII             PROSECUTION, COMPROMISE AND EXTINGUISHMENT OF CLAIMS HELD BY THE DEBTORS............     75

         28.1     Prosecution of Claims........................................................................     75

         28.2     Compromise of Certain Guaranty Claim Litigation..............................................     75

         28.3     Extinguishment of Certain Claims.............................................................     76

ARTICLE XXIX               ACCEPTANCE OR REJECTION OF PLAN; EFFECT OF REJECTION BY ONE OR MORE CLASSES OF
                           CLAIMS OR EQUITY INTEREST...........................................................     76

         29.1     Impaired Classes to Vote.....................................................................     76
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         29.2     Acceptance by Class of Creditors and Holders of Equity Interests.............................     76

         29.3     Cramdown.....................................................................................     77

ARTICLE XXX                IDENTIFICATION OF CLAIMS AND EQUITY INTERESTS IMPAIRED AND NOT IMPAIRED BY THE
                           PLAN................................................................................     77

         30.1     Impaired and Unimpaired Classes..............................................................     77

         30.2     Impaired Classes to Vote on Plan.............................................................     77

         30.3     Controversy Concerning Impairment............................................................     77

ARTICLE XXXI               PROVISIONS FOR THE ESTABLISHMENT AND MAINTENANCE OF DISBURSEMENT ACCOUNTS...........     77

         31.1     Establishment of Disbursement Account........................................................     77

         31.2     Maintenance of Disbursement Account(s).......................................................     77

ARTICLE XXXII              PROVISIONS REGARDING DISTRIBUTIONS..................................................     78

         32.1     Time and Manner of Distributions.............................................................     78

                  (a)      Initial Distributions of Cash.......................................................     78

                  (b)      Subsequent Distributions of Cash....................................................     78

                  (c)      Distributions of Plan Securities....................................................     78

                           (i)      Prisma.....................................................................     78

                           (ii)     CrossCountry...............................................................     79

                           (iii)    PGE........................................................................     79

                  (d)      Recalculation of Distributive Assets, Guaranty Distributive Assets and
                           Intercompany Distributive Assets....................................................     79

                  (e)      Prior and Subsequent Bankruptcy Court Orders Regarding Non-Conforming
                           Distributions.......................................................................     80

         32.2     Timeliness of Payments.......................................................................     80

         32.3     Distributions by the Disbursing Agent........................................................     80

         32.4     Manner of Payment under the Plan.............................................................     80

         32.5     Delivery of Distributions....................................................................     80

         32.6     Fractional Securities........................................................................     80

         32.7     Undeliverable Distributions..................................................................     81

                  (a)      Holding of Undeliverable Distributions..............................................     81
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                  (b)      Failure to Claim Undeliverable Distributions........................................     81

         32.8     Compliance with Tax Requirements.............................................................     81

         32.9     Time Bar to Cash Payments....................................................................     81

         32.10    Distributions After Effective Date...........................................................     82

         32.11    Setoffs......................................................................................     82

         32.12    Allocation of Plan Distributions Between Principal and Interest..............................     82

         32.13    Surrender of Instruments.....................................................................     82

         32.14    Cancellation of Existing Securities and Agreements...........................................     82

         32.15    Certain Indenture Trustee Fees and Expenses..................................................     83

         32.16    Cancellation of PGE, CrossCountry and Prisma Securities......................................     83

         32.17    Record Date..................................................................................     83

ARTICLE XXXIII             COMMITTEES, EXAMINERS, MEDIATOR AND EMPLOYEE COUNSEL................................     84

         33.1     Creditors' Committee - Term and Fees.........................................................     84

         33.2     Employee Committee - Term and Fees...........................................................     84

         33.4     Fee Committee - Term and Fees................................................................     85

         33.5     Mediator - Term and Fees.....................................................................     86

         33.6     Employee Counsel.............................................................................     86

ARTICLE XXXIV              EXECUTORY CONTRACTS AND UNEXPIRED LEASES............................................     86

         34.1     Rejection of Executory Contracts and Unexpired Leases........................................     86

         34.2     Cure of Defaults for Assumed Executory Contracts and Unexpired Leases........................     86

         34.3     Rejection of Intercompany Trading Contracts..................................................     87

         34.4     Rejection Damage Claims......................................................................     87

         34.5     Indemnification and Reimbursement Obligations................................................     87

         34.6     Rejection of TOPRS-Related Agreements........................................................     88

ARTICLE XXXV               RIGHTS AND POWERS OF DISBURSING AGENT...............................................     88

         35.1     Exculpation..................................................................................     88

         35.2     Powers of the Disbursing Agent...............................................................     88

         35.3     Fees and Expenses Incurred From and After the Effective Date.................................     89

ARTICLE XXXVI              THE REORGANIZED DEBTOR PLAN ADMINISTRATOR...........................................     89
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         36.1     Appointment of Reorganized Debtor Plan Administrator.........................................     89

         36.2     Responsibilities of the Reorganized Debtor Plan Administrator................................     89

         36.3     Powers of the Reorganized Debtor Plan Administrator..........................................     89

         36.4     Compensation of the Reorganized Debtor Plan Administrator....................................     90

         36.5     Termination of Reorganized Debtor Plan Administrator.........................................     90

ARTICLE XXXVII             CONDITIONS PRECEDENT TO EFFECTIVE DATE OF THE PLAN; IMPLEMENTATION PROVISIONS.......     90

         37.1     Conditions Precedent to Effective Date of the Plan...........................................     90

                  (a)      Entry of the Confirmation Order.....................................................     90

                  (b)      Execution of Documents; Other Actions...............................................     90

                  (c)      Prisma Consents Obtained............................................................     90

                  (d)      CrossCountry Consents Obtained......................................................     90

                  (e)      PGE Approval........................................................................     90

         37.2     Waiver of Conditions Precedent...............................................................     90

         37.3     Alternative Structures.......................................................................     91

ARTICLE XXXVIII            RETENTION OF JURISDICTION...........................................................     91

         38.1     Retention of Jurisdiction....................................................................     91

ARTICLE XXXIX              MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN.................................     92

         39.1     Modification of Plan.........................................................................     92

         39.2     Revocation or Withdrawal.....................................................................     93

ARTICLE XL                 PROVISION FOR MANAGEMENT............................................................     93

         40.1     Reorganized Debtors Directors................................................................     93

         40.2     Operating Entities Directors.................................................................     93

ARTICLE XLI                ARTICLES OF INCORPORATION AND BY-LAWS OF THE DEBTORS; CORPORATE ACTION..............     94

         41.1     Amendment of Articles of Incorporation and By-Laws...........................................     94

         41.2     Corporate Action.............................................................................     94

ARTICLE XLII               MISCELLANEOUS PROVISIONS............................................................     94

         42.1     Title to Assets..............................................................................     94
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         42.2     Distribution of Reserved Funds...............................................................     94

         42.3     Discharge of Debtors.........................................................................     95

         42.4     Injunction on Claims.........................................................................     95

         42.5     Term of Existing Injunctions or Stays........................................................     96

         42.6     Limited Release of Directors, Officers and Employees.........................................     96

         42.7     Exculpation..................................................................................     97

         42.8     Preservation of Rights of Action.............................................................     97

         42.9     Injunction on Actions........................................................................     97

         42.10    Payment of Statutory Fees....................................................................     98

         42.11    Retiree Benefits.............................................................................     98

         42.12    Retention of Documents.......................................................................     98

         42.13    Post-Confirmation Date Fees and Expenses.....................................................     98

         42.14    Severability.................................................................................     98

         42.15    Governing Law................................................................................     99

         42.16    Notices......................................................................................     99

         42.17    Closing of Cases.............................................................................     99

         42.18    Section Headings.............................................................................     99

         42.19    Exemption from Registration..................................................................    100

         42.20    Exemption from Transfer Taxes................................................................    100

         42.21    Inconsistencies..............................................................................    100

EXHIBIT A                  ALLOWED ENA DEBENTURE CLAIMS........................................................    A-1

EXHIBIT B                  ALLOWED ENRON SENIOR NOTE CLAIMS....................................................    B-1

EXHIBIT C                  ALLOWED ENRON SUBORDINATED CLAIM....................................................    C-1

EXHIBIT D                  ALLOWED ENRON TOPRS DEBENTURE CLAIM.................................................    D-1

EXHIBIT E                  ALLOWED ETS DEBENTURE CLAIM.........................................................    E-1

EXHIBIT F                  CONVENIENCE CLAIM DISTRIBUTION PERCENTAGE...........................................    F-1

EXHIBIT G                  LIST OF PRISMA ASSETS...............................................................    G-1

EXHIBIT H                  CLASSES OF GENERAL UNSECURED CLAIMS.................................................    H-1

EXHIBIT I                  CLASSES OF CONVENIENCE CLAIMS.......................................................    I-1
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EXHIBIT J                  CLASSES OF SUBORDINATED CLAIMS......................................................    J-1

EXHIBIT K                  SENIOR INDEBTEDNESS.................................................................    K-1
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      Enron Metals & Commodity Corp., Enron Corp., Enron North America Corp.,
Enron Power Marketing, Inc., PBOG Corp., Smith Street Land Company, Enron
Broadband Services, Inc., Enron Energy Services Operations, Inc., Enron Energy
Marketing Corp., Enron Energy Services, Inc., Enron Energy Services, LLC, Enron
Transportation Services Company, BAM Lease Company, ENA Asset Holdings L.P.,
Enron Gas Liquids, Inc., Enron Global Markets LLC, Enron Net Works LLC, Enron
Industrial Markets LLC, Operational Energy Corp., Enron Engineering &
Construction Company, Enron Engineering & Operational Services Company, Garden
State Paper Company, LLC, Palm Beach Development Company, L.L.C., Tenant
Services, Inc., Enron Energy Information Solutions, Inc., EESO Merchant
Investments, Inc., Enron Federal Solutions, Inc., Enron Freight Markets Corp.,
Enron Broadband Services, L.P., Enron Energy Services North America, Inc., Enron
LNG Marketing LLC, Calypso Pipeline, LLC, Enron Global LNG LLC, Enron
International Fuel Management Company, Enron Natural Gas Marketing Corp., ENA
Upstream Company LLC, Enron Liquid Fuels, Inc., Enron LNG Shipping Company,
Enron Property & Services Corp., Enron Capital & Trade Resources International
Corp., Enron Communications Leasing Corp., Enron Wind Corp., Enron Wind Systems,
Inc., Enron Wind Energy Systems Corp., Enron Wind Maintenance Corp., Enron Wind
Constructors Corp., EREC Subsidiary I, LLC, EREC Subsidiary II, LLC, EREC
Subsidiary III, LLC, EREC Subsidiary IV, LLC, EREC Subsidiary V, LLC, Intratex
Gas Company, Enron Processing Properties, Inc., Enron Methanol Company, Enron
Ventures Corp., Enron Mauritius Company, Enron India Holdings Ltd., Offshore
Power Production C.V., The New Energy Trading Company, EES Service Holdings,
Inc., Enron Wind Development LLC, ZWHC LLC, Zond Pacific, LLC, Enron Reserve
Acquisition Corp., EPC Estates Services, Inc., f/k/a National Energy Production
Corporation, Enron Power & Industrial Construction Company, NEPCO Power
Procurement Company, NEPCO Services International, Inc., San Juan Gas Company,
Inc., EBF LLC, Zond Minnesota Construction Company LLC, Enron Fuels
International, Inc., E Power Holdings Corp., EFS Construction Management
Services, Inc., Enron Management, Inc., Enron Expat Services, Inc., Artemis
Associates, LLC, Clinton Energy Management Services, Inc., LINGTEC Constructors
L.P., EGS New Ventures Corp., Louisiana Gas Marketing Company, Louisiana
Resources Company, LGMI, Inc., LRCI, Inc., Enron Communications Group, Inc.,
EnRock Management, LLC, ECI-Texas, L.P., EnRock, L.P., ECI-Nevada Corp., Enron
Alligator Alley Pipeline Company, Enron Wind Storm Lake I LLC, ECT Merchant
Investments Corp., EnronOnLine, LLC, St. Charles Development Company, L.L.C.,
Calcasieu Development Company, L.L.C., Calvert City Power I, L.L.C., Enron ACS,
Inc., LOA, Inc., Enron India LLC, Enron International Inc., Enron International
Holdings Corp., Enron Middle East LLC, Enron WarpSpeed Services, Inc., Modulus
Technologies, Inc., Enron Telecommunications, Inc., DataSystems Group, Inc. Risk
Management & Trading Corp., Omicron Enterprises, Inc., EFS I, Inc., EFS II,
Inc., EFS III, Inc., EFS V, Inc., EFS VI, L.P., EFS VII, Inc., EFS IX, Inc., EFS
X, Inc., EFS XI, Inc., EFS XII, Inc., EFS XV, Inc., EFS XVII, Inc., Jovinole
Associates, EFS Holdings, Inc., Enron Operations Services Corp., Green Power
Partners I LLC, TLS Investors, L.L.C., ECT Securities Limited Partnership, ECT
Securities LP Corp., ECT Securities GP Corp., KUCC Cleburne, LLC, Enron
International Asset Management Corp., Enron Brazil Power Holdings XI Ltd., Enron
Holding Company L.L.C., Enron Development Management Ltd., Enron International
Korea Holdings Corp., Enron Caribe VI Holdings Ltd., Enron International Asia
Corp., Enron Brazil Power Investments XI Ltd., Paulista Electrical Distribution,
L.L.C., Enron Pipeline Construction Services Company, Enron Pipeline Services
Company, Enron Trailblazer Pipeline Company, Enron Liquid Services Corp., Enron

Machine and Mechanical Services, Inc., Enron Commercial Finance Ltd., Enron Permian Gathering Inc., Transwestern Gathering Company, Enron Gathering Company, EGP Fuels Company, Enron Asset Management Resources, Inc., Enron Brazil Power Holdings I Ltd., Enron do Brazil Holdings Ltd., Enron Wind Storm Lake II LLC, Enron Renewable Energy Corp., Enron Acquisition III Corp., Enron Wind Lake Benton LLC, Superior Construction Company, EFS IV, Inc., EFS VIII, Inc., EFS XIII, Inc., Enron Credit Inc., Enron Power Corp., Richmond Power Enterprise, L.P., ECT Strategic Value Corp., Enron Development Funding Ltd., Atlantic Commercial Finance, Inc., The Protane Corporation, Enron Asia Pacific/Africa/China LLC, Enron Development Corp., ET Power 3 LLC, Nowa Sarzyna Holding B.V., Enron South America LLC, Enron Global Power & Pipelines LLC, Portland General Holdings, Inc., Portland Transition Company, Inc., Cabazon Power Partners LLC, Cabazon Holdings LLC, Enron Caribbean Basin LLC, Victory Garden Power Partners I LLC, Oswego Cogen Company, LLC and Enron Equipment & Procurement Company hereby propose the following joint chapter 11 plan pursuant to section 1121(a) of the Bankruptcy Code.

                                    ARTICLE I

                                   DEFINITIONS

            As used in the Plan, the following terms shall have the respective meanings specified below and be equally applicable to the singular and plural of terms defined:

      1.1 ACCEPTING GUARANTY CLAIMS: All Claims that are within the Classes of Guaranty Claims which are determined to be accepting Classes in accordance with section 1126 of the Bankruptcy Code.

      1.2 ACFI: Atlantic Commercial Finance, Inc., a Delaware corporation.

      1.3 ACFI GUARANTY CLAIM: Any Unsecured Claim, other than an Intercompany Claim, against ACFI arising from or relating to an agreement by ACFI to guarantee or otherwise satisfy the obligations of another Debtor, including, without limitation, any Claim arising from or relating to rights of contribution or reimbursement.

      1.4 ACFI GUARANTY DISTRIBUTIVE ASSETS: The Plan Currency to be made available to holders of Allowed ACFI Guaranty Claims in an amount equal to the sum of (A) the product of (i) seventy percent (70%) times (ii) the lesser of (a) the sum of ACFI Guaranty Claims and (b) the product of (y) the Value of ACFI's Assets minus an amount equal to the sum of (1) one hundred percent (100%) of ACFI's Administrative Expense Claims, Secured Claims and Priority Claims plus
(2) an amount equal to the product of ACFI's Convenience Claim Distribution Percentage times ACFI's Convenience Claims times (z) a fraction, the numerator of which is equal to the amount of ACFI Guaranty Claims and the denominator of which is equal to the sum of ACFI's (1) General Unsecured Claims, (2) ACFI Guaranty Claims and (3) Intercompany Claims plus, in the event that Class 188 votes to accept the Plan in accordance with section 1126 of the Bankruptcy Code,
(B) the product of (i) thirty percent (30%) times (ii) the Value of all of the Debtors' Assets, calculated as if the Debtors' chapter 11 estates were substantively consolidated, minus an amount equal to the sum of (1) one hundred percent (100%) of all Debtors' Administrative Expense Claims, Secured Claims and Priority Claims, calculated on a

Consolidated Basis, plus (2) the sum of the products of each Debtor's Convenience Claims times its respective Convenience Claim Distribution Percentage times (iii) a fraction, the numerator of which is equal to fifty percent (50%) times an amount equal to the sum of the lesser of, calculated on a Claim-by-Claim basis, (1) the amount of ACFI Guaranty Claims and (2) the corresponding primary General Unsecured Claim, calculated on a Consolidated Basis, and the denominator of which is equal to the sum of the amount of (y) all Debtors' General Unsecured Claims, calculated on a Consolidated Basis and (z) fifty percent (50%) of all Accepting Guaranty Claims; provided, however, that, for purposes of calculating "ACFI Guaranty Distributive Assets", such calculation shall not include the Assets of or the General Unsecured Claims against either of the Portland Debtors.

      1.5 ADMINISTRATIVE EXPENSE CLAIM: Any Claim constituting a cost or expense of administration of the Chapter 11 Cases asserted or authorized to be asserted in accordance with sections 503(b) and 507(a)(1) of the Bankruptcy Code during the period up to and including the Effective Date, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the businesses of the Debtors in Possession, any costs and expenses of the Debtors in Possession for the management, maintenance, preservation, sale or other disposition of any assets, the administration and implementation of the Plan, the administration, prosecution or defense of Claims by or against the Debtors and for distributions under the Plan, any guarantees or indemnification obligations extended by the Debtors in Possession, any Claims for reclamation in accordance with section 546(c)(2) of the Bankruptcy Code allowed pursuant to Final Order, any Claims for compensation and reimbursement of expenses arising during the period from and after the respective Petition Dates and prior to the Effective Date and awarded by the Bankruptcy Court in accordance with sections 328, 330, 331 or 503(b) of the Bankruptcy Code or otherwise in accordance with the provisions of the Plan, whether fixed before or after the Effective Date, and any fees or charges assessed against the Debtors' estates pursuant to section 1930, chapter 123, Title 28, United States Code.

      1.6 AFFILIATE: Any Entity that is an "affiliate" of any of the Debtors within the meaning of section 101(2) of the Bankruptcy Code.

      1.7 ALLOWED ADMINISTRATIVE EXPENSE CLAIM: An Administrative Expense Claim, to the extent it is or has become an Allowed Claim.

      1.8 ALLOWED CLAIM/ALLOWED EQUITY INTEREST: Any Claim against or Equity Interest in any of the Debtors or the Debtors' estates, (i) proof of which was filed on or before the date designated by the Bankruptcy Court as the last date for filing such proof of claim against or equity interest in any such Debtor or such Debtor's estate, (ii) if no proof of Claim or Equity Interest has been timely filed, which has been or hereafter is listed by such Debtor in its Schedules as liquidated in amount and not disputed or contingent or (iii) any Equity Interest registered in the stock register maintained by or on behalf of the Debtors as of the Record Date, in each such case in clauses (i), (ii) and
(iii) above, a Claim or Equity Interest as to which no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, or as to which an objection has been interposed and such Claim has been allowed in whole or in part by a Final Order. For purposes of determining the amount of an "Allowed Claim", there shall be deducted therefrom an amount equal to the amount of any claim which the Debtors may hold against the holder thereof, to the extent such claim may be set off pursuant to applicable non-bankruptcy law. Without in any way limiting the foregoing, "Allowed Claim" shall include any Claim arising from the recovery of property in accordance with sections 550 and 553 of the Bankruptcy Code and allowed in accordance with section 502(h) of the Bankruptcy Code, any Claim allowed under or pursuant to the terms of the Plan or any Claim to the extent that it has been allowed pursuant to a Final Order; provided, however, that (i) Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" hereunder unless otherwise specified herein or by order of the Bankruptcy Court, (ii) for any purpose under the Plan, "Allowed Claim" shall not include interest, penalties, or late charges arising from or relating to the period from and after the Petition Date and (iii) "Allowed Claim" shall not include any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code.

      1.9 ALLOWED CONVENIENCE CLAIM: A Convenience Claim, to the extent it is or has become an Allowed Claim.

      1.10 ALLOWED ENA DEBENTURE CLAIM: An ENA Debenture Claim, to the extent it is or has become an Allowed Claim and set forth on Exhibit "A" hereto.

      1.11 ALLOWED ENRON COMMON EQUITY INTEREST: An Enron Common Equity Interest, to the extent it is or has become an Allowed Equity Interest.

      1.12 ALLOWED ENRON GUARANTY CLAIM: An Enron Guaranty Claim, to the extent it is or has become an Allowed Claim.

      1.13 ALLOWED ENRON PREFERRED EQUITY INTEREST: An Enron Preferred Equity Interest, to the extent it is or has become an Allowed Equity Interest.

      1.14 ALLOWED ENRON SENIOR NOTE CLAIM: An Enron Senior Note Claim, to the extent it is or has become an Allowed Claim and set forth on Exhibit "B" hereto.

      1.15 ALLOWED ENRON SUBORDINATED DEBENTURE CLAIM: An Enron Subordinated Debenture Claim, to the extent it is or has become an Allowed Claim and set forth on Exhibit "C" hereto.

      1.16 ALLOWED ENRON TOPRS DEBENTURE CLAIM: An Enron TOPRS Debenture Claim, to the extent it is or has become an Allowed Claim and set forth on Exhibit "D" hereto.

      1.17 ALLOWED ENRON TOPRS SUBORDINATED GUARANTY CLAIM: An Enron TOPRS Subordinated Guaranty Claim, to the extent it is or has become an Allowed Claim.

      1.18 ALLOWED ETS DEBENTURE CLAIM: An ETS Debenture Claim, to the extent it is or has become an Allowed Claim and set forth on Exhibit "E" hereto.

      1.19 ALLOWED GENERAL UNSECURED CLAIM: A General Unsecured Claim, to the extent it is or has become an Allowed Claim.

      1.20 ALLOWED GUARANTY CLAIM: A Guaranty Claim, to the extent it is or has become an Allowed Claim.

      1.21 ALLOWED INTERCOMPANY CLAIM: An Intercompany Claim, to the extent it is or has become an Allowed Claim.

      1.22 ALLOWED OTHER SUBORDINATED CLAIM: An Other Subordinated Claim, to the extent it is or has become an Allowed Claim.

      1.23 ALLOWED PRIORITY CLAIM: A Priority Claim, to the extent it is or has become an Allowed Claim.

      1.24 ALLOWED PRIORITY NON-TAX CLAIM: A Priority Non-Tax Claim, to the extent it is or has become an Allowed Claim.

      1.25 ALLOWED PRIORITY TAX CLAIM: A Priority Tax Claim, to the extent it is or has become an Allowed Claim.

      1.26 ALLOWED SECURED CLAIM: A Secured Claim, to the extent it is or has become an Allowed Claim.

      1.27 ALLOWED SECTION 510 ENRON COMMON EQUITY INTEREST CLAIM: A Section 510 Enron Common Equity Interest Claim, to the extent it is or has become an Allowed Claim.

      1.28 ALLOWED SECTION 510 ENRON PREFERRED EQUITY INTEREST CLAIM: A Section 510 Enron Preferred Equity Interest Claim, to the extent it is or has become an Allowed Claim.

      1.29 ALLOWED SECTION 510 ENRON SENIOR NOTES CLAIM: A Section 510 Enron Senior Notes Claim, to the extent it is or has become an Allowed Claim.

      1.30 ALLOWED SECTION 510 ENRON SUBORDINATED DEBENTURE CLAIM: A Section 510 Enron Subordinated Debenture Claim, to the extent it is or has become an Allowed Claim.

      1.31 ALLOWED WIND GUARANTY CLAIM: A Wind Guaranty Claim, to the extent it is or has become an Allowed Claim.

      1.32 ASSETS: All "property" of a Debtor's estate, as defined in section 541 of the Bankruptcy Code, including such property as is reflected on such Debtor's books and records as of the date of the Disclosure Statement Order; provided, however, that "Assets" shall not include Litigation Trust Claims, Special Litigation Trust Claims, claims and causes of action which are the subject of the Severance Settlement Fund Litigation or such other property otherwise provided for in the Plan or by a Final Order.

      1.33 ASSUMPTION SCHEDULE: The list of executory contracts and unexpired leases to be assumed in accordance with section 365 of the Bankruptcy Code and
Article XXXIV of the Plan and filed with the Bankruptcy Court pursuant to the provisions of Article XXXIV of the Plan.

      1.34 BALLOT: The form distributed to each holder of an impaired Claim on which is to be indicated acceptance or rejection of the Plan.

      1.35 BALLOT DATE: The date established by the Bankruptcy Court and set forth in the Disclosure Statement Order for the submission of Ballots and the election of alternative treatments pursuant to the terms and provisions of the Plan.

      1.36 BANKRUPTCY CODE: The Bankruptcy Reform Act of 1978, as amended, to the extent codified in Title 11, United States Code, as applicable to the Chapter 11 Cases.

      1.37 BANKRUPTCY COURT: The United States Bankruptcy Court for the Southern District of New York or such other court having jurisdiction over the Chapter 11 Cases.

      1.38 BANKRUPTCY RULES: The Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of Title 28 of the United States Code, and any Local Rules of the Bankruptcy Court, as amended, as applicable to the Chapter 11 Cases.

      1.39 BUSINESS DAY: A day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

      1.40 CASE MANAGEMENT ORDER: The Second Amended Case Management Order Establishing, Among Other Things, Noticing Electronic Procedures, Hearing Dates, Independent Website and Alternative Methods of Participation at Hearings, dated December 17, 2002, entered by the Bankruptcy Court.

      1.41 CASH: Lawful currency of the United States of America.

      1.42 CASH EQUIVALENTS: Equivalents of Cash in the form of readily marketable securities or instruments issued by a person other than the Debtors, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody's Rating of "A" or better, or equivalent rating of any other nationally recognized rating service, or interest-bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders' equity or equivalent capital of not less than One Hundred Million Dollars ($100,000,000.00), having maturities of not more than one (1) year, at the then best generally available rates of interest for like amounts and like periods.

      1.43 CHAPTER 11 CASES: The cases commenced under chapter 11 of the Bankruptcy Code by the Debtors on or after the Initial Petition Date, styled In re Enron Corp. et al., Chapter 11 Case No. 01-16034 (AJG), Jointly Administered, currently pending before the Bankruptcy Court.

      1.44 CLAIM: Any right to payment from the Debtors or from property of the Debtors or their estates, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown or asserted; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors or from property of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

      1.45 CLASS: A category of holders of Claims or Equity Interests set forth in Article IV of the Plan.

      1.46 CLASS ACTIONS: The litigations styled (1) In re Enron Corporation Securities, Derivative and "ERISA" Litigation, Case No. MDL 1446, (2) Newby, et al. v. Enron Corporation, et al., Civil Action No. H-01-3624, (3) Tittle, et al.
v. Enron Corp., et al., Civil Action No. H-01-3913, (4) American National Insurance Company, et al. v. Arthur Andersen, LLP, et al., Civil Action No. G-02585, (5) American National Insurance Company, et al. v. Citigroup, Inc., et al., Civil Action No. G-02-723, (6) Blaz, et al. v. Robert A. Belfer, et al., Civil Action No. H-02-1150, (7) Pearson, et al. v. Fastow, et al., Civil Action No. H-02-3786, (8) Rosen, et al. v. Fastow, et al., Civil Action No. H-02-3787,
(9) Ahlich, et al. v. Arthur Andersen LLP, et al., Civil Action No. H-02-3794,
(10) Silvercreek Management, Inc., et al. v. Salomon Smith Barney, Inc., et al., Civil Action No. H-02-3185, and (11) such other actions which may be pending and become consolidated for administrative purposes in the United States District Court for the Southern District of Texas, Houston Division.

      1.47 COLLATERAL: Any property or interest in property of the estates of any of the Debtors that is subject to an unavoidable Lien to secure the payment or performance of a Claim.

      1.48 COMMON EQUITY INTEREST: A common Equity Interest.

      1.49 COMMON EQUITY TRUST: The Entity to be created on or prior to the Effective Date to hold the Exchanged Enron Common Stock for the benefit of the holders of Enron Common Equity Trust Interests.

      1.50 COMMON EQUITY TRUSTEE: Stephen Forbes Cooper, LLC, or such other Entity appointed by the Bankruptcy Court to administer the Common Equity Trust in accordance with the terms and provisions of Article XXVII of the Plan and the Common Equity Trust Agreement.

      1.51 COMMON EQUITY TRUST AGREEMENT: The trust agreement, which agreement shall be in form and substance satisfactory to the Creditors' Committee and substantially in the form contained in the Plan Supplement.

      1.52 COMMON EQUITY TRUST BOARD: The Persons selected by the Debtors, after consultation with the Creditors' Committee, and appointed by the Bankruptcy Court, or any replacements thereafter selected in accordance with the provisions of the Common Equity Trust Agreement.

      1.53 COMMON EQUITY TRUST INTERESTS: The beneficial interests in the Common Equity Trust, in a number equal to the outstanding shares of Exchanged Enron Common Stock, to be allocated to holders of Allowed Enron Common Equity Interests.

      1.54 CONFIRMATION DATE: The date the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court with respect to the Chapter 11 Cases.

      1.55 CONFIRMATION HEARING: The hearing to consider confirmation of the Plan in accordance with section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

      1.56 CONFIRMATION ORDER: The order of the Bankruptcy Court confirming the Plan.

      1.57 CONSOLIDATED BASIS: With respect to any Claims (a) asserted by an Entity against two or more Debtors and (b) arising from or related to the same liability, or on the basis of secondary liability, co-liability or joint liability, for certain purposes of the Plan, such Claims shall be deemed to be treated as a single Claim of such Entity against the Debtors as if the Debtors' estates were substantively consolidated.

      1.58 CONVENIENCE CLAIM: Except as provided in Section 16.2 of the Plan, any Claim equal to or less than Fifty Thousand Dollars ($50,000.00) or greater than Fifty Thousand Dollars ($50,000.00) but, with respect to which, the holder thereof voluntarily reduces the Claim to Fifty Thousand Dollars ($50,000.00) on the Ballot; provided, however, that, for purposes of the Plan and the distributions to be made hereunder, "Convenience Claim" shall not include (i) an Enron Senior Note Claim, (ii) an Enron Subordinated Debenture Claim, (iii) an ETS Debenture Claim, (iv) an ENA Debenture Claim, (v) an Enron TOPRS Debenture Claim and (vi) any other Claim that is a component of a larger Claim, portions of which may be held by one or more holders of Allowed Claims.

      1.59 CONVENIENCE CLAIM DISTRIBUTION PERCENTAGE: With respect to a Convenience Claim against an individual Debtor, the amount set forth opposite the appropriate Class listed on Exhibit "F" hereto, representing ninety percent (90%) of the estimated recovery of Distributive Assets that would be distributed in accordance with the provisions of the Plan on account of an Allowed General Unsecured Claim against such Debtor, all as set forth in the Disclosure Statement.

      1.60 CREDITOR: Any Person or Entity holding a Claim against the Debtors' estates or, pursuant to section 102(2) of the Bankruptcy Code, against property of the Debtors that arose or is deemed to have arisen on or prior to the Petition Date, including, without limitation, a Claim against any of the Debtors or Debtors in Possession of a kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

      1.61 CREDITOR CASH: At any time, the excess, if any, of (a) all Cash and Cash Equivalents in the Disbursement Account(s) over (b) such amounts of Cash
(i) reasonably determined by the Disbursing Agent as necessary to satisfy, in accordance with the terms and conditions of the Plan, Administrative Expense Claims, Priority Non-Tax Claims, Priority Tax Claims, Convenience Claims and Secured Claims, (ii) necessary to fund the Litigation Trust and the Special Litigation Trust in accordance with Articles XXII and XXIII of the Plan, respectively, (iii) necessary to make pro rata distributions to holders of Disputed Claims as if such Disputed Claims were, at such time, Allowed Claims and (iv) such other amounts reasonably determined by the Reorganized Debtors as necessary to fund the ongoing operations of the Reorganized Debtors or the Remaining Asset Trusts, as the case may be, during the period from the Effective Date up to and including such later date as the Reorganized Debtor Plan Administrator shall reasonably determine; provided, however, that, on the Effective Date,

Creditor Cash shall be equal to or greater than the amount of Creditor Cash projected in the Disclosure Statement to be available as of the Effective Date; and, provided, further, that such projected amount of Creditor Cash shall be reduced, on a dollar-for-dollar basis, to the extent of any distributions of Cash made by the Debtors to Creditors, pursuant to a Final Order, during the period from the Confirmation Date up to and including the Effective Date.

      1.62 CREDITORS' COMMITTEE: The statutory committee of creditors holding Unsecured Claims appointed in the Chapter 11 Cases pursuant to section 1102(a)(1) of the Bankruptcy Code, as reconstituted from time to time.

      1.63 CROSSCOUNTRY: CrossCountry Energy Corp., a Delaware corporation, formed on or prior to the Effective Date, the assets of which shall consist of the CrossCountry Assets.

      1.64 CROSSCOUNTRY ASSETS: The assets to be contributed into or transferred to CrossCountry, including, without limitation, (a) (i) eight hundred (800) shares of common stock of Transwestern Holding Company, Inc., having a par value of $0.01 per share, (ii) five hundred (500) shares of Class B common stock of Citrus Corp., having a par value of $1.00 per share, (iii) four hundred (400) shares of common stock of Northern Plains Natural Gas Company, having a par value of $1.00 per share, (iv) one thousand (1000) shares of common stock of CGNN Holding Company, Inc., having a par value of $0.01 per share, and (v) one thousand (1000) shares of common stock of NBP Services Corporation, having a par value of $1.00 per share; provided, however, that, in the event that, during the period from the date of the Disclosure Statement Order up to and including the date of the initial distribution of Plan Securities pursuant to the terms and provisions of Section 32.1(c) hereof, the Debtors, with the consent of the Creditors' Committee, determine not to include in CrossCountry a particular asset set forth above, the Debtors shall file a notice thereof with the Bankruptcy Court and the Value of the CrossCountry Common Stock shall be reduced by the Value attributable to such asset, as set forth in the Disclosure Statement or determined by the Bankruptcy Court at the Confirmation Hearing, and
(b) such other assets as the Debtors, with the consent of the Creditors' Committee, determine on or prior to the date of the initial distribution of Plan Securities pursuant to the terms and provisions of Section 32.1(c) hereof to include in CrossCountry and the Value of the CrossCountry Common Stock shall be increased by the Value attributable to any such assets.

      1.65 CROSSCOUNTRY BY-LAWS: The by-laws of CrossCountry, which by-laws shall be in form and substance satisfactory to the Creditors' Committee and in substantially the form included in the Plan Supplement.

      1.66 CROSSCOUNTRY CERTIFICATE OF INCORPORATION: The Certificate of Incorporation of CrossCountry, which certificate of incorporation shall be in form and substance satisfactory to the Creditors' Committee and in substantially the form included in the Plan Supplement.

      1.67 CROSSCOUNTRY COMMON STOCK: The shares of CrossCountry Common Stock authorized and to be issued pursuant to the Plan, which shares shall have a par value of $0.01 per share, of which one hundred million (100,000,000) shares shall be authorized and of which seventy-five million (75,000,000) shares shall be issued pursuant to the Plan, and such other rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable non-bankruptcy law or the CrossCountry Certificate of Incorporation or the CrossCountry By-laws.

      1.68 CROSSCOUNTRY TRUST: The Entity, if jointly determined by the Debtors' and the Creditors' Committee, to be created on or subsequent to the Confirmation Date, but prior to the Effective Date, in addition to the creation of CrossCountry, and to which Entity shall be conveyed one hundred percent (100%) of the CrossCountry Common Stock.

      1.69 CROSSCOUNTRY TRUST AGREEMENT: In the event the CrossCountry Trust is created, the CrossCountry Trust Agreement, which agreement shall be in form and substance satisfactory to the Creditors' Committee and substantially in the form contained in the Plan Supplement, pursuant to which the CrossCountry Trust Board and the CrossCountry Trustee shall manage, administer, operate and liquidate the assets contained in the CrossCountry Trust and distribute the proceeds thereof or the CrossCountry Common Stock.

      1.70 CROSSCOUNTRY TRUST BOARD: In the event the CrossCountry Trust is created, the Persons selected by the Debtors, after consultation with the Creditors' Committee, and appointed by the Bankruptcy Court, or any replacements thereafter selected in accordance with the provisions of the CrossCountry Trust Agreement.

      1.71 CROSSCOUNTRY TRUSTEE: In the event the CrossCountry Trust is created, Stephen Forbes Cooper, LLC, or such other Entity appointed by the CrossCountry Trust Board and approved by the Bankruptcy Court to administer the CrossCountry Trust in accordance with the provisions of Article XXIV hereof and the CrossCountry Trust Agreement.

      1.72 CROSSCOUNTRY TRUST INTERESTS: In the event the CrossCountry Trust is created, the seventy-five million (75,000,000) beneficial interests in CrossCountry to be allocated to holders of Allowed Claims.

      1.73 DEBTORS: Enron Metals & Commodity Corp., Enron Corp., Enron North America Corp., Enron Power Marketing, Inc., PBOG Corp., Smith Street Land Company, Enron Broadband Services, Inc., Enron Energy Services Operations, Inc., Enron Energy Marketing Corp., Enron Energy Services, Inc., Enron Energy Services, LLC, Enron Transportation Services Company, BAM Lease Company, ENA Asset Holdings L.P., Enron Gas Liquids, Inc., Enron Global Markets LLC, Enron Net Works LLC, Enron Industrial Markets LLC, Operational Energy Corp., Enron Engineering & Construction Company, Enron Engineering & Operational Services Company, Garden State Paper Company, LLC, Palm Beach Development Company, L.L.C., Tenant Services, Inc., Enron Energy Information Solutions, Inc., EESO Merchant Investments, Inc., Enron Federal Solutions, Inc., Enron Freight Markets Corp., Enron Broadband Services, L.P., Enron Energy Services North America, Inc., Enron LNG Marketing LLC, Calypso Pipeline, LLC, Enron Global LNG LLC, Enron International Fuel Management Company, Enron Natural Gas Marketing Corp., ENA Upstream Company LLC, Enron Liquid Fuels, Inc., Enron LNG Shipping Company, Enron Property & Services Corp., Enron Capital & Trade Resources International Corp., Enron Communications Leasing Corp., Enron Wind Corp., Enron Wind Systems, Inc., Enron Wind Energy Systems Corp., Enron Wind Maintenance Corp., Enron Wind Constructors Corp., EREC Subsidiary I, LLC, EREC Subsidiary II, LLC, EREC Subsidiary III, LLC, EREC Subsidiary IV, LLC, EREC Subsidiary V, LLC, Intratex Gas

Company, Enron Processing Properties, Inc., Enron Methanol Company, Enron Ventures Corp., Enron Mauritius Company, Enron India Holdings Ltd., Offshore Power Production C.V., The New Energy Trading Company, EES Service Holdings, Inc., Enron Wind Development LLC, ZWHC LLC, Zond Pacific, LLC, Enron Reserve Acquisition Corp., EPC Estates Services, Inc., f/k/a National Energy Production Corporation, Enron Power & Industrial Construction Company, NEPCO Power Procurement Company, NEPCO Services International, Inc., San Juan Gas Company, Inc., EBF LLC, Zond Minnesota Construction Company LLC, Enron Fuels International, Inc., E Power Holdings Corp., EFS Construction Management Services, Inc., Enron Management, Inc., Enron Expat Services, Inc., Artemis Associates, LLC, Clinton Energy Management Services, Inc., LINGTEC Constructors L.P., EGS New Ventures Corp., Louisiana Gas Marketing Company, Louisiana Resources Company, LGMI, Inc., LRCI, Inc., Enron Communications Group, Inc., EnRock Management, LLC, ECI-Texas, L.P., EnRock, L.P., ECI-Nevada Corp., Enron Alligator Alley Pipeline Company, Enron Wind Storm Lake I LLC, ECT Merchant Investments Corp., EnronOnLine, LLC, St. Charles Development Company, L.L.C., Calcasieu Development Company, L.L.C., Calvert City Power I, L.L.C., Enron ACS, Inc., LOA, Inc., Enron India LLC, Enron International Inc., Enron International Holdings Corp., Enron Middle East LLC, Enron WarpSpeed Services, Inc., Modulus Technologies, Inc., Enron Telecommunications, Inc., DataSystems Group, Inc. Risk Management & Trading Corp., Omicron Enterprises, Inc., EFS I, Inc., EFS II, Inc., EFS III, Inc., EFS V, Inc., EFS VI, L.P., EFS VII, Inc., EFS IX, Inc., EFS X, Inc., EFS XI, Inc., EFS XII, Inc., EFS XV, Inc., EFS XVII, Inc., Jovinole Associates, EFS Holdings, Inc., Enron Operations Services Corp., Green Power Partners I LLC, TLS Investors, L.L.C., ECT Securities Limited Partnership, ECT Securities LP Corp., ECT Securities GP Corp., KUCC Cleburne, LLC, Enron International Asset Management Corp., Enron Brazil Power Holdings XI Ltd., Enron Holding Company L.L.C., Enron Development Management Ltd., Enron International Korea Holdings Corp., Enron Caribe VI Holdings Ltd., Enron International Asia Corp., Enron Brazil Power Investments XI Ltd., Paulista Electrical Distribution, L.L.C., Enron Pipeline Construction Services Company, Enron Pipeline Services Company, Enron Trailblazer Pipeline Company, Enron Liquid Services Corp., Enron Machine and Mechanical Services, Inc., Enron Commercial Finance Ltd., Enron Permian Gathering Inc., Transwestern Gathering Company, Enron Gathering Company, EGP Fuels Company, Enron Asset Management Resources, Inc., Enron Brazil Power Holdings I Ltd., Enron do Brazil Holdings Ltd., Enron Wind Storm Lake II LLC, Enron Renewable Energy Corp., Enron Acquisition III Corp., Enron Wind Lake Benton LLC, Superior Construction Company, EFS IV, Inc., EFS VIII, Inc., EFS XIII, Inc., Enron Credit Inc., Enron Power Corp., Richmond Power Enterprise, L.P., ECT Strategic Value Corp., Enron Development Funding Ltd., Atlantic Commercial Finance, Inc., The Protane Corporation, Enron Asia Pacific/Africa/China LLC, Enron Development Corp., ET Power 3 LLC, Nowa Sarzyna Holding B.V., Enron South America LLC, Enron Global Power & Pipelines LLC, Portland General Holdings, Inc., Portland Transition Company, Inc., Cabazon Power Partners LLC, Cabazon Holdings LLC, Enron Caribbean Basin LLC, Victory Garden Power Partners I LLC, Oswego Cogen Company, LLC and Enron Equipment & Procurement Company.

      1.74 DEBTORS IN POSSESSION: The Debtors as debtors in possession pursuant to sections 1101(1) and 1107(a) of the Bankruptcy Code.

      1.75 DEFERRED COMPENSATION LITIGATION: The avoidance actions commenced or to be commenced by the Debtors in Possession or the Employee Committee, for and on behalf of the

Debtors' estates, in connection with payments made with respect to the Enron Corp. 1994 Deferral Plan and Enron Expat Services, Inc. 1998 Deferral Plan.

      1.76 DISBURSEMENT ACCOUNT(S): The account(s) to be established by the Reorganized Debtors on the Effective Date in accordance with Section 31.1 of the Plan, together with any interest earned thereon.

      1.77 DISBURSING AGENT: Solely in its capacity as agent of the Debtors to effectuate distributions pursuant to the Plan, the Reorganized Debtors, the Reorganized Debtor Plan Administrator or such other Entity as may be designated by the Debtors, with the consent of the Creditors' Committee, and appointed by the Bankruptcy Court and set forth in the Confirmation Order.

      1.78 DISCLOSURE STATEMENT: The disclosure statement for the Plan approved by the Bankruptcy Court in accordance with section 1125 of the Bankruptcy Code.

      1.79 DISCLOSURE STATEMENT ORDER: The Final Order of the Bankruptcy Court approving the Disclosure Statement in accordance with section 1125 of the Bankruptcy Code.

      1.80 DISPUTED CLAIM; DISPUTED EQUITY INTEREST: Any Claim against or Equity Interest in the Debtors, to the extent the allowance of such Claim or Equity Interest is the subject of a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Confirmation Order, or is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn, with prejudice, or determined by a Final Order.

      1.81 DISPUTED CLAIM AMOUNT: The lesser of (a) the liquidated amount set forth in the proof of claim filed with the Bankruptcy Court relating to a Disputed Claim, (b) if the Bankruptcy Court has estimated such Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, the amount of a Disputed Claim as estimated by the Bankruptcy Court, and (c) the amount of such Disputed Claim allowed by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Court, or zero, if such Disputed Claim is disallowed by the Bankruptcy Court pursuant to such section, in either case, regardless of whether the order or judgment allowing or disallowing such Claim has become a Final Order; provided, however, that, in the event that such Claim has been disallowed, but the order of disallowance has not yet become a Final Order, the Bankruptcy Court may require the Disbursing Agent to reserve Cash and Plan Securities in an amount equal to the Pro Rata Share that would be attributed to such Claim if it were an Allowed Claim, or a lesser amount, to the extent that the Bankruptcy Court, in its sole and absolute discretion, determines such reserve is necessary to protect the rights of such holder under all of the facts and circumstances relating to the order of disallowance and the appeal of such holder from such order.

      1.82 DISTRIBUTIVE ASSETS: The Plan Currency to be made available to holders of Allowed General Unsecured Claims of a Debtor in an amount equal to the sum of (A) the product of (i) seventy percent (70%) times (ii) the lesser of
(a) the sum of such Debtor's General Unsecured Claims and (b) the product of (y) the Value of such Debtor's Assets minus an amount equal to the sum of (1) one hundred percent (100%) of such Debtor's Administrative Expense

Claims, Secured Claims and Priority Claims plus (2) an amount equal to the product of such Debtor's Convenience Claim Distribution Percentage times such Convenience Claims times (z) a fraction, the numerator of which is equal to the amount of such Debtor's General Unsecured Claims and the denominator of which is equal to the sum of such Debtor's (1) General Unsecured Claims, (2) Guaranty Claims and (3) Intercompany Claims, plus (B) the product of (i) thirty percent (30%) times (ii) the Value of all of the Debtors' Assets as if the Debtors' chapter 11 estates were substantively consolidated, minus an amount equal to the sum of (1) one hundred percent (100%) of all Debtors' Administrative Expense Claims, Secured Claims and Priority Claims, calculated on a Consolidated Basis, plus (2) the sum of the products of each Debtor's Convenience Claims times its respective Convenience Claim Distribution Percentage times (iii) a fraction, the numerator of which is equal to the amount of such Debtor's General Unsecured Claims, calculated on a Consolidated Basis, and the denominator of which is equal to the sum of the amount of (y) all Debtors' General Unsecured Claims, calculated on a Consolidated Basis, and (z) fifty percent (50%) of all Accepting Guaranty Claims; provided, however, that, for purposes of calculating "Distributive Assets", such calculation shall not include the Assets of or General Unsecured Claims against either of the Portland Debtors.

      1.83 DISTRICT COURT: The United States District Court for the Southern District of Texas, Houston Division, having jurisdiction over the Class Actions.

      1.84 ECT I: Enron Capital Trust I, a trust under the Delaware Business Trust Act pursuant to the ECT I Trust Declarations.

      1.85 ECT I TRUST DECLARATIONS: That certain Declaration of Trust, dated as of October 25, 1996, as amended by certain Amended and Restated Declaration of Trust of Enron Capital Trust I, dated as of November 18, 1996.

      1.86 ECT II: Enron Capital Trust II, a trust under the Delaware Business Trust Act pursuant to the ECT II Trust Declarations.

      1.87 ECT II TRUST DECLARATIONS: That certain Declaration of Trust, dated as of December 23, 1996, as amended by that certain Amended and Restated Declaration of Trust of Enron Capital Trust II, dated as of January 13, 1997.

      1.88 EFFECTIVE DATE: The earlier to occur of (a) the first (1st) Business Day following the Confirmation Date that (i) the conditions to effectiveness of the Plan set forth in Section 37.1 of the Plan have been satisfied or otherwise waived in accordance with Section 37.2 of the Plan, but in no event earlier than December 31, 2004, and (ii) the effectiveness of the Confirmation Order shall not be stayed and (b) such other date following the Confirmation Date that the Debtors and the Creditors' Committee, in their joint and absolute discretion, designate.

      1.89 8.25% SUBORDINATED DEBENTURES: Those certain debentures issued in the original aggregate principal amount of One Hundred Fifty Million Dollars ($150,000,000.00) in accordance with the terms and conditions of the Enron Subordinated Indenture.

      1.90 EMPLOYEE COMMITTEE: The statutory committee appointed in the Chapter 11 Cases pursuant to section 1102(a)(2) of the Bankruptcy Code, as reconstituted from time to time, to advise and represent the interests of former and current employees with respect to employee related issues to the extent provided in the Bankruptcy Court's order, dated July 19, 2002, as such order may be amended or modified.

      1.91 EMPLOYEE COUNSEL ORDERS: The Bankruptcy Court orders, dated March 29, 2002 and November 1, 2002, together with all other orders entered by the Bankruptcy Court in conjunction therewith, authorizing the retention of counsel to represent former and present employees of the Debtors in connection with the investigations of governmental entities, authorities or agencies with respect to the Debtors' operations and financial transactions.

      1.92 EMPLOYEE PREPETITION STAY BONUS PAYMENTS: The stay bonus payments made to certain of the Debtors' former employees which are the subject of the Severance Settlement Fund Litigation.

      1.93 ENA: Enron North America Corp., a Delaware corporation.

      1.94 ENA DEBENTURES: The 7.75% Debentures Due 2016, issued in the original aggregate principal amount of $29,108,000.00 and the 7.75% Debentures Due 2016, Series II, issued in the original aggregate principal amount of $21,836,000.00, pursuant to the ENA Indentures.

      1.95 ENA DEBENTURES CLAIM: Any General Unsecured Claim arising from or related to the ENA Indentures.

      1.96 ENA EXAMINER: Harrison J. Goldin, appointed as examiner of ENA pursuant to the Bankruptcy Court's order, dated March 12, 2002.

      1.97 ENA GUARANTY CLAIM: Any Unsecured Claim, other than an Intercompany Claim, against ENA arising from or relating to an agreement by ENA to guarantee or otherwise satisfy the obligations of another Debtor, including, without limitation, any Claim arising from or relating to rights of contribution or reimbursement.

      1.98 ENA GUARANTY DISTRIBUTIVE ASSETS: The Plan Currency to be made available to holders of Allowed ENA Guaranty Claims in an amount equal to the sum of (A) the product of (i) seventy percent (70%) times (ii) the lesser of (a) the sum of ENA Guaranty Claims and (b) the product of (y) the Value of ENA's Assets minus an amount equal to the sum of (1) one hundred percent (100%) of ENA's Administrative Expense Claims, Secured Claims and Priority Claims plus (2) an amount equal to the product of ENA's Convenience Claim Distribution Percentage times ENA's Convenience Claims times (z) a fraction, the numerator of which is equal to the amount of ENA Guaranty Claims and the denominator of which is equal to the sum of ENA's (1) General Unsecured Claims, (2) ENA Guaranty Claims and (3) Intercompany Claims plus, in the event that Class 187 votes to accept the Plan in accordance with section 1126 of the Bankruptcy Code, (B) the product of (i) thirty percent (30%) times (ii) the Value of all of the Debtors' Assets, calculated as if the Debtors' chapter 11 estates were substantively consolidated, minus an amount equal to the sum of (1) one hundred percent (100%) of all Debtors' Administrative Expense Claims, Secured Claims and Priority Claims, calculated on a Consolidated Basis, plus (2) the sum of the products of each Debtor's Convenience Claims times its respective Convenience Claim Distribution Percentage times (iii) a fraction, the numerator of which is equal to fifty percent (50%) times an amount equal to the sum of the lesser of, calculated on a

Claim-by-Claim basis, (1) the amount of ENA Guaranty Claims and (2) the corresponding primary General Unsecured Claim, calculated on a Consolidated Basis, and the denominator of which is equal to the sum of the amount of (y) all Debtors' General Unsecured Claims, calculated on a Consolidated Basis and (z) fifty percent (50%) of all Accepting Guaranty Claims; provided, however, that, for purposes of calculating "ENA Guaranty Distributive Assets", such calculation shall not include the Assets of or the General Unsecured Claims against either of the Portland Debtors.

      1.99 ENA INDENTURES: That certain (1) Indenture, dated as of November 21, 1996, by and among Enron Capital & Trade Resources Corp., now known as ENA, ENE, as Guarantor, and The Chase Manhattan Bank, as Indenture Trustee, and (2) Indenture, dated as of January 16, 1997, by and among Enron Capital & Trade Resources Corp., now known as ENA, ENE, as Guarantor, and The Chase Manhattan Bank, as Indenture Trustee.

      1.100 ENA INDENTURE TRUSTEE: National City Bank, solely in its capacity as successor in interest to The Chase Manhattan Bank, as Indenture Trustee under the ENA Indentures, or its duly appointed successor.

      1.101 ENE: Enron Corp., an Oregon corporation.

      1.102 ENE EXAMINER: Neal A. Batson, appointed as examiner of ENE pursuant to the Bankruptcy Court's order, dated May 24, 2002.

      1.103 ENRON AFFILIATE: Any of the Debtors and any other direct or indirect subsidiary of ENE.

      1.104 ENRON COMMON EQUITY INTEREST: An Equity Interest represented by one of the one billion two hundred million (1,200,000,000) authorized shares of common stock of ENE as of the Petition Date or any interest or right to convert into such an equity interest or acquire any equity interest of the Debtors which was in existence immediately prior to or on the Petition Date.

      1.105 ENRON GUARANTY CLAIM: Any Unsecured Claim, other than an Intercompany Claim, against ENE arising from or relating to an agreement by ENE to guarantee or otherwise satisfy the obligations of another Debtor, including, without limitation, any Claim arising from or relating to rights of contribution or reimbursement.

      1.106 ENRON GUARANTY DISTRIBUTIVE ASSETS: The Plan Currency to be made available to holders of Allowed Enron Guaranty Claims in an amount equal to the sum of (A) the product of (i) seventy percent (70%) times (ii) the lesser of (a) the sum of ENE's Enron Guaranty Claims and (b) the product of (y) the Value of ENE's Assets minus an amount equal to the sum of (1) one hundred percent (100%) of ENE's Administrative Expense Claims, Secured Claims and Priority Claims plus
(2) an amount equal to the product of ENE's Convenience Claim Distribution Percentage times ENE's Convenience Claims times (z) a fraction, the numerator of which is equal to the amount of ENE's Enron Guaranty Claims and the denominator of which is equal to the sum of ENE's (1) General Unsecured Claims, (2) Enron Guaranty Claims and (3) Intercompany Claims plus, in the event that Class 185 votes to accept the Plan in accordance with section 1126 of the Bankruptcy Code,
(B) the product of (i) thirty percent (30%) times (ii) the Value of all of the Debtors' Assets, calculated as if the Debtors' chapter 11 estates were substantively consolidated, minus an amount equal to the sum of
(1) one hundred percent (100%) of all Debtors' Administrative Expense Claims, Secured Claims and Priority Claims, calculated on a Consolidated Basis, plus (2) the sum of the products of each Debtor's Convenience Claims times its respective Convenience Claim Distribution Percentage times (iii) a fraction, the numerator of which is equal to fifty percent (50%) times an amount equal to the sum of the lesser of, calculated on a Claim-by-Claim basis, (1) the amount of Enron Guaranty Claims and (2) the corresponding primary General Unsecured Claim, calculated on a Consolidated Basis, and the denominator of which is equal to the sum of the amount of (y) all Debtors' General Unsecured Claims, calculated on a Consolidated Basis and (z) fifty percent (50%) of all Accepting Guaranty Claims; provided, however, that, for purposes of calculating "Enron Guaranty Distributive Assets", such calculation shall not include the Assets of or the General Unsecured Claims against either of the Portland Debtors.

      1.107 ENRON PREFERRED EQUITY INTEREST: An Equity Interest represented by an issued and outstanding share of preferred stock of ENE as of the Petition Date, including, without limitation, that certain (a) Cumulative Second Preferred Convertible Stock, (b) 9.142% Perpetual Second Preferred Stock, (c) Mandatorily Convertible Junior Preferred Stock, Series B, and (d) Mandatorily Convertible Single Reset Preferred Stock, Series C, or any other interest or right to convert into such a preferred equity interest or acquire any preferred equity interest of the Debtors which was in existence immediately prior to the Petition Date.

      1.108 ENRON SENIOR NOTES: The promissory notes and debentures issued and delivered by ENE in accordance with the terms and conditions of the Enron Senior Notes Indentures and set forth on Exhibit "B" hereto.

      1.109 ENRON SENIOR NOTES CLAIM: Any General Unsecured Claim arising from or relating to the Enron Senior Notes Indentures.

      1.110 ENRON SENIOR NOTES INDENTURES: That certain (a) Indenture, dated as of November 1, 1985, as supplemented on December 1, 1995, May 8, 1997, September 1, 1997 and August 17, 1999, between ENE, as Issuer, and The Bank of New York, as Indenture Trustee, (b) Indenture, dated as of October 15, 1985, as supplemented, between ENE, as Issuer, and Wells Fargo Bank Minnesota, as Indenture Trustee, (c) Indenture, dated as of April 8, 1999, as supplemented, between ENE, as Issuer, and Wells Fargo Bank Minnesota, as Indenture Trustee, and (d) Indenture, dated as of February 7, 2001, as supplemented, between ENE, as Issuer, and Wells Fargo Bank Minnesota, as Indenture Trustee.

      1.111 ENRON SENIOR NOTES INDENTURE TRUSTEES: The Bank of New York, solely in its capacity as successor in interest to Harris Trust and Savings Bank, as Indenture Trustee, or its duly appointed successor, and Wells Fargo Bank Minnesota, solely in its capacity as successor in interest to JPMorgan Chase Bank, as Indenture Trustee, or its duly appointed successor, solely in their capacities as indenture trustees with regard to the respective Enron Senior Notes Indentures.

      1.112 ENRON SUBORDINATED DEBENTURES: The 8.25% Subordinated Debentures and the 6.75% Subordinated Debentures.

      1.113 ENRON SUBORDINATED DEBENTURE CLAIM: Any General Unsecured Claim arising from or relating to the Enron Subordinated Indenture.

      1.114 ENRON SUBORDINATED INDENTURE: That certain Indenture, dated February 1, 1987, between ENE, as Issuer, and the Enron Subordinated Indenture Trustee, as Indenture Trustee.

      1.115 ENRON SUBORDINATED INDENTURE TRUSTEE: The Bank of New York, solely in its capacity as successor in interest to InterFirst Bank Houston, N.A., as indenture trustee under the Enron Subordinated Indenture, or its duly appointed successor.

      1.116 ENRON TOPRS DEBENTURE CLAIM: Any General Unsecured Claim arising from or relating to the Enron TOPRS Indentures.

      1.117 ENRON TOPRS DEBENTURES: The 7.75% Subordinated Debentures Due 2016, issued in the original aggregate principal amount of $181,926,000.00 and the 7.75% Subordinated Debentures Due 2016, Series II, issued in the original aggregate principal amount of $136,450,000.00, pursuant to the Enron TOPRS Indentures.

      1.118 ENRON TOPRS INDENTURE TRUSTEE: National City Bank, solely in its capacity as successor in interest to The Chase Manhattan Bank, as Indenture Trustee under the Enron TOPRS Indentures, or its duly appointed successor.

      1.119 ENRON TOPRS INDENTURES: That certain (1) Indenture, dated as of November 21, 1996, between ENE, as Issuer, and The Chase Manhattan Bank, as Indenture Trustee, and (2) Indenture, dated as of January 16, 1997, between ENE, as Issuer, and The Chase Manhattan Bank, as Indenture Trustee.

      1.120 ENRON TOPRS SUBORDINATED GUARANTY CLAIM: Any Unsecured Claim, other than an Intercompany Claim, against ENE arising from or relating to an agreement by ENE to guarantee or otherwise satisfy the obligations of another Debtor or affiliate thereof with respect to, arising from or in connection with the issuance of the TOPRS or the structure created as a result thereof, the performance of which is subordinated to the payment and performance of ENE with respect to all other Claims.

      1.121 ENTITY: A Person, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a governmental unit or any subdivision thereof, including, without limitation, the Office of the United States Trustee, or any other entity.

      1.122 EPC: Enron Power Corp., a Delaware corporation.

      1.123 EPC GUARANTY CLAIM: Any Unsecured Claim, other than an Intercompany Claim, against EPC arising from or relating to an agreement by EPC to guarantee or otherwise satisfy the obligations of another Debtor, including, without limitation, any Claim arising from or relating to rights of contribution or reimbursement.

      1.124 EPC GUARANTY DISTRIBUTIVE ASSETS: The Plan Currency to be made available to holders of Allowed EPC Guaranty Claims in an amount equal to the sum of (A) the product of (i) seventy percent (70%) times (ii) the lesser of (a) the sum of EPC Guaranty Claims and (b) the product of (y) the Value of EPC's Assets minus an amount equal to the sum of (1) one hundred percent (100%) of EPC's Administrative Expense Claims, Secured Claims and Priority Claims plus (2) an amount equal to the product of EPC's Convenience Claim Distribution Percentage times EPC's Convenience Claims times (z) a fraction, the numerator of which is equal to the amount of EPC Guaranty Claims and the denominator of which is equal to the sum of EPC's (1) General Unsecured Claims, (2) EPC Guaranty Claims and (3) Intercompany Claims plus, in the event that Class 189 votes to accept the Plan in accordance with section 1126 of the Bankruptcy Code, (B) the product of (i) thirty percent (30%) times (ii) the Value of all of the Debtors' Assets, calculated as if the Debtors' chapter 11 estates were substantively consolidated, minus an amount equal to the sum of (1) one hundred percent (100%) of all Debtors' Administrative Expense Claims, Secured Claims and Priority Claims, calculated on a Consolidated Basis, plus (2) the sum of the products of each Debtor's Convenience Claims times its respective Convenience Claim Distribution Percentage times (iii) a fraction, the numerator of which is equal to fifty percent (50%) times an amount equal to the sum of the lesser of, calculated on a Claim-by-Claim basis, (1) the amount of EPC Guaranty Claims and
(2) the corresponding primary General Unsecured Claim, calculated on a Consolidated Basis, and the denominator of which is equal to the sum of the amount of (y) all Debtors' General Unsecured Claims, calculated on a Consolidated Basis and (z) fifty percent (50%) of all Accepting Guaranty Claims; provided, however, that, for purposes of calculating "EPC Guaranty Distributive Assets", such calculation shall not include the Assets of or the General Unsecured Claims against either of the Portland Debtors.

      1.125 EPF I: Enron Preferred Funding, L.P., a Delaware limited partnership formed pursuant to the EPF I Partnership Agreement.


      1.126 EPF I PARTNERSHIP AGREEMENT: That certain Agreement of Limited Partnership, dated as of October 25, 1996, as amended by that certain Amended and Restated Agreement of Limited Partnership of Enron Preferred Funding, L.P., dated as of November 21, 1996.


      1.127 EPF II: Enron Preferred Funding II, a Delaware limited partnership formed pursuant to the EPF II Partnership Agreement.


      1.128 EPF II PARTNERSHIP AGREEMENT: That certain Agreement of Limited Partnership, dated as of December 23, 1996, as amended by that certain Amended and Restated Agreement of Limited Partnership of Enron Preferred Funding II, dated as of January 16, 1997.


      1.129 EQUITY INTEREST: Any equity interest in any of the Debtors represented by duly authorized, validly issued and outstanding shares of preferred stock or common stock or any interest or right to convert into such an equity interest or acquire any equity interest of the Debtors which was in existence immediately prior to or on the Petition Date.


      1.130 ETS: Enron Transportation Services Company, a Delaware corporation and one of the Debtors.

      1.131 ETS DEBENTURE CLAIM: Any General Unsecured Claim arising from or relating to the ETS Indentures.


      1.132 ETS INDENTURES: That certain (1) Indenture, dated as of November 21, 1996, by and among Enron Pipeline Company, now known as ETS, as Issuer, ENE, as Guarantor, and The Chase Manhattan Bank, as Indenture Trustee, and (2) Indenture, dated as of January 16, 1997, by and among Enron Pipeline Company, now known as ETS, as Issuer, ENE, as Guarantor, and The Chase Manhattan Bank, as Indenture Trustee.

      1.133 ETS INDENTURE TRUSTEE: National City Bank, solely in its capacity as successor in interest to The Chase Manhattan Bank, as indenture trustee under the ETS Indentures, or its duly appointed successor.


      1.134 EXCHANGED ENRON COMMON STOCK: The common stock of Reorganized ENE authorized and to be issued pursuant to the Plan, having a par value of $0.01 per share, of which the same number of shares as the number of shares of outstanding Enron Common Equity Interests shall be authorized and issued pursuant to the Plan with such rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law or the Reorganized Debtors Certificate of Incorporation and the Reorganized Debtors By-laws, and which are being issued in exchange for, and on account of, each Enron Common Equity Interest and transferred to the Common Equity Trust with the same economic interests and rights to receive distributions from ENE or Reorganized ENE, after all Claims have been satisfied, in full, as such Enron Common Equity Interest.

      1.135 EXCHANGED ENRON PREFERRED STOCK: The Series 1 Exchanged Preferred Stock, the Series 2 Exchanged Preferred Stock, the Series 3 Exchanged Preferred Stock and the Series 4 Exchanged Preferred Stock, and such other issues of preferred stock which may be issued on account of preferred stock in existence as of the Confirmation Date.


      1.136 EXISTING PGE COMMON STOCK: The issued and outstanding shares of PGE common stock, having a par value of $3.75 per share, held by ENE as of the date hereof.


      1.137 FEE COMMITTEE: The committee appointed by the Bankruptcy Court pursuant to an order, dated April 26, 2002, to, among other things, review the amounts and propriety of the fees and expenses incurred by professionals retained in the Chapter 11 Cases pursuant to an order of the Bankruptcy Court.


      1.138 FINAL ORDER: An order or judgment of the Bankruptcy Court as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending; and if an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under section 502(j) of the Bankruptcy Code, Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules, may be but has not then been filed with respect to such order, shall not cause such order not to be a Final Order.

      1.139 GENERAL UNSECURED CLAIM: An Unsecured Claim, other than a Guaranty Claim or an Intercompany Claim.


      1.140 GUARANTY CLAIMS: ACFI Guaranty Claims, ENA Guaranty Claims, Enron Guaranty Claims, EPC Guaranty Claims and Wind Guaranty Claims.


      1.141 INDENTURES: The Enron Senior Notes Indenture, the Enron Subordinated Indenture, the ETS Indentures, the ENA Indentures and the Enron TOPRS Indentures.

      1.142 INDENTURE TRUSTEES: The Enron Senior Notes Indenture Trustees, the Enron Subordinated Indenture Trustee, the ETS Indenture Trustee, the ENA Indenture Trustee and the Enron TOPRS Indenture Trustee.


      1.143 INDENTURE TRUSTEE CLAIMS: The Claims of the Enron Senior Notes Indenture Trustees, the Enron Subordinated Indenture Trustee, the ETS Indenture Trustee, the ENA Indenture Trustee and the Enron TOPRS Indenture Trustee pursuant to the Enron Senior Notes Indenture, the Enron Subordinated Indenture, the ETS Indentures, the ENA Indentures and the Enron TOPRS Indentures, respectively, for reasonable fees and expenses, including, without limitation, reasonable attorney's fees and expenses.

      1.144 INITIAL PETITION DATE: December 2, 2001, the date on which ENE and thirteen of its direct and indirect subsidiaries filed their voluntary petitions for relief commencing the Chapter 11 Cases.


      1.145 INTERCOMPANY CLAIMS: Any Unsecured Claim held by any Debtor, other than the Portland Debtors, against any other Debtor, other than the Portland Debtors.


      1.146 INTERCOMPANY DISTRIBUTIVE ASSETS: The Plan Currency to be made available to holders of Allowed Intercompany Claims of an individual Debtor in an amount equal to the product of (i) seventy percent (70%) times (ii) the lesser of (a) such Debtor's Intercompany Claims and (b) the product of (y) the Value of such Debtor's Assets minus an amount equal to the sum of (1) one hundred percent (100%) of such Debtor's Administrative Expense Claims, Secured Claims and Priority Claims plus (2) an amount equal to such Debtor's Convenience Claim Distribution Percentage times such Debtor's Convenience Claims times (z) a fraction, the numerator of which is equal to the amount of such Debtor's Intercompany Claims and the denominator of which is equal to the sum of such Debtor's (1) General Unsecured Claims, (2) Guaranty Claims and (3) Intercompany Claims.

      1.147 INVESTIGATIVE ORDERS: The Bankruptcy Court orders, dated April 8, 2002, February 4, 2003, June 2, 2003, and June 11, 2003, authorizing and directing the ENE Examiner and the ENA Examiner to conduct certain investigations of the Debtors' pre-Petition Date transactions.


      1.148 IRC: The Internal Revenue Code of 1986, as amended from time to time.

      1.149 IRS: The Internal Revenue Service, an agency of the United States Department of Treasury.


      1.150 LIEN: Any charge against or interest in property to secure payment of a debt or performance of an obligation.


      1.151 LITIGATION TRUST: The trust to be created on the Effective Date in accordance with the provisions of Article XXII hereof and the Litigation Trust Agreement for the benefit of holders of Allowed General Unsecured Claims in accordance with the terms and provisions of Article XXII of the Plan.


      1.152 LITIGATION TRUSTEE: Stephen Forbes Cooper, LLC, the Entity approved by the Bankruptcy Court to administer the Litigation Trust in accordance with the terms and provisions of Article XXII hereof and the Litigation Trust Agreement.

      1.153 LITIGATION TRUST AGREEMENT: The trust agreement, which agreement shall be in form and substance satisfactory to the Creditors' Committee and substantially in the form contained in the Plan Supplement, pursuant to which the Litigation Trust shall pursue the Litigation Trust Claims, if applicable, and distribute the proceeds thereof, if any.


      1.154 LITIGATION TRUST BOARD: The group of five (5) Persons selected by the Debtors, after consultation with (a) the Creditors' Committee with respect to four (4) of the Debtors' selections and (b) the ENA Examiner with respect to one (1) of the Debtors' selections, and appointed prior to the Effective Date by the Bankruptcy Court, or any replacements thereafter selected in accordance with the provisions of the Litigation Trust Agreement, who shall determine in accordance with the Litigation Trust Agreement whether to prosecute, compromise or discontinue any Litigation Trust Claims.

      1.155 LITIGATION TRUST CLAIMS: Those claims and causes of action, other than claims and causes of action arising under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, of the estates of the Debtors or Debtors in Possession, if any, that are not included in the Assets of any Debtor, including, without limitation, the claims and causes of action asserted, or which may be asserted, in the MegaClaim Litigation and such other claims and causes of action against financial institutions, law firms, accountants and accounting firms, certain of the Debtors' other professionals and such other Entities as may be described in the Litigation Trust Agreement or be subject to the Mediation Orders and which are specified in the Plan Supplement; provided, however, that, under no circumstances, shall such claims and causes of action include (a) Special Litigation Trust Claims to be prosecuted by the Special Litigation Trust and the Special Litigation Trustee pursuant to Article XXII hereof and (b) any claims and causes of action of the estates of the Debtors waived and released in accordance with the provisions of Sections 28.3 and 42.6 of the Plan.

      1.156 LITIGATION TRUST INTERESTS: The twelve million (12,000,000) beneficial interests in the Litigation Trust to be deemed distributed ratably to holders of Allowed General Unsecured Claims pursuant to the terms and conditions of Article XXII of the Plan.

      1.157 MEDIATION ORDERS: The orders, dated May 28, 2003, June 4, 2003, June 16, 2003, and November 1, 2003, of the District Court and the Bankruptcy Court referring certain parties to mediation to facilitate the resolution of the Class Actions, the MegaClaim Litigation, certain additional litigation and other claims arising from or related to the Chapter 11 Cases.

      1.158 MEDIATOR: The Honorable William C. Conner, Senior United States District Judge, as mediator in accordance with the Mediation Orders.


      1.159 MEGACLAIM LITIGATION: The litigation styled Enron Corp. and Enron North America Corp. v. Citigroup Inc., et al., Adversary Proceeding No. 03-9266
(AJG), pending in the Bankruptcy Court.


      1.160 MONTGOMERY COUNTY LITIGATION: The litigation styled Official Committee of Unsecured Creditors of Enron Corp. v. Fastow, et al., Case No. 02-10-06531, pending in the District Court for the 9th Judicial District, Montgomery County, Texas.


      1.161 OPERATING TRUSTEE: Stephen Forbes Cooper, LLC, or such other Entity appointed by the Bankruptcy Court to administer the respective Operating Trusts in accordance with the terms and provisions of Article XXIV hereof and the respective Operating Trust Agreements.


      1.162 OPERATING TRUST AGREEMENTS: The Prisma Trust Agreement, the CrossCountry Trust Agreement and the PGE Trust Agreement.


      1.163 OPERATING TRUSTS: The Prisma Trust, the CrossCountry Trust and the PGE Trust.


      1.164 OPERATING TRUST INTERESTS: The CrossCountry Trust Interests, the PGE Trust Interests and the Prisma Trust Interests.


      1.165 OTHER EQUITY INTEREST: Any Common Equity Interests in any of the Debtors, other than an Enron Common Equity Interest.


      1.166 OTHER SUBORDINATED CLAIM: Any Claim subject to subordination in accordance with section 510(c) of the Bankruptcy Code under the principles of equitable subordination or otherwise.


      1.167 PENALTY CLAIM: Any Claim for a fine, penalty, forfeiture, multiple, exemplary or punitive damages or otherwise not predicated upon compensatory damages and that is subject to subordination in accordance with section 726(a)(4) of the Bankruptcy Code.


      1.168 PERSON: A "person" as defined in section 101(41) of the Bankruptcy Code.


      1.169 PETITION DATE: The Initial Petition Date; provided, however, that, with respect to those Debtors which commenced their Chapter 11 Cases subsequent to December 2, 2001, "Petition Date" shall refer to the respective dates on which such Chapter 11 Cases were commenced.


      1.170 PGE: Portland General Electric Company, an Oregon corporation.

      1.171 PGE BY-LAWS: The by-laws of PGE, which by-laws shall be in form and substance satisfactory to the Creditors' Committee and in substantially the form included in the Plan Supplement.


      1.172 PGE CERTIFICATE OF INCORPORATION: The Certificate of Incorporation of PGE, which certificate of incorporation shall be in form and substance satisfactory to the Creditors' Committee and in substantially the form included in the Plan Supplement.


      1.173 PGE COMMON STOCK: The shares of PGE Common Stock authorized and to be issued pursuant to the Plan, which shares shall have no par value per share, of which eighty million (80,000,000) shares shall be authorized and of which sixty-two million five hundred thousand (62,500,000) shares shall be issued pursuant to the Plan, and such other rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law or the PGE Certificate of Incorporation or the PGE By-laws.

      1.174 PGE TRUST: The Entity, if jointly determined by the Debtors and the Creditors' Committee, to be created on or subsequent to the Confirmation Date, but prior to the Effective Date, to hold as its sole assets the Existing PGE Common Stock or the PGE Common Stock in lieu thereof, but in no event the assets of PGE.


      1.175 PGE TRUST AGREEMENT: In the event the PGE Trust is created, the PGE Trust Agreement, which agreement shall be in form and substance satisfactory to the Creditors' Committee and substantially in the form contained in the Plan Supplement, pursuant to which the PGE Trustee shall manage, administer, operate and liquidate the assets contained in the PGE Trust, either the Existing PGE Common Stock or the PGE Common Stock, as the case may be, and distribute the proceeds thereof or the Existing PGE Common Stock or the PGE Common Stock, as the case may be.

      1.176 PGE TRUST BOARD: In the event the PGE Trust is created, the Persons selected by the Debtors, after consultation with the Creditors' Committee, and appointed by the Bankruptcy Court, or any replacements thereafter selected in accordance with the provisions of the PGE Trust Agreement.


      1.177 PGE TRUSTEE: In the event the PGE Trust is created, Stephen Forbes Cooper, LLC, or such other Entity appointed by the PGE Trust Board and approved by the Bankruptcy Court to administer the PGE Trust in accordance with the provisions of Article XXIV hereof and the PGE Trust Agreement.


      1.178 PGE TRUST INTERESTS: The sixty-two million five hundred thousand (62,500,000) beneficial interests in the PGE Trust to be allocated to holders of Allowed Claims in the event that Enron transfers the Existing PGE Common Stock, or issues the PGE Common Stock, as the case may be, to the PGE Trust.


      1.179 PLAN: This Second Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, including, without limitation, the Plan Supplement and the exhibits and schedules hereto or thereto, as the same is amended, modified or supplemented from time to time in accordance with the terms and provisions hereof.

      1.180 PLAN CURRENCY: The mixture of Creditor Cash, Prisma Common Stock, CrossCountry Common Stock and PGE Common Stock to be distributed to holders of Allowed General Unsecured Claims, Allowed Guaranty Claims and Allowed Intercompany Claims pursuant to the Plan; provided, however, that, if jointly determined by the Debtors and the Creditors' Committee, "Plan Currency" may include Prisma Trust Interests, CrossCountry Trust Interests, PGE Trust Interests and the Remaining Asset Trust Interests.

      1.181 PLAN SECURITIES: Prisma Common Stock, CrossCountry Common Stock and PGE Common Stock.


      1.182 PLAN SUPPLEMENT: A separate volume, to be filed with the Clerk of the Bankruptcy Court, including, among other documents, forms of the Litigation Trust Agreement, the Special Litigation Trust Agreement, the Prisma Trust Agreement, the CrossCountry Trust Agreement, the PGE Trust Agreement, the Remaining Asset Trust Agreement(s), the Common Equity Trust Agreement, the Preferred Equity Trust Agreement, the Prisma Articles of Association, the Prisma Memorandum of Association, the CrossCountry By-Laws, the CrossCountry Certificate of Incorporation, the PGE By-Laws, the PGE Certificate of Incorporation, the Reorganized Debtor Plan Administration Agreement, the Reorganized Debtors By-laws, the Reorganized Debtors Certificate of Incorporation, the Severance Settlement Fund Trust Agreement, the guidelines of the Disputed Claims reserve to be created in accordance with Section 21.3 hereof and a schedule or description of Litigation Trust Claims and Special Litigation Trust Claims, in each case, consistent with the substance of the economic and governance provisions contained herein, (a) in form and substance satisfactory to the Creditors' Committee and (b) in substance satisfactory to the ENA Examiner. The Plan Supplement (containing drafts or final versions of the foregoing documents) shall be filed with the Clerk of the Bankruptcy Court as early as practicable (but in no event later than ten (10) days) prior to the Ballot Date, or on such other date as the Bankruptcy Court establishes.

      1.183 PORTLAND CREDITOR CASH: At any time, the excess, if any, of (a) all Cash and Cash Equivalents in the Disbursement Account(s) relating to each of the Portland Debtors over (b) such amounts of Cash (i) reasonably determined by the Disbursing Agent as necessary to satisfy, in accordance with the terms and conditions of the Plan, Administrative Expense Claims, Priority Non-Tax Claims, Priority Tax Claims, Convenience Claims and Secured Claims relating to each of the Portland Debtors, (ii) necessary to make pro rata distributions to holders of Disputed Claims as if such Disputed Claims relating to each of the Portland Debtors were, at such time, Allowed Claims and (iii) such other amounts reasonably determined by each of the Reorganized Portland Debtors as necessary to fund the ongoing operations of each of the Reorganized Portland Debtors during the period from the Effective Date up to and including the date such Debtors' Chapter 11 Cases are closed.

      1.184 PORTLAND DEBTORS: Portland General Holdings, Inc. and Portland Transition Company, Inc.


      1.185 PREFERRED EQUITY TRUST: The Entity to be created on the Effective Date to hold the Exchanged Enron Preferred Stock for the benefit of holders of Preferred Equity Trust Interests.

      1.186 PREFERRED EQUITY TRUSTEE: Stephen Forbes Cooper, LLC, or such other Entity appointed by the Bankruptcy Court to administer the Preferred Equity Trust in accordance with the terms and provisions of Article XXVI of the Plan and the Preferred Equity Trust Agreement.


      1.187 PREFERRED EQUITY TRUST AGREEMENT: The trust agreement, which agreement shall be in form and substance satisfactory to the Creditors' Committee and substantially in the form contained in the Plan Supplement, pursuant to which the Preferred Equity Trustee shall manage, administer, operate and liquidate the assets contained in the Preferred Equity Trust and distribute the proceeds thereof.

      1.188 PREFERRED EQUITY TRUST BOARD: The Persons selected by the Debtors, after consultation with the Creditors' Committee, and appointed by the Bankruptcy Court, or any replacements thereafter selected in accordance with the provisions of the Preferred Equity Trust Agreement.


      1.189 PREFERRED EQUITY TRUST INTERESTS: The beneficial interests in the Preferred Equity Trust, in the classes and in a number equal to the outstanding shares of Exchanged Enron Preferred Stock, to be allocated to holders of Allowed Enron Preferred Equity Interests.


      1.190 PRIORITY CLAIM: A Priority Non-Tax Claim or a Priority Tax Claim, as the case may be.


      1.191 PRIORITY NON-TAX CLAIM: Any Claim against the Debtors, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment in accordance with sections 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code, but only to the extent entitled to such priority.


      1.192 PRIORITY TAX CLAIM: Any Claim of a governmental unit against the Debtors entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.


      1.193 PRISMA: Prisma Energy International Inc., a Cayman Islands company, the assets of which shall consist of the Prisma Assets.


      1.194 PRISMA ARTICLES OF ASSOCIATION: The articles of association of Prisma, which articles of association shall be in form and substance satisfactory to the Creditors' Committee and in substantially the form included in the Plan Supplement.


      1.195 PRISMA ASSETS: The assets to be contributed into or transferred to Prisma, including, without limitation (a) those assets set forth on Exhibit "G" hereto; provided, however, that, in the event that, during the period from the date of the Disclosure Statement Order up to and including the date of the initial distribution of Plan Securities pursuant to the terms and provisions of
Section 32.1(c) hereof, the Debtors, with the consent of the Creditors' Committee, determine not to include in Prisma a particular asset set forth on Exhibit "G" hereto, the Debtors shall file a notice thereof with the Bankruptcy Court and the Value of the Prisma Common Stock shall be reduced by the Value attributable to such asset, as set forth in the Disclosure Statement or determined by the Bankruptcy Court at the Confirmation Hearing, and (b) such other assets as the Debtors, with the consent of the Creditors' Committee, determine on or prior to the date of the initial distribution of Plan Securities pursuant to the terms and provisions of Section 32.1(c) hereof to include in Prisma and the Value of the Prisma Common Stock shall be increased by the Value attributable to any such assets.

      1.196 PRISMA COMMON STOCK: The shares of Prisma Common Stock authorized and to be issued pursuant to the Plan, which shares shall have a par value of $0.01 per share, of which fifty million (50,000,000) shares shall be authorized and of which forty million (40,000,000) shares shall be issued pursuant to the Plan, and such other rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law or the Prisma Memorandum of Association or the Prisma Articles of Association.

      1.197 PRISMA MEMORANDUM OF ASSOCIATION: The memorandum of association of Prisma, which memorandum of association shall be in form and substance satisfactory to the Creditors' Committee and in substantially the form included in the Plan Supplement.


      1.198 PRISMA TRUST: The Entity, if jointly determined by the Debtors and the Creditors' Committee, to be created on or subsequent to the Confirmation Date, but prior to the Effective Date, in addition to the creation of Prisma, and to which Entity shall be conveyed one hundred percent (100%) of the Prisma Common Stock.


      1.199 PRISMA TRUST AGREEMENT: In the event that the Prisma Trust is created, the Prisma Trust Agreement, which agreement shall be in form and substance satisfactory to the Creditors' Committee and substantially in the form contained in the Plan Supplement, pursuant to which the Prisma Trust Board and the Prisma Trustee shall manage, administer, operate and liquidate the assets contained in the Prisma Trust and distribute the proceeds thereof or the Prisma Common Stock.

      1.200 PRISMA TRUST BOARD: In the event that the Prisma Trust is created, the Persons selected by the Debtors, after consultation with the Creditors' Committee, and appointed by the Bankruptcy Court, or any replacements thereafter selected in accordance with the provisions of the Prisma Trust Agreement.


      1.201 PRISMA TRUSTEE: In the event that the Prisma Trust is created, Stephen Forbes Cooper, LLC, or such other Entity appointed by the Prisma Trust Board and approved by the Bankruptcy Court to administer the Prisma Trust in accordance with the provisions of Article XXIV hereof and the Prisma Trust Agreement.


      1.202 PRISMA TRUST INTERESTS: In the event that the Prisma Trust is created, the forty million (40,000,000) beneficial interests in the Prisma Trust to be allocated to holders of Allowed Claims in accordance with the provisions of Article XXXII of the Plan.


      1.203 PROPONENTS: The Debtors and Debtors in Possession.


      1.204 PRO RATA SHARE: With respect to Claims or Equity Interests (a) within the same Class or sub-Class, the proportion that a Claim or Equity Interest bears to the sum of all Claims and/or Equity Interests, as the case may be, within such Class or sub-Class, and (b) among all Classes, the proportion that a Class of Claims or Equity Interests bears to the sum of all Claims and/or Equity Interests, as the case may be; provided, however, that, notwithstanding the foregoing, for purposes of distributing Litigation Trust Interests and Special Litigation Trust

Interests, (1) "Pro Rata Share" shall not include Guaranty Claims, Convenience Claims and Intercompany Claims and (2) all General Unsecured Claims shall be deemed to be treated as one Class, calculated on a Consolidated Basis.

      1.205 RECORD DATE: The date or dates established by the Bankruptcy Court in the Confirmation Order for the purpose of determining the holders of Allowed Claims and Allowed Equity Interests entitled to receive distributions pursuant to the Plan.


      1.206 REMAINING ASSETS: From and after the Effective Date, all Assets of the Reorganized Debtors, other than (a) Creditor Cash on the Effective Date, (b) the Litigation Trust Claims, (c) the Special Litigation Trust Claims and (d) claims and causes of action subject to the Severance Settlement Fund Litigation.


      1.207 REMAINING ASSET TRUST(S): One or more trusts, if jointly determined by the Debtors and the Creditors' Committee, to be created on or prior to the Effective Date in accordance with the provisions of Article XXV hereof and the Remaining Asset Trust Agreement(s) for the benefit of holders of Allowed General Unsecured Claims, Allowed Guaranty Claims and Allowed Intercompany Claims and such other Allowed Claims and Allowed Equity Interests in accordance with the terms and provisions of the Plan.

      1.208 REMAINING ASSET TRUSTEE: Stephen Forbes Cooper, LLC, or such other Entity appointed by the Remaining Asset Trust Board to administer the Remaining Asset Trust(s) in accordance with the terms and provisions of Article XXV hereof and the respective Remaining Asset Trust Agreement.


      1.209 REMAINING ASSET TRUST AGREEMENT(S): The Remaining Asset Trust Agreement(s), in form and substance satisfactory to the Creditors' Committee and substantially in the form contained in the Plan Supplement, pursuant to which the Remaining Asset Trustee shall manage, administer and operate the Remaining Assets and distribute the proceeds thereof, if any.

      1.210 REMAINING ASSET TRUST BOARD(S): The group(s) of five (5) Persons selected by the Debtors, after consultation with (a) the Creditors' Committee with respect to four (4) of the Debtors' selections and (b) the ENA Examiner with respect to one (1) of the Debtors' selections, and appointed prior to the Effective Date by the Bankruptcy Court, or any replacements thereafter selected in accordance with the provisions of the respective Remaining Asset Trust Agreement(s).

      1.211 REMAINING ASSET TRUST INTERESTS: The twelve million (12,000,000) beneficial interests in the Remaining Asset Trust(s) to be deemed to be allocated to holders of Allowed Claims pursuant to the terms and conditions of
Article XXV of the Plan.

      1.212 REORGANIZED DEBTOR PLAN ADMINISTRATION AGREEMENT: The agreement prescribing the powers, duties and rights of the Reorganized Debtor Plan Administrator in administering the Plan, which agreement shall be in form and substance satisfactory to the Creditors' Committee and in substantially the form included in the Plan Supplement.

      1.213 REORGANIZED DEBTOR PLAN ADMINISTRATOR: Stephen Forbes Cooper, LLC, retained, as of the Effective Date, by the Reorganized Debtors as the employee responsible for, among other things, the matters described in Section 36.2 hereof.


      1.214 REORGANIZED DEBTORS: The Debtors, other than the Portland Debtors, from and after the Effective Date.


      1.215 REORGANIZED DEBTORS BY-LAWS: The respective by-laws of the Reorganized Debtors, including Reorganized ENE, which by-laws shall be in form and substance satisfactory to the Creditors' Committee and in substantially the form included in the Plan Supplement.


      1.216 REORGANIZED DEBTORS CERTIFICATE OF INCORPORATION: The respective Certificates of Incorporation of the Reorganized Debtors, which certificates of incorporation shall be in form and substance satisfactory to the Creditors' Committee and in substantially the form included in the Plan Supplement.


      1.217 REORGANIZED ENE: ENE, from and after the Effective Date.


      1.218 REORGANIZED PORTLAND DEBTORS: The Portland Debtors, from and after the Effective Date.


      1.219 SALE/SETTLEMENT ORDERS: Those orders entered by the Bankruptcy Court in connection with the sale or other disposition of the assets of the Debtors or their affiliates or the compromise and settlement of claims and causes of action with regard to, among other things, wholesale and retail trading agreements, special purpose entities and structured finance transactions, wherein the proceeds thereof have been reserved, escrowed or otherwise segregated pending either a further order of the Bankruptcy Court or the agreement of the Debtors and the Creditors' Committee.

      1.220 SALE TRANSACTION: One or more transactions jointly determined by the Debtors and the Creditors' Committee, in their sole and absolute discretion, to sell all or a portion of the issued and outstanding Prisma Common Stock, CrossCountry Common Stock, Existing PGE Common Stock or PGE Common Stock or substantially all of the assets of Prisma, CrossCountry or PGE; provided, however, that, notwithstanding the foregoing, in the event of a transaction involving PGE, PGE shall be sold only as a going-concern and a vertically integrated electric utility, and not on a piecemeal basis.

      1.221 SCHEDULES: The respective schedules of assets and liabilities, the list of Equity Interests, and the statements of financial affairs filed by the Debtors in accordance with section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended on or prior to the Effective Date.

      1.222 SEC: The United States Securities and Exchange Commission.


      1.223 SECTION 510 ENRON COMMON EQUITY INTEREST CLAIM: Any Claim of a holder or former holder of an Enron Common Equity Interest for rescission of or damages arising from or relating to the purchase or sale of an Enron Common Equity Interest, including, without limitation, any Claims arising from or relating to equity forward agreements and other understandings to purchase Enron Common Equity Interests, subject to subordination in accordance with section 510(b) of the Bankruptcy Code.

      1.224 SECTION 510 ENRON PREFERRED EQUITY INTEREST CLAIM: Any Claim of a holder or former holder of an Enron Preferred Equity Interest for rescission of or damages arising from or relating to the purchase or sale of an Enron Preferred Equity Interest, including, without limitation, any Claims arising from or relating to an obligation of ENE guaranteeing the payment and performance with respect to an Enron Preferred Equity Interest, subject to subordination in accordance with section 510(b) of the Bankruptcy Code.

      1.225 SECTION 510 ENRON SENIOR NOTES CLAIM: Any Claim of a holder or former holder of an Enron Senior Note for rescission of or damages arising from or relating to the purchase or sale of an Enron Senior Note subject to subordination in accordance with section 510(b) of the Bankruptcy Code.

      1.226 SECTION 510 ENRON SUBORDINATED DEBENTURE CLAIM: Any Claim of a holder or former holder of an Enron Subordinated Debenture for rescission of or damages arising from or relating to the purchase or sale of an Enron Subordinated Debenture, subject to subordination in accordance with section 510(b) of the Bankruptcy Code.


      1.227 SECURED CLAIM: A Claim against the estates of the Debtors (a) secured by a Lien on Collateral or (b) subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Collateral or to the extent of the amount subject to setoff, as applicable, as determined in accordance with section 506(a) of the Bankruptcy Code or as otherwise agreed to, in writing, by the (1) Debtors and the holder of such Claim, subject to the consent of the Creditors' Committee, or (2) the Reorganized Debtors and the holder of such Claim, as the case may be; provided, however, that, to the extent that the value of such interest is less than the amount of the Claim which has the benefit of such security, the unsecured portion of such Claim shall be treated as a General Unsecured Claim unless, in any such case, the Class of which such Claim is a part makes a valid and timely election in accordance with section 1111(b) of the Bankruptcy Code to have such Claim treated as a Secured Claim to the extent allowed.

      1.228 SERIES 1 EXCHANGED PREFERRED STOCK: The one million one hundred thirty-seven thousand nine hundred ninety-one (1,137,991) shares of preferred stock of Reorganized ENE to be distributed to holders of Allowed Enron Preferred Equity Interests on account of their shares of Cumulative Second Preferred Convertible Stock, with such rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law or the Reorganized Debtors Certificate of Incorporation and the Reorganized Debtors By-laws, and which are being issued in exchange for, and on account of, such Enron Preferred Equity Interests and transferred to the Preferred Equity Trust with the same economic interests and rights to receive distributions from ENE or Reorganized ENE, after all Claims have been satisfied, in full, as such Enron Preferred Equity Interest.

      1.229 SERIES 2 EXCHANGED PREFERRED STOCK: The 35.568509 shares of preferred stock of Reorganized ENE to be distributed to holders of Allowed Enron Preferred Equity Interests on account of their shares of 9.142% Perpetual Second Preferred Stock, with such rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law or the Reorganized Debtors Certificate of Incorporation and the Reorganized Debtors By-laws, and which are being issued in exchange for, and on account of, such Enron Preferred Equity Interests and transferred to the Preferred Equity Trust with the same economic interests and rights to receive distributions from ENE or Reorganized ENE, after all Claims have been satisfied, in full, as such Enron Preferred Equity Interest.

      1.230 SERIES 3 EXCHANGED PREFERRED STOCK: The two hundred fifty thousand (250,000) shares of preferred stock of Reorganized ENE to be distributed to holders of Allowed Enron Preferred Equity Interests on account of their shares of Mandatorily Convertible Junior Preferred Stock Series B, with such rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law or the Reorganized Debtors Certificate of Incorporation and the Reorganized Debtors By-laws, and which are being issued in exchange for, and on account of, such Enron Preferred Equity Interests and transferred to the Preferred Equity Trust with the same economic interests and rights to receive distributions from ENE or Reorganized ENE, after all Claims have been satisfied, in full, as such Enron Preferred Equity Interest.

      1.231 SERIES 4 EXCHANGED PREFERRED STOCK: The one hundred eighty-two thousand nine hundred eight (182,908) shares of preferred stock of Reorganized ENE to be distributed to holders of Allowed Enron Preferred Equity Interests on account of their shares of Mandatorily Convertible Single Reset Preferred Stock, Series C, with such rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law or the Reorganized Debtors Certificate of Incorporation and the Reorganized Debtors By-laws, and which are being issued in exchange for, and on account of, such Enron Preferred Equity Interests and transferred to the Preferred Equity Trust with the same economic interests and rights to receive distributions from ENE or Reorganized ENE, after all Claims have been satisfied, in full, as such Enron Preferred Equity Interest.

      1.232 SETTLING FORMER EMPLOYEES: The Debtors' former employees entitled to receive distributions of Severance Settlement Fund Proceeds in accordance with the terms and conditions of the Severance Settlement Order and the Severance Settlement Fund Trust Agreement.


      1.233 SEVERANCE SETTLEMENT FUND LITIGATION: Those claims and causes of action arising from and relating to the payment of the Employee Prepetition Stay Bonus Payments to certain of the Debtors' employees, which claims and causes of action were assigned to the Employee Committee pursuant to the Severance Settlement Order, including, without limitation, the claims and causes of action which are the subject of litigation styled (a) Thresa A. Allen et al. v. Official Employment-Related Issues Committee; Enron Corp.; Enron North America Corp.; Enron Net Works, L.L.C., Adversary Proceeding No. 03-02084-AJG, currently pending in the Bankruptcy Court, (b) Official Employment-Related Issues Committee of Enron Corp., et al. v. John D. Arnold, et al., Adversary Proceeding No. 03-3522, currently pending in the United States Bankruptcy Court for the Southern District of Texas, (c) Official Employment-Related Issues Committee of Enron Corp., et al. v. James B. Fallon, et al., Adversary Proceeding No. 03-3496, currently pending in the United States Bankruptcy Court for the Southern District of Texas, (d) Official Employment-Related Issues Committee of Enron Corp., et al. v. Jeffrey McMahon, Adversary Proceeding No. 03-3598, currently pending in the United States

Bankruptcy Court for the Southern District of Texas, and (e) Official Employment-Related Issues Committee of Enron Corp., et al. v. John J. Lavorato, et al., Adversary Proceeding No. 03-3721, currently pending in the United States Bankruptcy Court for the Southern District of Texas.


      1.234 SEVERANCE SETTLEMENT FUND PROCEEDS: The net proceeds, if any, to be realized from the Severance Settlement Fund Litigation, which proceeds shall be distributed to Settling Former Employees in accordance with the terms and conditions of the Severance Settlement Fund Trust Agreement.


      1.235 SEVERANCE SETTLEMENT FUND TRUST: The trust to be created on or prior to the Effective Date, to be funded from the proceeds, if any, realized from the Severance Settlement Fund Litigation, in accordance with the Severance Settlement Fund Trust Agreement for the benefit of Settling Former Employees.


      1.236 SEVERANCE SETTLEMENT FUND TRUST AGREEMENT: The trust agreement, substantially in the form contained in the Plan Supplement, pursuant to which the Severance Settlement Fund Trustee shall pursue the Severance Settlement Fund Litigation and distribute the Severance Settlement Fund Proceeds.


      1.237 SEVERANCE SETTLEMENT FUND TRUSTEE: The Entity appointed by the Employee Committee to administer the Severance Settlement Fund Trust, and to be compensated from the proceeds, if any, realized from the Severance Settlement Fund Litigation, in accordance with the terms and provisions of the Severance Settlement Fund Trust Agreement.


      1.238 SEVERANCE SETTLEMENT ORDER: The order, dated August 28, 2002, of the Bankruptcy Court approving, among other things, a compromise and settlement of severance claims of similarly-situated claimants and authorizing the Employee Committee to commence certain avoidance actions on behalf of the Debtors and their chapter 11 estates.


      1.239 6.75% SUBORDINATED DEBENTURES: Those certain debentures issued in the original aggregate principal amount of Two Hundred Fifty Million Dollars ($250,000,000.00) in accordance with the terms and conditions of the Enron Subordinated Indenture.


      1.240 SPECIAL LITIGATION TRUST: The trust to be created on the Effective Date in accordance with the provisions of Article XXIII hereof and the Special Litigation Trust Agreement for the benefit of holders of Allowed General Unsecured Claims in accordance with the terms and provisions of Article XXIII of the Plan.


      1.241 SPECIAL LITIGATION TRUSTEE: The Entity appointed by the Special Litigation Trust Board and approved by the Bankruptcy Court to administer the Special Litigation Trust in accordance with the terms and provisions of Article XXIII hereof and the Special Litigation Trust Agreement.


      1.242 SPECIAL LITIGATION TRUST AGREEMENT: The Special Litigation Trust Agreement, which agreement shall be in form and substance satisfactory to the Creditors' Committee and substantially in the form contained in the Plan Supplement, pursuant to which the Special

Litigation Trust shall pursue the Special Litigation Trust Claims, if applicable, and distribute the proceeds thereof, if any.

      1.243 SPECIAL LITIGATION TRUST BOARD: The group of up to five (5) Persons appointed prior to the Effective Date by the Bankruptcy Court, all of whom shall be nominated by the Creditors' Committee or any replacements thereafter selected in accordance with the provisions of the Special Litigation Trust Agreement, who shall determine in accordance with the Special Litigation Trust Agreement whether to prosecute, compromise or discontinue any Special Litigation Trust Claims.

      1.244 SPECIAL LITIGATION TRUST CLAIMS: Those claims and causes of action, other than claims and causes of action arising under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, of the Debtors or Debtors in Possession, if any, that are not included in the Assets of any Debtor, including, without limitation, the claims and causes of action asserted, or which may be asserted, in the Montgomery County Litigation and such other claims and causes of action against the Debtors' former insiders and such other Entities as may be described in the Special Litigation Trust Agreement or be subject to the Mediation Orders and which are specified in the Plan Supplement; provided, however, that, under no circumstances, shall such claims and causes of action include (a) Litigation Trust Claims to be prosecuted by the Litigation Trust and (b) any claims and causes of action waived and released in accordance with the provisions of Sections 28.3 and 42.6 of the Plan.

      1.245 SPECIAL LITIGATION TRUST INTERESTS: The twelve million (12,000,000) beneficial interests in the Special Litigation Trust deemed distributed ratably to holders of Allowed General Unsecured Claims pursuant to the terms and conditions of Article XXIII of the Plan.


      1.246 SUBORDINATED CLAIM: A Section 510 Enron Senior Notes Claim, a
Section 510 Enron Subordinated Debenture Claim, a Section 510 Enron Preferred Equity Interest Claim, a Section 510 Enron Common Equity Interest Claim, a Penalty Claim, an Enron TOPRS Subordinated Guaranty Claim or an Other Subordinated Claim.


      1.247 TOPRS: The Trust Originated Preferred Securities issued by each of ECT I and ECT II in connection with (a) the formation of EPF I and EPF II, respectively, and (b) the Enron TOPRS Debentures, the ENA Debentures and the ETS Debentures, among other securities.


      1.248 TOPRS STIPULATION: That certain Stipulation and Order Regarding Issues By and Among Enron Corp., Enron Transportation Services Company, Enron Preferred Funding L.P., Enron Preferred Funding II, L.P., Enron Capital Trust I, Enron Capital Trust II and National City Bank, as Indenture Trustee and Property Trustee, dated September 18, 2003, and as so ordered by the Bankruptcy Court on October 2, 2003.

      1.249 UNSECURED CLAIM: Any Claim against the Debtors, other than an Administrative Expense Claim, a Secured Claim, a Priority Non-Tax Claim, a Priority Tax Claim, a Subordinated Claim or a Convenience Claim.


      1.250 VALUE: The Cash realized, at any time, from the disposition of all or any portion of the Assets; provided, however, that, with respect to Prisma Common Stock, CrossCountry Common Stock, Existing PGE Common Stock and PGE Common Stock, as the case may be, the

"Value" thereof as determined by the Bankruptcy Court as of the Confirmation Date, as the same may be increased or reduced in accordance with the provisions hereof; and, provided, further, that, to the extent that all of the Prisma Common Stock, CrossCountry Common Stock, Existing PGE Common Stock or PGE Common Stock, as the case may be, is converted into Cash, one or more promissory notes, equity interests of the purchaser thereof or such other form of consideration prior to the later to occur of (1) the commencement of distributions with respect thereto and (2) the Effective Date, the "Value" of such amount realized in Cash or the then-fair market value of the consideration received as determined by the Bankruptcy Court; and, provided, further, that, to the extent that a portion, but not all, of the Prisma Common Stock, CrossCountry Common Stock, Existing PGE Common Stock or PGE Common Stock, as the case may be, is converted into Cash, one or more promissory notes, equity interests of the purchaser thereof or such other form of consideration prior to the later to occur of (1) the commencement of distributions with respect thereto and (2) the Effective Date, the "Value" of such Prisma Common Stock, CrossCountry Common Stock, Existing PGE Common Stock or PGE Common Stock, as the case may be, shall be equal to the sum of (i) the Cash or then-fair market value of such consideration as determined by the Bankruptcy Court realized from such disposition plus (ii) the product of (y) such consideration realized per share upon such disposition of Prisma Common Stock, CrossCountry Common Stock, Existing PGE Common Stock or PGE Common Stock, as the case may be, times (z) the number of shares of Prisma Common Stock, CrossCountry Common Stock, Existing PGE Common Stock or PGE Common Stock, respectively, remaining with the Debtors immediately following such disposition.

      1.251 WD MANAGEMENT AGREEMENT: That certain Management Agreement, dated as of February 27, 2003, between Enron Wind LLC and Wind Development Trust.


      1.252 WD TRUST: The grantor trust created pursuant to the WD Trust Agreement.


      1.253 WD TRUST AGREEMENT: That certain Wind Development Trust Agreement, dated as of February 27, 2003, by and among Enron Wind Development LLC, Enron Wind Domestic Holding LLC, Enron Wind LLC, Enron Renewable Energy Corp. and Cloyses Partners LLC, as Managing Trustee.


      1.254 WS MANAGEMENT AGREEMENT: That certain Management Agreement, dated as of February 27, 2003, between Enron Wind LLC and Wind Systems Trust.


      1.255 WS TRUST: The grantor trust created pursuant to the WS Trust Agreement.


      1.256 WS TRUST AGREEMENT: That certain Wind Systems Trust Agreement, dated as of February 27, 2003, by and among Enron Wind Systems, LLC, Enron Wind Domestic Holding LLC, Enron Wind LLC, Enron Renewable Energy Corp. and Cloyses Partners LLC, as Managing Trustee.


      1.257 WIND: Enron Wind Corp., a California corporation.


      1.258 WIND GUARANTY CLAIM: Any Unsecured Claim, other than an Intercompany Claim, against Wind arising from or relating to an agreement by Wind to guarantee or otherwise satisfy the obligations of another Debtor, including, without limitation, any Claim arising from or relating to rights of contribution or reimbursement.

      1.259 WIND GUARANTY DISTRIBUTIVE ASSETS: The Plan Currency to be made available to holders of Allowed Wind Guaranty Claims in an amount equal to the sum of (A) the product of (i) seventy percent (70%) times (ii) the lesser of (a) the sum of the Wind Guaranty Claims and (b) the product of (y) the Value of Wind's Assets minus an amount equal to the sum of (1) one hundred percent (100%) of Wind's Administrative Expense Claims, Secured Claims, and Priority Claims plus (2) an amount equal to the product of Wind's Convenience Claim Distribution Percentage times Wind's Convenience Claims times (z) a fraction, the numerator of which is equal to the amount of the Wind Guaranty Claims and the denominator of which is equal to the sum of Wind's (1) General Unsecured Claims, (2) Wind Guaranty Claims and (3) Intercompany Claims plus, in the event that Class 186 votes to accept the Plan in accordance with section 1126 of the Bankruptcy Code,
(B) the product of (i) thirty percent (30%) times (ii) the Value of all of the Debtors' Assets, calculated as if the Debtors' chapter 11 estates were substantively consolidated, minus an amount equal to the sum of (1) one hundred percent (100%) of all Debtors' Administrative Expense Claims, Secured Claims and Priority Claims, calculated on a Consolidated Basis, plus (2) the sum of the products of each Debtor's Convenience Claims times its respective Convenience Claim Distribution Percentage times (iii) a fraction, the numerator of which is equal to fifty percent (50%) times an amount equal to the sum of the lesser of, calculated on a Claim-by-Claim basis, (1) the amount of Wind Guaranty Claims and
(2) the corresponding primary Claim, calculated on a Consolidated Basis, and the denominator of which is equal to the sum of the amount of (y) all Debtors' General Unsecured Claims, calculated on a Consolidated Basis, and (z) fifty percent (50%) of all Accepting Guaranty Claims; provided, however, that, for purposes of calculating "Wind Guaranty Distributive Assets", such calculation shall not include the Assets of or the General Unsecured Claims against either of the Portland Debtors.

      1.260 WIND MANAGEMENT AGREEMENTS: The WD Management Agreement and the WS Management Agreement.


      1.261 WIND RESERVE FUND: The fund in the amount of Twenty-Five Million Dollars ($25,000,000.00) created pursuant to the Wind Reserve Fund Order.


      1.262 WIND RESERVE FUND ORDER: The order, dated June 23, 2003, of the Bankruptcy Court approving the terms and conditions of a compromise and settlement with respect to issues arising from or related to the sale of certain assets of Wind and its affiliates to General Electric Company and its designee.


      1.263 WIND TRUSTS: The WD Trust and the WS Trust.


      1.264 WIND TRUSTS ASSETS: The assets subject to the respective Wind
Trusts.


      1.265 OTHER DEFINITIONS: Unless the context otherwise requires, any capitalized term used and not defined herein or elsewhere in the Plan that is defined in the Bankruptcy Code shall have the meaning assigned to that term in the Bankruptcy Code. Unless otherwise specified, (a) all section, schedule or exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time and (b) all references to dollars are to the lawful currency of the United States of America. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                   ARTICLE II

COMPROMISE AND SETTLEMENT OF DISPUTES; SUBSTANTIVE CONSOLIDATION; ASSUMPTION OF
                           OBLIGATIONS UNDER THE PLAN

      2.1 COMPROMISE AND SETTLEMENT: The Plan incorporates a proposed compromise and settlement of certain issues disputed by the Proponents, the Creditors' Committee, the ENA Examiner and other parties in interest. These issues include whether the estates of each of the Debtors should be treated separately for purposes of making payments to Creditors, whether and to what extent proceeds from the liquidation of assets, including claims and causes of action, or from the Sale Transactions should be allocated among the Debtors based upon their respective claims of ownership to such assets, and the amount, allowance and priority of certain Intercompany Claims. The provisions of the Plan relating to substantive consolidation of the Debtors, the treatment of Intercompany Claims, and the treatment of each Class of Claims under the Plan reflect this compromise and settlement, which, upon the Effective Date, shall be binding upon the Debtors, all Creditors, and all Entities receiving any payments or other distributions under the Plan. Without limiting the foregoing, the Plan and the definitions of "Distributive Assets", "Enron Guaranty Distributive Assets", "Wind Guaranty Distributive Assets", "ACFI Guaranty Distributive Assets", "ENA Guaranty Distributive Assets", "EPC Guaranty Distributive Assets" and "Intercompany Distributive Assets" set forth in Article I hereof incorporate the following salient provisions of such compromise and settlement:

            (a) Substantive Consolidation: The Plan Currency to be distributed to each holder of an Allowed General Unsecured Claim against each Debtor, other than the Portland Debtors, shall equal the sum of (i) seventy percent (70%) of the distribution such holder would receive if the Debtors, other than the Portland Debtors, were not substantively consolidated and (ii) thirty percent (30%) of the distribution such holder would receive if all of the Debtors' estates, other than the estates of the Portland Debtors, were substantively consolidated and one-half of Accepting Guaranty Claims were allowed.

            (b) Related Issues: The compromise and settlement of the substantive consolidation issue set forth in the Plan encompasses a global settlement of numerous issues related to or impacted by substantive consolidation, including, without limitation, characterization of Intercompany Claims, treatment of Guaranty Claims, transactions involving certain of the Debtors' structured-finance transactions and ownership of certain claims and causes of action.

               (i) Intercompany Claims: The Plan Currency to be allocated to each holder of an Intercompany Claim against another Debtor shall equal seventy percent (70%) of the distribution such holder would receive if the Debtors were not substantively consolidated.

               (ii) Guaranty Claims: The Plan Currency to be distributed to each holder of an Allowed Guaranty Claim shall equal the sum of (i) seventy percent (70%) of the distribution such holder would receive if the Debtors, other than the Portland Debtors, were not substantively consolidated and, in the event that such holder's respective Class of Guaranty Claims votes to accept the Plan in accordance with section 1126 of the Bankruptcy Code, (ii) thirty percent (30%) of the distribution such holder would receive if all of the Debtors' estates, other than the estates of the Portland Debtors, were substantively consolidated and one-half of Accepting Guaranty Claims were allowed.

               (iii) Ownership of Certain Assets: For purposes of calculating the Distributive Assets of ENE and ENA, the Debtors shall take, or cause to be taken, such action as is appropriate to reflect that:
            (a) ENA's Assets shall include ENE's preferred stock interests in Enron Canada Corp., either through a capital contribution or otherwise; (b) the preferred stock interests in Enron Canada Corp. held by Enron Canada Power Corp. and the preferred stock interests in Enron Canada Power Corp. held by Enron Canada Corp. shall be deemed cancelled or otherwise returned to their respective issuers; provided, however, that, if such cancellation or return leaves Enron Canada Power Corp. with insufficient funds to satisfy third-party obligations, Enron Canada Corp. shall contribute such monies to Enron Canada Power Corp. as are necessary as to satisfy such third-party obligations; (c) to the extent that proceeds are received in connection with the sale or contribution of Compagnie Papiers Stadacona, ENE and ENA Assets shall each include fifty percent (50%) of the proceeds thereof, net of the payment of third-party obligations; and (d) to the extent that proceeds are received in connection with the sale or contribution of Bridgeline Holdings, L.P., ENA's Assets shall include all the proceeds thereof, net of the payment of third-party obligations.

               (iv) Ownership of Certain Litigation Claims: The Litigation Trust
            Claims and the Special Litigation Trust Claims shall be deemed owned by all of the Debtors, other than the Portland Debtors, and the proceeds therefrom, if any, shall be distributed ratably, on a Consolidated Basis, to holders of Allowed General Unsecured Claims, other than those against the Portland Debtors.

            (c) Plan Currency: By virtue of and integral to the compromise and settlement of the substantive consolidation issue set forth in the Plan, except as provided in Sections 7.3 and 7.8 hereof with respect to ENA and certain of its subsidiaries and the holders of TOPRS, respectively, each holder of an Allowed Unsecured Claim against each Debtor, other than the Portland Debtors, shall receive the same Plan Currency regardless of the asset composition of such Debtor's estate on or subsequent to the Effective Date. Such mixture of Plan Currency shall bear direct relationship to the amount of Creditor Cash available for distribution and the value of the respective Plan Securities, as recalculated in accordance with the provisions of Section 32.1(d) of the Plan.

            (d) Inter-Debtor Waivers: By virtue of and integral to the compromise and settlement of the substantive consolidation issue set forth in the Plan, on the Effective Date, (i) each Debtor, other than the Portland Debtors, shall waive any defense, including, without limitation, defenses arising under sections 502(d) and 553(a) of the Bankruptcy Code, to Intercompany Claims asserted by another Debtor and such Claims shall be deemed to be Allowed Claims, (ii) Intercompany Claims between Debtors shall be deemed to be mutual claims arising prior to the Initial Petition Date for purposes of setoff, (iii) each of the Debtors and Debtors in Possession, other than the Portland Debtors, shall waive its right to receive distributions on any claims and causes of action such Debtor and Debtor in Possession may have against another Debtor and Debtor in Possession, other than the Portland Debtors, arising in accordance with sections 509, 544, 547, 548 and 553(b) of the Bankruptcy Code, without waiving or releasing any claims and causes of action against non-Debtor parties and (iv) except as provided in subsection (i) hereof, each Debtor and Debtor in Possession, other than the Portland Debtors, shall waive and forever release any right, claim or cause of action which has been or could have been asserted by such Debtor or Debtor in Possession against any other Debtor and Debtor in Possession, other than the Portland Debtors, including pursuant to principles of substantive consolidation, piercing the corporate veil, alter ego, domination, constructive trust and similar principles of state or federal creditors' rights laws.

            (e) Governance: By virtue of and integral to the compromise and settlement of the substantive consolidation issue set forth in the Plan, the boards of the respective Entities contemplated pursuant to the Plan represent the interests of Creditor constituencies and provide protections to safeguard the interests of such constituencies.


      2.2 NON-SUBSTANTIVE CONSOLIDATION: On the Effective Date, the Debtors' estates shall not be deemed to be substantively consolidated for purposes of the Plan; provided, however, that, as part of the compromise and settlement embodied in the Plan, holders of Allowed Claims and Allowed Equity Interests shall receive a portion of their distributions based upon the hypothetical pooling of the assets and liabilities of the Debtors, other than the Portland Debtors. Any Claims against one or more of the Debtors based upon a guaranty, indemnity, co-signature, surety or otherwise, of Claims against another Debtor shall be treated as separate and distinct Claims against the estate of the respective Debtors and shall be entitled to distributions under the Plan in accordance with the provisions hereof.

      2.3 ALLOCATION OF EXPENSES: On or prior to the Ballot Date, the Debtors shall file a motion with the Bankruptcy Court and, in connection with the entry of the Confirmation Order, the Bankruptcy Court shall enter an order with respect to the allocation of overhead and expenses among the Debtors and the Reorganized Debtors, as the case may be. Without limiting the foregoing, such allocation shall be predicated upon the tasks to be performed by the Debtors and the Reorganized Debtors, as the case may be, from and after the Confirmation Date, including, without limitation, the number of employees required to discharge such duties and obligations. Except as provided therein, all other provisions of the Bankruptcy Court's orders, dated February 25, 2002, November 21, 2002 and November 25, 2002, with respect to the allocation of overhead and expenses shall remain in full force and effect. Notwithstanding the foregoing or the provisions of Sections 3.1 and 3.2 of the Plan, to the extent that the Assets of a Debtor are insufficient to satisfy the administrative professional fees and the allocable overhead of such Debtor, the unsatisfied portion thereof shall be absorbed by the remaining Debtors.

      2.4 WIND RESERVE FUND: Pursuant to the Wind Reserve Fund Order and for purposes of calculating distributions pursuant to the Plan, including, without limitation, the amount and value of Distributive Assets, Enron Guaranty Distributive Assets, Intercompany Distributive Assets and Wind Guaranty Distributive Assets, the Wind Reserve Fund shall not be included in the Assets of any of the Debtors, including Wind.

                                  ARTICLE III

                            PROVISIONS FOR PAYMENT OF
              ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

      3.1 ADMINISTRATIVE EXPENSE CLAIMS: On the later to occur of (a) the Effective Date and (b) the date on which an Administrative Expense Claim shall become an Allowed Claim, the Reorganized Debtors shall (i) pay to each holder of an Allowed Administrative Expense Claim, in Cash, the full amount of such Allowed Administrative Expense Claim, or (ii) satisfy and discharge such Allowed Administrative Expense Claim in accordance with such other terms no more favorable to the claimant than as may be agreed upon by and between the holder thereof and the Debtors or the Reorganized Debtors, as the case may be; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred by the Debtors in Possession during the Chapter 11 Cases shall be paid by the Reorganized Debtor Plan Administrator in accordance with the terms and conditions of the particular transaction and any agreements relating thereto.

      3.2 PROFESSIONAL COMPENSATION AND REIMBURSEMENT CLAIMS: All Entities awarded compensation or reimbursement of expenses by the Bankruptcy Court in accordance with sections 328, 330 or 331 of the Bankruptcy Code or entitled to the priorities established pursuant to section 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code, shall be paid in full, in Cash, the amounts allowed by the Bankruptcy Court (a) on or as soon as reasonably practicable following the later to occur of (i) the Effective Date and (ii) the date upon which the Bankruptcy Court order allowing such Claim becomes a Final Order or
(b) upon such other terms no more favorable to the Claimant than as may be mutually agreed upon between such holder of an Allowed Administrative Expense Claim and the Debtors or the Reorganized Debtors, as the case may be.

      3.3 PAYMENT OF PRIORITY TAX CLAIMS: Each holder of an Allowed Priority Tax Claim shall be entitled to receive distributions in an amount equal to the full amount of such Allowed Priority Tax Claim. At the option and discretion of the Debtors, with the consent of the Creditors' Committee, which option shall be exercised, in writing, on or prior to the commencement of the Confirmation Hearing, such payment shall be made (a) in full, in Cash, on the Effective Date,
(b) in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, in full, in Cash, in equal quarterly installments, commencing on the first (1st) Business Day following the Effective Date and ending on the sixth (6th) anniversary of assessment of such Allowed Priority Tax Claim, together with interest accrued thereon at a rate to be determined by the Bankruptcy Court and set forth in the Confirmation Order, or (c) by mutual agreement of the holder of such Allowed Priority Tax Claim and the Debtors, subject to the consent of the Creditors' Committee.

                                   ARTICLE IV

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

      Claims and Equity Interests are classified as follows:

4.1         Class 1                                -              Priority Non-Tax Claims

4.2         Class 2                                -              Secured Claims

4.3         Classes 3 through 182                  -              General Unsecured Claims (Other than Enron
                                                                  Subordinated Debenture Claims)

4.4         Class 183                              -              Enron Subordinated Debenture Claims

4.5         Class 184                              -              Enron TOPRS Debenture Claims

4.6         Class 185                              -              Enron Guaranty Claims

4.7         Class 186                              -              Wind Guaranty Claims

4.8         Class 187                              -              ENA Guaranty Claims

4.9         Class 188                              -              ACFI Guaranty Claims

4.10        Class 189                              -              EPC Guaranty Claims

4.11        Class 190                              -              Intercompany Claims

4.12        Classes 191 through 375                -              Convenience Claims

4.13        Classes 376 through 382                -              Subordinated Claims

4.14        Class 383                              -              Enron Preferred Equity Interests

4.15        Class 384                              -              Enron Common Equity Interests

4.16        Class 385                              -              Other Equity Interests

Annexed as Exhibits "H", "I" and "J" are schedules setting forth the classes of General Unsecured Claims, Convenience Claims and Subordinated Claims, respectively, for each of the individual Debtors.

                                    ARTICLE V

                           PROVISION FOR TREATMENT OF
                        PRIORITY NON-TAX CLAIMS (CLASS 1)

        5.1 PAYMENT OF ALLOWED PRIORITY NON-TAX CLAIMS: Unless otherwise mutually agreed upon by the holder of an Allowed Priority Non-Tax Claim and the Reorganized Debtors, each holder of an Allowed Priority Non-Tax Claim shall receive in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Priority Non-Tax Claim, Cash in an amount equal to such Allowed Priority Non-Tax Claim on the later of the Effective Date and the date such Allowed Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable.

                                   ARTICLE VI

                           PROVISION FOR TREATMENT OF
                            SECURED CLAIMS (CLASS 2)

        6.1 TREATMENT OF SECURED CLAIMS: On the Effective Date, each holder of an Allowed Secured Claim shall receive in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Secured Claim one of the following distributions: (a) the payment of such holder's Allowed Secured Claim in full, in Cash; (b) the sale or disposition proceeds of the property securing any Allowed Secured Claim to the extent of the value of their respective interests in such property; (c) the surrender to the holder or holders of any Allowed Secured Claim of the property securing such Claim; or (d) such other distributions as shall be necessary to satisfy the requirements of chapter 11 of the Bankruptcy Code. The manner and treatment of each Secured Claim shall be determined by the Debtors, subject to the consent of the Creditors' Committee and transmitted, in writing, to holder of a Secured Claim on or prior to the commencement of the Confirmation Hearing.

                                   ARTICLE VII

                           PROVISION FOR TREATMENT OF
                    GENERAL UNSECURED CLAIMS (CLASSES 3-182)

        7.1 TREATMENT OF GENERAL UNSECURED CLAIMS OTHER THAN THOSE AGAINST THE PORTLAND DEBTORS (CLASSES 3 THROUGH 180): Commencing on the Effective Date and subject to the provisions of Sections 7.3, 7.4 and 7.8 hereof, each holder of an Allowed General Unsecured Claim against a Debtor, other than a Portland Debtor, shall be entitled to receive on account of such Allowed General Unsecured Claim distributions (a) in an aggregate amount equal to such holder's Pro Rata Share of the Distributive Assets attributable to such Debtor and (b) equal to such holder's Pro Rata Share of (i) twelve million (12,000,000) Litigation Trust Interests and (ii) twelve million (12,000,000) Special Litigation Trust Interests.

        7.2 TREATMENT OF GENERAL UNSECURED CLAIMS AGAINST THE PORTLAND DEBTORS (CLASSES 181 AND 182): Commencing on the Effective Date and subject to the provisions of Section 7.4 hereof, each holder of an Allowed General Unsecured Claim against either of the

Portland Debtors shall be entitled to receive on account of such Allowed General Unsecured Claim distributions in an aggregate amount equal to such holders' Pro Rata Share of the Portland Creditor Cash.

        7.3 ELECTION TO RECEIVE ADDITIONAL CASH DISTRIBUTIONS IN LIEU OF PARTIAL PLAN SECURITIES: Notwithstanding the provisions of Section 7.1 of the Plan, any holder of an Allowed General Unsecured Claim against Enron North America Corp., Enron Power Marketing, Inc., Enron Gas Liquids, Inc., Enron Global Markets LLC, Enron Industrial Markets LLC, Enron Natural Gas Marketing Corp., ENA Upstream Company LLC, Enron Capital & Trade Resources International Corp. and Enron Reserve Acquisition Corp. may elect to receive such holder's Pro Rata Share of One Hundred Twenty-Five Million Dollars ($125,000,000.00) in lieu of all or a portion of the Plan Securities to which such holder is otherwise entitled to receive pursuant to the Plan. In the event that any such holder elects to receive such additional Cash distribution, (a) such holder's distribution of Plan Securities shall be reduced on a dollar-for-dollar basis and (b) distributions of Plan Securities to be made to holders of Allowed General Unsecured Claims against ENE shall be increased on a dollar-for-dollar basis. Such election must be made on the Ballot and be received by the Debtors on or prior to the Ballot Date. Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is expressly waived, in writing, by the Debtors; provided, however, that, under no circumstances, may such waiver by the Debtors occur on or after the Effective Date.

        7.4 ALLOWED CLAIMS OF FIFTY THOUSAND DOLLARS OR MORE/ELECTION TO BE TREATED AS A CONVENIENCE CLAIM: Notwithstanding the provisions of Sections 7.1 and 7.3 of the Plan, any holder of an Allowed General Unsecured Claim, other than (i) an Enron Senior Notes Claim, (ii) an Enron Subordinated Debenture Claim, (iii) an ETS Debenture Claim, (iv) an ENA Debenture Claim and (v) any other General Unsecured Claim that is a component of a larger General Unsecured Claim, portions of which may be held by such or any other holder whose Allowed General Unsecured Claim, is more than Fifty Thousand Dollars ($50,000.00), and who elects to reduce the amount of such Allowed Claim to Fifty Thousand Dollars ($50,000.00), shall, at such holder's option, be entitled to receive, based on such Allowed Claim as so reduced, distributions pursuant to Article XIII hereof. Such election must be made on the Ballot and be received by the Debtors on or prior to the Ballot Date. Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is expressly waived, in writing, by the Debtors; provided, however, that, under no circumstances, may such waiver by the Debtors occur on or after the Effective Date.

        7.5 LIMITATION ON RECOVERY: Notwithstanding anything contained herein to the contrary, including, without limitation, the distributions to be made to a holder of an Allowed General Unsecured Claim in accordance with Sections 7.1 and
7.3 hereof, in the event that the sum of (a) the distributions of Cash and Plan Securities in accordance with Sections 7.1 and 7.3 hereof and (b) the value of the Litigation Trust Interests and the Special Litigation Trust Interests, as determined in accordance with the provisions of Sections 22.5 and 23.5 hereof, respectively, that would be distributed to such holder are equal to or in excess of one hundred percent (100%) of such holder's Allowed General Unsecured Claim, then, the Cash and Plan Securities remaining to be distributed to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of Allowed Claims and Allowed Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims and Disputed

Equity Interests in accordance with the provisions of the documents, instruments and agreements governing such Claims and Equity Interests, including, without limitation, the contractual subordination provisions set forth therein, and the Bankruptcy Code.

        7.6 SEVERANCE SETTLEMENT FUND LITIGATION PAYMENTS: In accordance with Severance Settlement Order and the Severance Settlement Fund Trust Agreement, Severance Settlement Fund Proceeds shall be paid to the Settling Former Employees in full and final satisfaction of all Claims deemed released in accordance with the Severance Settlement Order.

        7.7 TERMINATION OF WIND TRUSTS: From and after the Confirmation Date, the Managing Trustee, as defined in the WD Trust Agreement and the WS Trust Agreement, and the Manager, as defined in the WD Management Agreement and the WS Management Agreement, shall continue to operate the Wind Trusts and liquidate the Wind Trusts Assets in accordance with the terms and provisions set forth therein and all documents related thereto. Upon liquidation of the Wind Trusts Assets, (a) the net proceeds thereof shall be delivered to the Debtors or the Reorganized Debtors, as the case may be, for distribution to holders of Allowed General Unsecured Claims in accordance with the provisions of this Article VII; provided, however, that, under no circumstances, shall an Electric Utility, as defined in the WD Trust Agreement and the WS Trust Agreement, receive Cash proceeds from any of the Wind Trusts Assets and, in lieu thereof, the Disbursing Agent shall include in the distributions to be made to a holder of an Allowed General Unsecured Claim that is an Electric Utility Cash from other sources of Creditor Cash, on a dollar-for-dollar basis, and (b) upon delivery of all such proceeds to the Debtors or the Reorganized Debtors, as the case may be, and compliance with all requirements, including, without limitation, the filing of appropriate tax returns, (i) the Wind Trusts shall be terminated and (ii) all parties to the Wind Trusts, the Wind Trust Agreements and the Wind Management Agreements shall be relieved of any and all obligations hereunder and thereunder.

        7.8 ELECTION OF TOPRS HOLDERS TO RECEIVE ADDITIONAL CASH DISTRIBUTIONS IN LIEU OF PARTIAL PLAN SECURITIES: Notwithstanding the provisions of Section
7.1 of the Plan, pursuant to the compromise and settlement set forth herein and in the TOPRS Stipulation, each holder of TOPRS may elect to receive additional distributions of Cash in lieu of distributions of CrossCountry Common Stock, PGE Common Stock and Prisma Common Stock to which such holder is entitled to receive derivatively on account of the Allowed ETS Debenture Claims held by EPF I and EPF II. To the extent elected, ENE shall be deemed to have purchased from EPF I and EPF II the shares of CrossCountry Common Stock, PGE Common Stock and Prisma Common Stock otherwise distributed at a price equal to the per share value determined by the Bankruptcy Court at the Confirmation Hearing. Such election must be made on the Ballot tendered by the ETS Indenture Trustee with respect to the ETS Debenture Claims and be received by the Debtors on or prior to the Ballot Date; provided, however, that, in the event that the holders of Allowed ETS Debenture Claims do not vote to accept the Plan such that, if the ETS Debenture Claims were deemed to be a separate Class of Claims, such Class would be deemed to have not accepted the Plan in accordance with section 1126 of the Bankruptcy Code, any such election shall be deemed null and void and the provisions of this Section 7.8 shall have no force or effect. Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is expressly waived, in writing, by the Debtors; provided, however, that, under no circumstances, may such waiver by the Debtors occur on or after the Effective Date.

                                  ARTICLE VIII

                           PROVISION FOR TREATMENT OF
                       ENRON SUBORDINATED DEBENTURE CLAIMS (CLASS 183)

        8.1 TREATMENT OF ALLOWED ENRON SUBORDINATED DEBENTURE CLAIMS (CLASS
183): Commencing on the Effective Date, each holder of an Allowed Enron Subordinated Debenture Claim shall be entitled to receive on account of such Allowed Enron Subordinated Debenture Claim distributions (a) in an aggregate amount equal to such holder's Pro Rata Share of the Distributive Assets attributable to ENE and (b) equal to such holder's Pro Rata Share of (i) twelve million (12,000,000) Litigation Trust Interests and (ii) twelve million (12,000,000) Special Litigation Trust Interests; provided, however, that, notwithstanding the foregoing, the contractual subordination rights of holders of "Senior Indebtedness" or any similar term under the Enron Subordinated Indentures shall be preserved and enforced hereunder pursuant to section 510(a) of the Bankruptcy Code and, as a result thereof, the aggregate of such distributions shall be distributed to holders of Allowed Claims that constitute "Senior Indebtedness", as identified on Exhibit "K" hereto, until such time as such holder's Claims have been satisfied in accordance with the terms and provisions of the Enron Subordinated Indentures.

        8.2 CONTINGENT DISTRIBUTION/LIMITATION ON RECOVERY: Notwithstanding anything contained herein to the contrary, in the event that the sum of (a) the distributions of the Cash and Plan Securities are deemed redistributed to a holder of an Allowed Enron Subordinated Debenture Claim in accordance with the provisions of Section 7.5 hereof and (b) the sum of the distributions of Cash and Plan Securities and the value of the Litigation Trust Interests and the Special Litigation Trust Interests, if any and as determined in accordance with the provisions of Sections 22.5 and 23.5 hereof, respectively, distributed to a holder of an Allowed Enron Subordinated Debenture Claim are equal to or in excess of one hundred percent (100%) of such holder's Allowed Enron Subordinated Debenture Claim, then, the Cash and Plan Securities remaining to be distributed to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of Allowed Claims and Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims and Disputed Equity Interest in accordance with the provisions of the documents, instruments and agreements governing such Claims and Equity Interests, including, without limitation, the contractual subordination provisions set forth therein, and the Bankruptcy Code.

                                   ARTICLE IX

                           PROVISION FOR TREATMENT OF
                    ENRON TOPRS DEBENTURE CLAIMS (CLASS 184)

        9.1 TREATMENT OF ALLOWED ENRON TOPRS DEBENTURE CLAIMS (CLASS 184):
Commencing on the Effective Date, each holder of an Allowed Enron TOPRS Debenture Claim shall be entitled to receive on account of such Allowed Enron TOPRS Debenture Claim distributions (a) in an aggregate amount equal to such holder's Pro Rata Share of the Distributive Assets attributable to ENE and (b) equal to such holder's Pro Rata Share of (i) twelve million (12,000,000) Litigation Trust Interests and (ii) twelve million (12,000,000) Special Litigation Trust Interests; provided, however, that, notwithstanding the foregoing, the contractual subordination rights of holders of "Senior Indebtedness" or any similar term under the Enron TOPRS Indentures shall be preserved and enforced hereunder pursuant to section 510(a) of the Bankruptcy Code and, as a result thereof, the aggregate of such distributions shall be distributed to holders of Allowed Claims that constitute "Senior Indebtedness", as identified on Exhibit "K" hereto, until such time as such holder's Claims have been satisfied in accordance with the terms and provisions of the Enron TOPRS Indentures.

        9.2 CONTINGENT DISTRIBUTION/LIMITATION ON RECOVERY: Notwithstanding anything contained herein to the contrary, in the event that the sum of (a) the distributions of the Cash and Plan Securities are deemed redistributed to a holder of an Allowed Enron TOPRS Debenture Claim in accordance with the provisions of Section 7.5 hereof and (b) the sum of the distributions of Cash and Plan Securities and the value of the Litigation Trust Interests and the Special Litigation Trust Interests, if any and as determined in accordance with the provisions of Sections 22.5 and 23.5 hereof, respectively, distributed to a holder of an Allowed Enron TOPRS Debenture Claim are equal to or in excess of one hundred percent (100%) of such holder's Allowed Enron TOPRS Debenture Claim, then, the Cash and Plan Securities remaining to be distributed to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of Allowed Claims and Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims and Disputed Equity Interest in accordance with the provisions of the documents, instruments and agreements governing such Claims and Equity Interests, including, without limitation, the contractual subordination provisions set forth therein, and the Bankruptcy Code.

                                    ARTICLE X

                           PROVISIONS FOR TREATMENT OF
                        ENRON GUARANTY CLAIMS (CLASS 185)

        10.1 TREATMENT OF ENRON GUARANTY CLAIMS (CLASS 185): Commencing on the Effective Date and subject to the provisions of Section 10.2 hereof, each holder of an Allowed Enron Guaranty Claim shall be entitled to receive on account of such Allowed Enron Guaranty Claim distributions in an aggregate amount equal to such holder's Pro Rata Share of the Enron Guaranty Distributive Assets; provided, however, that, under no circumstances, shall a holder of an Allowed Enron Guaranty Claim receive aggregate distributions in accordance with the provisions of Articles VII and X of the Plan in excess of one hundred percent (100%) of such holder's corresponding Allowed General Unsecured Claim; and, provided, further, that, in the event that the holders of Allowed Enron Guaranty Claims do not vote to accept the Plan such that Class 185 would have not accepted the Plan in accordance with section 1126 of the Bankruptcy Code, "Enron Guaranty Distributive Assets" shall be reduced to include only that portion of Assets set forth in Section 1.106(A) hereof.

        10.2 ALLOWED CLAIMS OF FIFTY THOUSAND DOLLARS OR MORE/ELECTION TO BE TREATED AS A CONVENIENCE CLAIM: Notwithstanding the provisions of Section 10.1 of the Plan, any holder of an Allowed Enron Guaranty Claim whose Allowed Enron Guaranty Claim is more than Fifty Thousand Dollars ($50,000.00), and who elects to reduce the amount of such Allowed Claim to Fifty Thousand Dollars ($50,000.00), shall, at such holder's option, be entitled to receive, based on such Allowed Claim as so reduced, distributions pursuant to Article XVI hereof; provided, however, that, under no circumstances, shall a holder of an Allowed Enron Guaranty Claim receive aggregate distributions in accordance with the provisions of Articles VII and X of the Plan in excess of one hundred percent (100%) of such holder's corresponding Allowed General Unsecured Claim. Such election must be made on the Ballot and be received by the Debtors on or prior to the Ballot Date. Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is expressly waived, in writing, by the Debtors; provided, however, that, under no circumstances, may such waiver by the Debtors occur on or after the Effective Date.

                                   ARTICLE XI

                           PROVISIONS FOR TREATMENT OF
                        WIND GUARANTY CLAIMS (CLASS 186)

        11.1 TREATMENT OF WIND GUARANTY CLAIMS (CLASS 186) : Commencing on the Effective Date and subject to the provisions of Section 11.2 hereof, each holder of an Allowed Wind Guaranty Claim shall be entitled to receive on account of such Allowed Wind Guaranty Claim distributions in an aggregate amount equal to such holder's Pro Rata Share of the Wind Guaranty Distributive Assets; provided, however, that, under no circumstances, shall a holder of an Allowed Wind Guaranty Claim receive aggregate distributions in accordance with the provisions of Articles VII and XI of the Plan in excess of one hundred percent (100%) of such holder's corresponding Allowed General Unsecured Claim; and, provided, further, that, in the event that the holders of Allowed Wind Guaranty Claims do not vote to accept the Plan such that Class 186 would have not accepted the Plan in accordance with section 1126 of the Bankruptcy Code, "Wind Guaranty Distributive Assets" shall be reduced to include only that portion of Assets set forth in Section 1.259(A) hereof.

        11.2 ALLOWED CLAIMS OF FIFTY THOUSAND DOLLARS OR MORE/ELECTION TO BE TREATED AS A CONVENIENCE CLAIM: Notwithstanding the provisions of Section 11.1 of the Plan, any holder of an Allowed Wind Guaranty Claim whose Allowed Wind Guaranty Claim is more than Fifty Thousand Dollars ($50,000.00), and who elects to reduce the amount of such Allowed Claim to Fifty Thousand Dollars ($50,000.00), shall, at such holder's option, be entitled to receive, based on such Allowed Claim as so reduced, distributions pursuant to Article XVI hereof; provided, however, that, under no circumstances, shall a holder of an Allowed Wind Guaranty Claim receive aggregate distributions in accordance with the provisions of Articles VII and XI of the Plan in excess of one hundred percent (100%) of such holder's corresponding Allowed General Unsecured Claim. Such election must be made on the Ballot and be received by the Debtors on or prior to the Ballot Date. Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is expressly waived, in writing, by the Debtors; provided, however, that, under no circumstances, may such waiver by the Debtors occur on or after the Effective Date.

                                   ARTICLE XII

                           PROVISIONS FOR TREATMENT OF
                         ENA GUARANTY CLAIMS (CLASS 187)

        12.1 TREATMENT OF ENA GUARANTY CLAIMS (CLASS 187) : Commencing on the Effective Date and subject to the provisions of Section 12.2 hereof, each holder of an Allowed ENA Guaranty Claim shall be entitled to receive on account of such Allowed ENA Guaranty Claim distributions in an aggregate amount equal to such holder's Pro Rata Share of the ENA Guaranty Distributive Assets; provided, however, that, under no circumstances, shall a holder of an Allowed ENA Guaranty Claim receive aggregate distributions in accordance with the provisions of Articles VII and XII of the Plan in excess of one hundred percent (100%) of such holder's corresponding Allowed General Unsecured Claim; and, provided, further, that, in the event that the holders of Allowed ENA Guaranty Claims do not vote to accept the Plan such that Class 187 would have not accepted the Plan in accordance with section 1126 of the Bankruptcy Code, "ENA Guaranty Distributive Assets" shall be reduced to include only that portion of Assets set forth in
Section 1.98(A) hereof.

        12.2 ALLOWED CLAIMS OF FIFTY THOUSAND DOLLARS OR MORE/ELECTION TO BE TREATED AS A CONVENIENCE CLAIM: Notwithstanding the provisions of Section 12.1 of the Plan, any holder of an Allowed ENA Guaranty Claim whose Allowed ENA Guaranty Claim is more than Fifty Thousand Dollars ($50,000.00), and who elects to reduce the amount of such Allowed Claim to Fifty Thousand Dollars ($50,000.00), shall, at such holder's option, be entitled to receive, based on such Allowed Claim as so reduced, distributions pursuant to Article XVI hereof; provided, however, that, under no circumstances, shall a holder of an Allowed ENA Guaranty Claim receive aggregate distributions in accordance with the provisions of Articles VII and XII of the Plan in excess of one hundred percent (100%) of such holder's corresponding Allowed General Unsecured Claim. Such election must be made on the Ballot and be received by the Debtors on or prior to the Ballot Date. Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is expressly waived, in writing, by the Debtors; provided, however, that, under no circumstances, may such waiver by the Debtors occur on or after the Effective Date.

                                  ARTICLE XIII

                           PROVISIONS FOR TREATMENT OF
                        ACFI GUARANTY CLAIMS (CLASS 188)

        13.1 TREATMENT OF ACFI GUARANTY CLAIMS (CLASS 188) : Commencing on the Effective Date and subject to the provisions of Section 13.2 hereof, each holder of an Allowed ACFI Guaranty Claim shall be entitled to receive on account of such Allowed ACFI Guaranty Claim distributions in an aggregate amount equal to such holder's Pro Rata Share of the ACFI Guaranty Distributive Assets; provided, however, that, under no circumstances, shall a holder of an Allowed ACFI Guaranty Claim receive aggregate distributions in accordance with the provisions of Articles VII and XIII of the Plan in excess of one hundred percent (100%) of such holder's corresponding Allowed General Unsecured Claim; and, provided, further, that, in the event that the holders of Allowed ACFI Guaranty Claims do not vote to accept the Plan such that

Class 188 would have not accepted the Plan in accordance with section 1126 of the Bankruptcy Code, "ACFI Guaranty Distributive Assets" shall be reduced to include only that portion of Assets set forth in Section 1.4(A) hereof.

        13.2 ALLOWED CLAIMS OF FIFTY THOUSAND DOLLARS OR MORE/ELECTION TO BE TREATED AS A CONVENIENCE CLAIM: Notwithstanding the provisions of Section 13.1 of the Plan, any holder of an Allowed ACFI Guaranty Claim whose Allowed ACFI Guaranty Claim is more than Fifty Thousand Dollars ($50,000.00), and who elects to reduce the amount of such Allowed Claim to Fifty Thousand Dollars ($50,000.00), shall, at such holder's option, be entitled to receive, based on such Allowed Claim as so reduced, distributions pursuant to Article XVI hereof; provided, however, that, under no circumstances, shall a holder of an Allowed ACFI Guaranty Claim receive aggregate distributions in accordance with the provisions of Articles VII and XIII of the Plan in excess of one hundred percent (100%) of such holder's corresponding Allowed General Unsecured Claim. Such election must be made on the Ballot and be received by the Debtors on or prior to the Ballot Date. Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is expressly waived, in writing, by the Debtors; provided, however, that, under no circumstances, may such waiver by the Debtors occur on or after the Effective Date.

                                   ARTICLE XIV

                           PROVISIONS FOR TREATMENT OF
                         EPC GUARANTY CLAIMS (CLASS 189)

        14.1 TREATMENT OF EPC GUARANTY CLAIMS (CLASS 189) : Commencing on the Effective Date and subject to the provisions of Section 14.2 hereof, each holder of an Allowed EPC Guaranty Claim shall be entitled to receive on account of such Allowed EPC Guaranty Claim distributions in an aggregate amount equal to such holder's Pro Rata Share of the EPC Guaranty Distributive Assets; provided, however, that, under no circumstances, shall a holder of an Allowed EPC Guaranty Claim receive aggregate distributions in accordance with the provisions of Articles VII and XIV of the Plan in excess of one hundred percent (100%) of such holder's corresponding Allowed General Unsecured Claim; and, provided, further, that, in the event that the holders of Allowed EPC Guaranty Claims do not vote to accept the Plan such that Class 189 would have not accepted the Plan in accordance with section 1126 of the Bankruptcy Code, "EPC Guaranty Distributive Assets" shall be reduced to include only that portion of Assets set forth in
Section 1.124(A) hereof.

        14.2 ALLOWED CLAIMS OF FIFTY THOUSAND DOLLARS OR MORE/ELECTION TO BE TREATED AS A CONVENIENCE CLAIM: Notwithstanding the provisions of Section 14.1 of the Plan, any holder of an Allowed EPC Guaranty Claim whose Allowed EPC Guaranty Claim is more than Fifty Thousand Dollars ($50,000.00), and who elects to reduce the amount of such Allowed Claim to Fifty Thousand Dollars ($50,000.00), shall, at such holder's option, be entitled to receive, based on such Allowed Claim as so reduced, distributions pursuant to Article XVI hereof; provided, however, that, under no circumstances, shall a holder of an Allowed ACFI Guaranty Claim receive aggregate distributions in accordance with the provisions of Articles VII and XIV of the Plan in excess of one hundred percent (100%) of such holder's corresponding Allowed General Unsecured Claim. Such election must be made on the Ballot and be received by the Debtors on or prior to the Ballot Date. Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is expressly waived, in writing, by the Debtors; provided, however, that, under no circumstances, may such waiver by the Debtors occur on or after the Effective Date.

                                   ARTICLE XV

                           PROVISIONS FOR TREATMENT OF
                         INTERCOMPANY CLAIMS (CLASS 190)

        15.1 TREATMENT OF INTERCOMPANY CLAIMS (CLASS 190) : Commencing on the Effective Date, each Debtor which is a holder of an Allowed Intercompany Claim shall be deemed to be entitled to receive on account of such Allowed Intercompany Claim allocations in an aggregate amount equal to such holder's Pro Rata Share of the Intercompany Distributive Assets and such allocations shall be redistributed to holders of Allowed Claims in accordance with the provisions of Articles VII through IX and XVII through XX hereof.

                                   ARTICLE XVI

                           PROVISIONS FOR TREATMENT OF
                      CONVENIENCE CLAIMS (CLASSES 191-375)

        16.1 TREATMENT OF CONVENIENCE CLAIMS (CLASSES 191 THROUGH 375): On the Effective Date or as soon as practicable thereafter, and except as provided in
Section 16.2 hereof, each holder of an Allowed Convenience Claim against a Debtor shall receive Cash in an amount equal to the applicable Convenience Claim Distribution Percentage of such Allowed Convenience Claim.

        16.2 PLAN CURRENCY OPPORTUNITY: Notwithstanding the provisions of this
Article XVI, any holder of an Allowed Convenience Claim against a Debtor may elect to have such holder's Claim treated as a General Unsecured Claim or a Guaranty Claim against such Debtor in accordance with the respective provisions of Articles VII, X, XI, XII, XIII and XIV hereof. Such election must be made on the Ballot and be received by the Debtors on or prior to the Ballot Date. Any election made after the Ballot date shall not be binding upon the Debtors unless the Ballot Date is expressly waived, in writing, by the Debtors; provided, however, that, under no circumstances, may such waiver by the Debtors occur on or after the Effective Date.

                                  ARTICLE XVII

                           PROVISION FOR TREATMENT OF
                     SUBORDINATED CLAIMS (CLASSES 376 - 382)

        17.1 TREATMENT OF ALLOWED SUBORDINATED CLAIMS (CLASSES 376 THROUGH 382):
Except as otherwise provided in Section 17.2 of the Plan, each holder of an Allowed Subordinated Claim shall receive no distribution for and on account of such Claim.

        17.2 CONTINGENT DISTRIBUTION/LIMITATION ON RECOVERY: Notwithstanding anything contained herein to the contrary, in the event that Cash and Plan Securities are deemed redistributed to a holder of an Allowed Subordinated Claim in accordance with the provisions of Sections 7.5, 8.2 and 9.2 of the Plan, such redistribution shall be made to holders of Allowed Subordinated Claims in the following order of priority, until such Claims are paid, or deemed paid in full, in Cash, or through the value of the Plan Securities so distributed: (a) holders of Allowed
Section 510 Enron Senior Notes Claims and Allowed Section 510 Enron Subordinated Debenture Claims; (b) holders of Allowed Penalty Claims and Allowed Other Subordinated Claims; (c) holders of Allowed Section 510 Enron Preferred Equity Interest Claims; (d) holders of Allowed Enron Preferred Equity Interests and Allowed Enron TOPRS Subordinated Guaranty Claims; and (e) holders of Allowed
Section 510 Enron Common Equity Interest Claims and Allowed Enron Common Equity Interests in accordance with the provisions of the documents, instruments and agreements governing such Equity Interests, including, without limitation, the contractual subordination provisions set forth therein and the Bankruptcy Code.

                                  ARTICLE XVIII

                           PROVISIONS FOR TREATMENT OF
                  ENRON PREFERRED EQUITY INTERESTS (CLASS 383)

        18.1 TREATMENT OF ALLOWED ENRON PREFERRED EQUITY INTERESTS (CLASS 383):
Except as otherwise provided in Section 18.2 of the Plan, on the Effective Date, each holder of an Allowed Enron Preferred Equity Interest shall be entitled to receive such holder's Pro Rata Share of the separate class of Preferred Equity Trust Interests relating to such holder's class of Exchanged Enron Preferred Stock to be allocated pursuant to Article XXVI of the Plan. For purposes of this
Section 18.1, a holder's class of Exchanged Enron Preferred Stock is the class of Exchanged Enron Preferred Stock to be issued in lieu of such holder's class of Enron Preferred Equity Interest.

        18.2 CONTINGENT DISTRIBUTION/LIMITATION ON RECOVERY: Notwithstanding anything contained herein to the contrary, in the event that (a) Cash and Plan Securities are deemed redistributed to a holder of an Allowed Enron Preferred Equity Interest, and, as a result of the issuance and transfer of the Exchanged Enron Preferred Stock, to the Preferred Equity Trustee for and on behalf of the holders of Preferred Equity Trust Interests, in accordance with the provisions of Sections 7.5, 8.2, 9.2 and 17.2 of the Plan, and (b) the sum of such distributions to such holder are equal or in excess of to one hundred percent (100%) of such holder's Allowed Enron Preferred Equity Interests, then, the Cash and Plan Securities remaining to be distributed to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of Allowed
Section 510 Enron Common Equity Interest Claims and Allowed Enron Common Equity Interests in accordance with the provisions of the documents, instruments and agreements governing such Equity Interests, including, without limitation, the contractual subordination provisions set forth therein, and the Bankruptcy Code.

        18.3 CANCELLATION OF ENRON PREFERRED EQUITY INTERESTS AND EXCHANGED ENRON PREFERRED STOCK: On the Effective Date, the Enron Preferred Equity Interests shall be deemed cancelled and of no force and effect and the Exchanged Enron Preferred Stock shall be issued in lieu thereof. On the later to occur of
(a) the entry of a Final Order resolving all Claims in the Chapter 11 Cases and
(b) the final distribution made to holders of Allowed Claims and Allowed Equity Interests in accordance with Article XXXII of the Plan, the Exchanged Enron Preferred

Stock shall be deemed extinguished and the certificates and all other documents representing such Equity Interests shall be deemed cancelled and of no force and effect.

                                   ARTICLE XIX

                           PROVISION FOR TREATMENT OF
                    ENRON COMMON EQUITY INTERESTS (CLASS 384)

        19.1 TREATMENT OF ALLOWED ENRON COMMON EQUITY INTERESTS (CLASS 384):
Except as otherwise provided in Section 19.2 of the Plan, on the Effective Date, each holder of an Allowed Enron Common Equity Interest shall be entitled to receive such holder's Pro Rata Share of Common Equity Trust Interests to be allocated pursuant to Article XXVII of the Plan.

        19.2 CONTINGENT DISTRIBUTION TO COMMON EQUITY TRUST: Notwithstanding anything contained herein to the contrary, in the event that Cash and Plan Securities are deemed redistributed to a holder of an Allowed Enron Common Equity Interest in accordance with the provisions of Sections 7.5, 8.2, 9.2,
17.2 and 18.2 of the Plan, as a result of the issuance and transfer of Exchanged Enron Common Stock, all distributions in respect of the Exchanged Enron Common Stock shall be made to the Common Equity Trustee for and on behalf of the holders of Common Equity Trust Interests.

        19.3 CANCELLATION OF ENRON COMMON EQUITY INTERESTS AND EXCHANGED ENRON COMMON Stock: On the Effective Date, the Enron Common Equity Interests shall be deemed cancelled and of no force and effect and the Exchanged Enron Common Stock shall be issued in lieu thereof. On the later to occur of (a) the entry of a Final Order resolving all Claims in the Chapter 11 Cases and (b) the final distribution made to holders of Allowed Claims and Allowed Equity Interests in accordance with Article XXXII of the Plan, the Exchanged Enron Common Stock shall be deemed extinguished and the certificates and all other documents representing such Equity Interests shall be deemed cancelled and of no force and effect.

                                   ARTICLE XX

                           PROVISIONS FOR TREATMENT OF
                       OTHER EQUITY INTERESTS (CLASS 385)

        20.1 CANCELLATION OF OTHER EQUITY INTERESTS (CLASS 385): On the latest to occur of (1) the Effective Date, (2) the entry of a Final Order resolving all Claims in the Chapter 11 Cases and (3) the final distribution made to holders of Allowed Claims and Allowed Equity Interests in accordance with Article XXXII of the Plan, unless otherwise determined by the Debtors and the Creditors' Committee, (a) all Other Equity Interests shall be deemed extinguished and the certificates and all other documents representing such Equity Interests shall be deemed cancelled and of no force and effect and (b) the Reorganized Debtor Plan Administrator shall administer the assets of such Entity in accordance with the provisions of Article XXXVI hereof; provided, however, that no Other Equity Interests shall be cancelled if the result of such cancellation shall adversely economically impact the estate of any Debtor.

                                   ARTICLE XXI

                           PROVISIONS FOR TREATMENT OF
                         DISPUTED CLAIMS UNDER THE PLAN

        21.1 OBJECTIONS TO CLAIMS; PROSECUTION OF DISPUTED CLAIMS: The Reorganized Debtors shall object to the allowance of Claims or Equity Interests filed with the Bankruptcy Court with respect to which they dispute liability, priority or amount, including, without limitation, objections to Claims which have been assigned and the assertion of the doctrine of equitable subordination with respect thereto. All objections shall be litigated to Final Order; provided, however, that the Reorganized Debtors (within such parameters as may be established by the Board of Directors of the Reorganized Debtors) shall have the authority to file, settle, compromise or withdraw any objections to Claims or Equity Interests. Unless otherwise ordered by the Bankruptcy Court, the Reorganized Debtors shall file and serve all objections to Claims as soon as practicable, but in no event later than two hundred forty (240) days following the Confirmation Date or such later date as may be approved by the Bankruptcy Court.

        21.2 ESTIMATION OF CLAIMS: Unless otherwise limited by a Final Order of the Bankruptcy Court, the Reorganized Debtors may at any time request the Bankruptcy Court to estimate for final distribution purposes any contingent, unliquidated or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the estimated amount shall constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court; provided, however, that, if the estimate constitutes the maximum limitation on such Claim, the Debtors or the Reorganized Debtors, as the case may be, may elect to pursue supplemental proceedings to object to any ultimate allowance of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

        21.3   PAYMENTS AND DISTRIBUTIONS ON DISPUTED CLAIMS:

               (a) Disputed Claims Reserve: From and after the Effective Date, and until such time as all Disputed Claims have been compromised and settled or determined by Final Order, the Disbursing Agent shall reserve and hold in escrow for the benefit of each holder of a Disputed Claim, Cash, Plan Securities, Operating Trust Interests, Remaining Asset Trust Interests, Litigation Trust Interests and Special Litigation Trust Interests and any dividends, gains or income attributable thereto, in an amount equal to the Pro Rata Share of distributions which would have been made to the holder of such Disputed Claim if it were an Allowed Claim in an amount equal to the lesser of (i) the Disputed Claim Amount, (ii) the amount in which the Disputed Claim shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code for purposes of allowance, which amount, unless otherwise ordered by the Bankruptcy Court, shall constitute and represent the maximum amount in which such Claim may ultimately become an Allowed Claim or (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Reorganized Debtors; provided, however, that, under no circumstances, shall a holder of an Allowed Guaranty Claim, Allowed Convenience Claim or Allowed Intercompany Claim be entitled to distributions of Litigation Trust Interests, Special Litigation Trusts Interests or the proceeds thereof. Any Cash, Plan Securities, Operating Trust Interests, Remaining Asset Trust Interests, Litigation Trust Interests and Special Litigation Trust Interests reserved and held for the benefit of a holder of a Disputed Claim shall be treated as a payment and reduction on account of such Disputed Claim for purposes of computing any additional amounts to be paid in Cash or distributed in Plan Securities in the event the Disputed Claim ultimately becomes an Allowed Claim. Such Cash and any dividends, gains or income paid on account of Plan Securities, Operating Trust Interests, Remaining Asset Trust Interests, Litigation Trust Interests and Special Litigation Trust Interests reserved for the benefit of holders of Disputed Claims shall be either (x) held by the Disbursing Agent, in an interest-bearing account or (y) invested in interest-bearing obligations issued by the United States Government, or by an agency of the United States Government and guaranteed by the United States Government, and having (in either case) a maturity of not more than thirty (30) days, for the benefit of such holders pending determination of their entitlement thereto under the terms of the Plan. No payments or distributions shall be made with respect to all or any portion of any Disputed Claim pending the entire resolution thereof by Final Order.

               (b) Allowance of Disputed Claims: At such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the Disbursing Agent shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan together with any interest which has accrued on the amount of Cash and any dividends or distributions attributable to the Plan Securities or Operating Trust Interests so reserved (net of any expenses, including any taxes of the escrow, relating thereto), but only to the extent that such interest is attributable to the amount of the Allowed Claim. Such distribution, if any, shall be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim becomes a Final Order but in no event more than ninety (90) days thereafter. The balance of any Cash previously reserved shall be included in Creditor Cash and the balance of any Plan Securities and Operating Trust Interests previously reserved shall be included in future calculations of Plan Securities to holders of Allowed Claims.

               (c) Tax Treatment of Escrow: Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Disbursing Agent of a private letter ruling if the Disbursing Agent so requests, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent), the Disbursing Agent shall (i) treat the escrow as one or more discrete trusts (which may be composed of separate and independent shares) for federal income tax purposes in accordance with the trust provisions of the IRC (Sections 641 et seq.) and (ii) to the extent permitted by applicable law, report consistent with the foregoing for state and local income tax purposes. All holders of Allowed Claims and Allowed Equity Interests shall report, for tax purposes, consistent with the foregoing.

               (d) Funding of Escrow's Tax Obligation: If the reserve created in accordance with Section 21.3 (a) hereof has insufficient funds to pay any applicable taxes imposed upon it or its assets, subject to the other provisions contained herein, the Reorganized Debtors shall advance to the escrow the funds necessary to pay such taxes (a "Tax Advance"), with such Tax Advances repayable from future amounts otherwise receivable by the escrow pursuant to Section

21.3 or otherwise. If and when a distribution is to be made from the escrow, the distributee will be charged its pro rata portion of any outstanding Tax Advance (including accrued interest). If a cash distribution is to be made to such distributee, the Disbursing Agent shall be entitled to withhold from such distributee's distribution the amount required to pay such portion of the Tax Advance (including accrued interest). If such cash is insufficient to satisfy the respective portion of the Tax Advance and there is also to be made to such distributee a distribution of other Plan Currency or interests in the trusts to be created hereunder, the distributee shall, as a condition to receiving such other assets, pay in cash to the Disbursing Agent an amount equal to the unsatisfied portion of the Tax Advance (including accrued interest). Failure to make such payment shall entitle the Disbursing Agent to reduce and permanently adjust the amounts that would otherwise be distributed to such distributee to fairly compensate the Disputed Claims reserve created in accordance with Section 21.3(a) of the Plan for the unpaid portion of the Tax Advance (including accrued interest).

                                  ARTICLE XXII

                              THE LITIGATION TRUST

        22.1 ESTABLISHMENT OF THE TRUST: On the Effective Date, the Debtors, on their own behalf and on behalf of holders of Allowed Claims in Classes 3 through 180 shall execute the Litigation Trust Agreement and shall take all other steps necessary to establish the Litigation Trust. On the Effective Date, and in accordance with and pursuant to the terms of Section 22.4 of the Plan, the Debtors shall transfer to the Litigation Trust all of their right, title, and interest in the Litigation Trust Claims. In connection with the above-described rights and causes of action, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) shall be transferred to the Litigation Trust and shall vest in the Litigation Trustee and its representatives, and the Debtors, the Debtors in Possession and the Litigation Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges.

        22.2 PURPOSE OF THE LITIGATION TRUST: The Litigation Trust shall be established for the sole purpose of liquidating its assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

        22.3 FUNDING EXPENSES OF THE LITIGATION TRUST: In accordance with the Litigation Trust Agreement and any agreements entered into in connection therewith, on the Effective Date, the Debtors shall transfer such amounts of Cash as jointly determined by the Debtors and the Creditors' Committee as necessary to fund the operations of the Litigation Trust. The Debtors and the Reorganized Debtors shall have no further obligation to provide any funding with respect to the Litigation Trust.

        22.4   TRANSFER OF ASSETS:

               (a) The transfer of the Litigation Trust Claims to the Litigation Trust shall be made, as provided herein, for the ratable benefit of the holders of Allowed Claims in Classes 3 through 180, only to the extent such holders in such Classes are entitled to distributions under the Plan. In partial satisfaction of Allowed Claims in Classes 3 through 180, the Litigation Trust

Claims shall be transferred to such holders of Allowed Claims, to be held by the Debtors on their behalf. Immediately thereafter, on behalf of the holders of Allowed Claims in Classes 3 through 180, the Debtors shall transfer such Litigation Trust Claims to the Litigation Trust in exchange for Litigation Trust Interests for the ratable benefit of holders of Allowed Claims in Classes 3 through 180, in accordance with the Plan. Upon the transfer of the Litigation Trust Claims, the Debtors shall have no interest in or with respect to the Litigation Trust Claims or the Litigation Trust.

               (b) For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Litigation Trustee and the beneficiaries of the Litigation Trust) shall treat the transfer of assets to the Litigation Trust in accordance with the terms of the Plan, as a transfer to the holders of Allowed Claims in Classes 3 through 180, followed by a transfer by such holders to the Litigation Trust and the beneficiaries of the Litigation Trust shall be treated as the grantors and owners thereof.

        22.5 VALUATION OF ASSETS: As soon as possible after the Effective Date, but in no event later than thirty (30) days thereafter, the Litigation Trust Board shall inform, in writing, the Litigation Trustee of the value of the assets transferred to the Litigation Trust, based on the good faith determination of the Litigation Trust Board, and the Litigation Trustee shall apprise, in writing, the beneficiaries of the Litigation Trust of such valuation. The valuation shall be used consistently by all parties (including the Debtors, the Reorganized Debtors, the Litigation Trustee and the beneficiaries of the Litigation Trust) for all federal income tax purposes.

        22.6   LITIGATION; RESPONSIBILITIES OF LITIGATION TRUSTEE:

               (a) The Litigation Trustee, upon direction by the Litigation Trust Board and the exercise of their collective reasonable business judgment, shall, in an expeditious but orderly manner, liquidate and convert to Cash the assets of the Litigation Trust, make timely distributions and not unduly prolong the duration of the Litigation Trust. The liquidation of the Litigation Trust Claims may be accomplished either through the prosecution, compromise and settlement, abandonment or dismissal of any or all claims, rights or causes of action, or otherwise. The Litigation Trustee, upon direction by the Litigation Trust Board, shall have the absolute right to pursue or not to pursue any and all Litigation Trust Claims as it determines is in the best interests of the beneficiaries of the Litigation Trust, and consistent with the purposes of the Litigation Trust, and shall have no liability for the outcome of its decision except for any damages caused by willful misconduct or gross negligence. The Litigation Trustee may incur any reasonable and necessary expenses in liquidating and converting the assets to Cash and shall be reimbursed in accordance with the provisions of the Litigation Trust Agreement.

               (b) The Litigation Trustee shall be named in the Confirmation Order or in the Litigation Trust Agreement and shall have the power (i) to prosecute for the benefit of the Litigation Trust all claims, rights and causes of action transferred to the Litigation Trust (whether such suits are brought in the name of the Litigation Trust or otherwise), and (ii) to otherwise perform the functions and take the actions provided for or permitted herein or in any other agreement executed by the Litigation Trustee pursuant to the Plan. Any and all proceeds generated from such claims, rights, and causes of action shall be the property of the Litigation Trust.

        22.7 INVESTMENT POWERS: The right and power of the Litigation Trustee to invest assets transferred to the Litigation Trust, the proceeds thereof, or any income earned by the Litigation Trust, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section
22.8 of the Plan) in Cash Equivalents; provided, however, that (a) the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation
Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Litigation Trustee may expend the assets of the Litigation Trust (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Litigation Trust during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Litigation Trust or fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Litigation Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Litigation Trust Agreement; and, provided, further, that, under no circumstances, shall the Litigation Trust segregate the assets of the Litigation Trust on the basis of classification of the holders of Litigation Trust Interests, other than with respect to distributions to be made on account of Disputed Claims and Disputed Equity Interests in accordance with the provisions hereof.

        22.8 ANNUAL DISTRIBUTION; WITHHOLDING: The Litigation Trustee shall distribute at least annually to the holders of Litigation Trust Interests all net cash income plus all net cash proceeds from the liquidation of assets (including as Cash for this purpose, all Cash Equivalents); provided, however, that the Litigation Trust may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Litigation Trust during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Litigation Trust or in respect of the assets of the Litigation Trust), and (iii) to satisfy other liabilities incurred or assumed by the Litigation Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Litigation Trust Agreement. All such distributions shall be pro rata based on the number of Litigation Trust Interests held by a holder compared with the aggregate number of Litigation Trust Interests outstanding, subject to the terms of the Plan and the Litigation Trust Agreement. The Litigation Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Litigation Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

        22.9   REPORTING DUTIES:

               (a) Federal Income Tax: Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Litigation Trustee), the Litigation Trustee shall file returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). The Litigation Trustee shall also annually send to each holder of a Litigation Trust Interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and will instruct all such holders to report such items on their federal income tax returns.

               (b) Allocations of Litigation Trust Taxable Income: Allocations of Litigation Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Litigation Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the Litigation Trust Interests, taking into account all prior and concurrent distributions from the Litigation Trust (including all distributions held in escrow pending the resolution of Disputed Claims). Similarly, taxable loss of the Litigation Trust will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Litigation Trust Claims. The tax book value of the Litigation Trust Claims for this purpose shall equal their fair market value on the Effective Date or, if later, the date such assets were acquired by the Litigation Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

               (c) Other: The Litigation Trustee shall file (or cause to be filed) any other statements, returns or disclosures relating to the Litigation Trust that are required by any governmental unit.

        22.10 TRUST IMPLEMENTATION: On the Effective Date, the Litigation Trust shall be established and become effective for the benefit of Allowed Claims in Classes 3 through 180. The Litigation Trust Agreement shall be filed in the Plan Supplement and shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Litigation Trust as a grantor trust for federal income tax purposes. All parties (including the Debtors, the Litigation Trustee and holders of Allowed Claims in Classes 3 through 180) shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Litigation Trust.

        22.11 REGISTRY OF BENEFICIAL INTERESTS: The Litigation Trustee shall maintain a registry of the holders of Litigation Trust Interests.

        22.12 TERMINATION: The Litigation Trust shall terminate no later than the fifth (5th) anniversary of the Effective Date; provided, however, that, on or prior to the date three (3) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Litigation Trust if it is necessary to the liquidation of the Litigation Trust Claims. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least three (3) months prior to the expiration of each extended term.

        22.13  NET LITIGATION TRUST RECOVERY/ASSIGNMENT OF CLAIMS:

               (a) Net Judgment: Notwithstanding anything contained herein to the contrary, in the event that a defendant in a litigation brought by the Litigation Trustee for and on behalf of the Litigation Trust (i) is required by a Final Order to make payment to the Litigation Trust (the "Judgment Amount"), and (ii) is permitted by a Final Order to assert a right of setoff under section 553 of the Bankruptcy Code or applicable non-bankruptcy law against the Judgment


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
Amount (a "Valid Setoff"), (y) such defendant shall be obligated to pay only the excess, if any, of the amount of the Judgment Amount over the Valid Setoff and
(z) none of the Litigation Trust, the holders or beneficiaries of the Litigation Trust Interests shall be entitled to assert a claim against the Debtors or the Reorganized Debtors with respect to the Valid Setoff.

               (b) Assignment: Notwithstanding anything contained herein to the contrary, in the event that a compromise and settlement of a Litigation Trust Claim or a Final Order with respect to a Litigation Trust Claim provides for a waiver, subordination or disallowance of a defendant's Claim or Claims against one or more of the Debtors, for purposes of computing amounts of distributions,
(i) such Claim shall be deemed allowed in the amount determined by the Bankruptcy Court by Final Order, (ii) such defendant shall be deemed to have assigned such Claim or Claims and right to receive distributions in accordance with the Plan to the Litigation Trust, (iii) the Disbursing Agent shall make distributions with respect to such Allowed Claims to the Litigation Trust and
(iv) such defendant shall not be entitled to receive distributions from the Litigation Trust on account thereof.

               (c) Multiple Recoveries: In the event that any avoidance or recovery action commenced in accordance with sections 541, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code is compromised and settled in connection with a Litigation Trust Claim, the proceeds of any recovery, waiver, subordination or disallowance resulting from such compromise and settlement shall be allocated first to the Debtor or Debtors entitled to recovery in accordance with Section 28.1 of the Plan and then to the Litigation Trust.

                                  ARTICLE XXIII

                          THE SPECIAL LITIGATION TRUST

        23.1 ESTABLISHMENT OF THE TRUST: On the Effective Date, the Debtors, on their own behalf and on behalf of holders of Allowed Claims in Classes 3 through 180 shall execute the Special Litigation Trust Agreement and shall take all other steps necessary to establish the Special Litigation Trust. On the Effective Date, and in accordance with and pursuant to the terms of Section 23.4 of the Plan, the Debtors shall transfer to the Special Litigation Trust all of their right, title, and interest in the Special Litigation Trust Claims. In connection with the above-described rights and causes of action, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Special Litigation Trust shall vest in the Special Litigation Trustee and its representatives, and the Debtors and the Special Litigation Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges.

        23.2 PURPOSE OF THE SPECIAL LITIGATION TRUST: The Special Litigation Trust shall be established for the sole purpose of liquidating its assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

        23.3 FUNDING EXPENSES OF THE SPECIAL LITIGATION TRUST: In accordance with the Special Litigation Trust Agreement and any agreements entered into in connection therewith, on the Effective Date, the Debtors shall transfer such amounts of Cash as jointly determined by the

Debtors and the Creditors' Committee as necessary to fund the operations of the Special Litigation Trust. The Debtors and the Reorganized Debtors shall have no further obligation to provide any funding with respect to the Special Litigation Trust.

        23.4   TRANSFER OF ASSETS:

               (a) The transfer of the Special Litigation Trust Claims to the Special Litigation Trust shall be made, as provided herein, for the ratable benefit of the holders of Allowed Claims in Classes 3 through 180, only to the extent such holders in such Classes are entitled to distributions under the Plan. In partial satisfaction of Allowed Claims in Classes 3 through 180, the Special Litigation Trust Claims shall be transferred to such holders of Allowed Claims, to be held by the Debtors on their behalf. Immediately thereafter, on behalf of the holders of Allowed Claims in Classes 3 through 180, the Debtors shall transfer such Special Litigation Trust Claims to the Special Litigation Trust in exchange for Special Litigation Trust Interests for the ratable benefit of holders of Allowed Claims in Classes 3 through 180, in accordance with the Plan. Upon the transfer of the Special Litigation Trust Claims, the Debtors shall have no interest in or with respect to the Special Litigation Trust Claims or the Special Litigation Trust.

               (b) For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Special Litigation Trustee and the beneficiaries of the Special Litigation Trust) shall treat the transfer of assets to the Special Litigation Trust in accordance with the terms of the Plan, as a transfer to the holders of Allowed Claims in Classes 3 through 180, followed by a transfer by such holders to the Special Litigation Trust and the beneficiaries of the Special Litigation Trust shall be treated as the grantors and owners thereof.

        23.5 VALUATION OF ASSETS: As soon as possible after the Effective Date, but in no event later than thirty (30) days thereafter, the Special Litigation Trust Board shall inform, in writing, the Special Litigation Trustee of the value of the assets transferred to the Special Litigation Trust, based on the good faith determination of the Special Litigation Trust Board, and the Special Litigation Trustee shall apprise, in writing, the beneficiaries of the Special Litigation Trust of such valuation. The valuation shall be used consistently by all parties (including the Debtors, the Reorganized Debtors, the Special Litigation Trustee and the beneficiaries of the Special Litigation Trust) for all federal income tax purposes.

        23.6 LITIGATION OF ASSETS; RESPONSIBILITIES OF SPECIAL LITIGATION
TRUSTEE:

               (a) The Special Litigation Trustee, upon direction by the Special Litigation Trust Board and the exercise of their collective reasonable business judgment, shall, in an expeditious but orderly manner, liquidate and convert to Cash the assets of the Special Litigation Trust, make timely distributions and not unduly prolong the duration of the Special Litigation Trust. The liquidation of the Special Litigation Trust Claims may be accomplished either through the prosecution, compromise and settlement, abandonment or dismissal of any or all claims, rights or causes of action, or otherwise. The Special Litigation Trustee, upon direction by the Special Litigation Trust Board, shall have the absolute right to pursue or not to pursue any and all claims, rights, or causes of action, as it determines is in the best interests of the beneficiaries of the Special Litigation Trust, and consistent with the purposes of the Special

Litigation Trust, and shall have no liability for the outcome of its decision except for any damages caused by willful misconduct or gross negligence. The Special Litigation Trustee may incur any reasonable and necessary expenses in liquidating and converting the assets to Cash.

               (b) The Special Litigation Trustee shall be named in the Confirmation Order or in the Special Litigation Trust Agreement and shall have the power (i) to prosecute for the benefit of the Special Litigation Trust all claims, rights and causes of action transferred to the Special Litigation Trust (whether such suits are brought in the name of the Special Litigation Trust or otherwise), and (ii) to otherwise perform the functions and take the actions provided for or permitted herein or in any other agreement executed by the Special Litigation Trustee pursuant to the Plan. Any and all proceeds generated from such claims, rights, and causes of action shall be the property of the Special Litigation Trust.

        23.7 INVESTMENT POWERS: The right and power of the Special Litigation Trustee to invest assets transferred to the Special Litigation Trust, the proceeds thereof, or any income earned by the Special Litigation Trust, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section 23.8 of the Plan) in Cash Equivalents; provided, however, that (a) the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Special Litigation Trustee may expend the assets of the Special Litigation Trust (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Special Litigation Trust during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Special Litigation Trust or fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Special Litigation Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Special Litigation Trust Agreement; and, provided, further, that, under no circumstances, shall the Special Litigation Trust segregate the assets of the Special Litigation Trust on the basis of classification of the holders of Special Litigation Trust Interests, other than with respect to distributions to be made on account of Disputed Claims and Disputed Equity Interests in accordance with the provisions hereof.

        23.8 ANNUAL DISTRIBUTION; WITHHOLDING: The Special Litigation Trustee shall distribute at least annually to the holders of Special Litigation Trust Interests all net cash income plus all net cash proceeds from the liquidation of assets (including as Cash for this purpose, all Cash Equivalents); provided, however, that the Special Litigation Trust may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Special Litigation Trust during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Special Litigation Trust or in respect of the assets of the Special Litigation Trust), and (iii) to satisfy other liabilities incurred or assumed by the Special Litigation Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Special Litigation Trust Agreement. All such distributions shall be pro rata based on the number of Special Litigation Trust Interests held by a holder compared with the aggregate number of Special Litigation Trust Interests outstanding, subject to the terms of the Plan and the Special Litigation Trust Agreement. The Special Litigation Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Special Litigation Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

        23.9   REPORTING DUTIES:

               (a) Federal Income Tax: Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Special Litigation Trustee of a private letter ruling if the Special Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Special Litigation Trustee), the Special Litigation Trustee shall file returns for the Special Litigation Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). The Special Litigation Trustee shall also annually send to each holder of a Special Litigation Trust Interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and shall instruct all such holders to report such items on their federal income tax returns.

               (b) Allocations of Special Litigation Trust Taxable Income:
Allocations of Special Litigation Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Special Litigation Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the Special Litigation Trust Interests, taking into account all prior and concurrent distributions from the Special Litigation Trust (including all distributions held in escrow pending the resolution of Disputed Claims). Similarly, taxable loss of the Special Litigation Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Special Litigation Trust Claims. The tax book value of the Special Litigation Trust Claims for this purpose shall equal their fair market value on the Effective Date or, if later, the date such assets were acquired by the Special Litigation Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

               (c) Other: The Special Litigation Trustee shall file (or cause to be filed) any other statements, returns or disclosures relating to the Special Litigation Trust that are required by any governmental unit.

        23.10 TRUST IMPLEMENTATION: On the Effective Date, the Special Litigation Trust shall be established and become effective for the benefit of Allowed Claims in Classes 3 through 180. The Special Litigation Trust Agreement shall be filed in the Plan Supplement and shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Special Litigation Trust as a grantor trust for federal income tax purposes. All parties (including the Debtors, the Special Litigation Trustee and holders of Allowed Claims in Classes 3 through 180) shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Special Litigation Trust.


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
        23.11 REGISTRY OF BENEFICIAL INTERESTS: The Special Litigation Trustee shall maintain a registry of the holders of Special Litigation Trust Interests.

        23.12 TERMINATION: The Special Litigation Trust shall terminate no later than the fifth (5th) anniversary of the Effective Date; provided, however, that, on or prior to the date three (3) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Special Litigation Trust if it is necessary to the liquidation of the Special Litigation Trust Claims. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least three (3) months prior to the expiration of each extended term.

        23.13  NET SPECIAL LITIGATION TRUST RECOVERY/ASSIGNMENT OF CLAIMS:

               (a) Net Judgment: Notwithstanding anything contained herein to the contrary, in the event that a defendant in a litigation brought by the Special Litigation Trustee for and on behalf of the Special Litigation Trust (i) is required by a Final Order to pay a Judgment Amount to the Special Litigation Trust and (ii) is permitted by a Final Order to assert a Valid Setoff, (y) such defendant shall be obligated to pay only the excess, if any, of the amount of the Judgment Amount over the Valid Setoff and (z) none of the Special Litigation Trust, the holders or beneficiaries of the Special Litigation Trust Interests shall be entitled to assert a claim against the Debtors or the Reorganized Debtors with respect to the Valid Setoff.

               (b) Assignment: Notwithstanding anything contained herein to the contrary, in the event that a compromise and settlement of a Special Litigation Trust Claim or a Final Order with respect to a Special Litigation Trust Claim provides for a waiver, subordination or disallowance of a defendant's Claim or Claims against one or more of the Debtors, for purposes of computing amounts of distributions, (i) such Claim shall be deemed allowed in the amount determined by the Bankruptcy Court by Final Order, (ii) such defendant shall be deemed to have assigned such Claim or Claims and right to receive distributions in accordance with the Plan to the Special Litigation Trust, and (iv) such defendant shall not be entitled to receive distributions from the Special Litigation Trust on account thereof.

               (c) Multiple Recoveries: In the event that any avoidance or recovery action commenced in accordance with sections 541, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code is compromised and settled in connection with a Special Litigation Trust Claim, the proceeds of any recovery, waiver, subordination or disallowance resulting from such compromise and settlement shall be allocated first to the Debtor or Debtors entitled to recovery in accordance with Section 28.1 of the Plan and then to the Special Litigation Trust.

                                  ARTICLE XXIV

                              THE OPERATING TRUSTS

        24.1 ESTABLISHMENT OF THE TRUSTS: On or after the Confirmation Date, but prior to the Effective Date, and upon the joint determination of the Debtors and the Creditors' Committee, the Debtors, on their own behalf and on behalf of holders of Allowed Claims in Classes 3 through 180, 183 through 189 and 376 through 382 shall execute the respective Operating Trust

Agreements and shall take all other steps necessary to establish the respective Operating Trusts. On such date, or as soon as practicable thereafter, including, without limitation, subject to appropriate or required governmental, agency or other consents, and in accordance with and pursuant to the terms of Section 24.4 of the Plan, the Debtors shall transfer to the respective Operating Trusts all of their right, title, and interest in the assets subject to the Operating Trust Agreements.

        24.2 PURPOSE OF THE OPERATING TRUSTS: The Operating Trusts shall be established for the sole purpose of holding and liquidating the respective assets in the Prisma Trust, the CrossCountry Trust and the PGE Trust in accordance with Treasury Regulation Section 301.7701-4(d) and the terms and provisions of the Operating Trust Agreements. Without limiting the foregoing, the Operating Trust Agreements shall each provide that the applicable Operating Trust shall not distribute any of the Prisma Common Stock, CrossCountry Common Stock or PGE Common Stock, as the case may be, prior to the date referred to in Sections 29.1(c)(i), (ii) and (iii), respectively.

        24.3 FUNDING EXPENSES OF THE OPERATING TRUSTS: In accordance with the respective Operating Trust Agreements and any agreements entered into in connection therewith, on the Effective Date, the Debtors shall have no obligation to provide any funding with respect to any of the Operating Trusts.

        24.4   TRANSFER OF ASSETS:

               (a) The transfer of assets to the Operating Trusts shall be made, as provided herein, for the benefit of the holders of Allowed Claims in Classes 3 through 180, 183 through 189 and 376 through 382, only to the extent such holders in such Classes are entitled to distributions under the Plan. In partial satisfaction of Allowed Claims in Classes 3 through 180, 183 through 189 and 376 through 382, the assets subject to the respective Operating Trusts shall be transferred to such holders of Allowed Claims, to be held by the Debtors on their behalf. Immediately thereafter, on behalf of the holders of Allowed Claims in Classes 3 through 180, 183 through 189 and 376 through 382, the Debtors shall transfer such assets to the Operating Trusts for the benefit of holders of Allowed Claims in Classes Classes 3 through 180, 183 through 189 and 376 through 382, in accordance with the Plan.

               (b) For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Operating Trustee and the beneficiaries of the Operating Trusts) shall treat the transfer of assets to the respective Operating Trusts in accordance with the terms of the Plan, as a transfer to the holders of Allowed Claims in Classes 3 through 180, 183 through 189 and 376 through 382, followed by a transfer by such holders to the respective Operating Trusts and the beneficiaries of the Operating Trusts shall be treated as the grantors and owners thereof.

        24.5 VALUATION OF ASSETS: As soon as possible after the Effective Date, but in no event later than thirty (30) days thereafter, the respective Operating Trust Boards shall inform, in writing, the Operating Trustee of the value of the assets transferred to the respective Operating Trusts, based on the good faith determination of the respective Operating Trust Boards, and the Operating Trustee shall apprise, in writing, the beneficiaries of the respective Operating Trusts of such valuation. The valuation shall be used consistently by all parties (including the Debtors, the

Reorganized Debtors, the Operating Trustee and the beneficiaries of the Operating Trusts) for all federal income tax purposes.

        24.6 INVESTMENT POWERS: The right and power of the Operating Trustee to invest assets transferred to the Operating Trust, the proceeds thereof, or any income earned by the respective Operating Trusts, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section 24.7 of the Plan) in Cash Equivalents; provided, however, that (a) the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Operating Trustee may expend the assets of the Operating Trusts (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Operating Trusts during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Operating Trusts or fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Operating Trusts (or to which the assets are otherwise subject) in accordance with the Plan or the Operating Trust Agreements; and, provided, further, that, under no circumstances, shall the Operating Trusts segregate the assets of the Operating Trusts on the basis of classification of the holders of respective Operating Trust Interests, other than with respect to distributions to be made on account of Disputed Claims and Disputed Equity Interests in accordance with the provisions hereof.

        24.7 ANNUAL DISTRIBUTION; WITHHOLDING: The Operating Trustee shall distribute at least annually to the holders of respective Operating Trust Interests all net cash income plus all net cash proceeds from the liquidation of assets (including as Cash for this purpose, all Cash Equivalents); provided, however, that the Operating Trusts may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Operating Trusts during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Operating Trusts or in respect of the assets of the Operating Trust), and (iii) to satisfy other liabilities incurred or assumed by the Operating Trusts (or to which the assets are otherwise subject) in accordance with the Plan or the Operating Trust Agreements. All such distributions shall be pro rata based on the number of Operating Trust Interests held by a holder compared with the aggregate number of Operating Trust Interests outstanding, subject to the terms of the Plan and the respective Operating Trust Agreements. The Operating Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Operating Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

        24.8   REPORTING DUTIES:

               (a) Federal Income Tax: Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Operating Trustee of a private letter ruling if the Operating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Operating Trustee), the Operating Trustee shall file returns for the Operating Trusts as a grantor trust pursuant to Treasury

Regulation Section 1.671-4(a). The Operating Trustee shall also annually send to each holder of a Operating Trust Interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and shall instruct all such holders to report such items on their federal income tax returns.

               (b) Allocations of Operating Trusts Taxable Income: Allocations of Operating Trusts taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Operating Trusts had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the Operating Trust Interests (treating any holder of a Disputed Claim, for this purpose, as a current holder of a Operating Trust Interest entitled to distributions), taking into account all prior and concurrent distributions from the Operating Trusts (including all distributions held in escrow pending the resolution of Disputed Claims). Similarly, taxable loss of the Operating Trusts shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets of an Operating Trust. The tax book value of the assets of an Operating Trust for this purpose shall equal their fair market value on the date such Operating Trusts were created or, if later, the date such assets were acquired by the Operating Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

               (c) Other: The Operating Trustee shall file (or cause to be filed) any other statements, returns or disclosures relating to the Operating Trust that are required by any governmental unit.

        24.9 TRUST IMPLEMENTATION: On or after the Confirmation Date, but prior to the Effective Date, the Operating Trusts shall be established and become effective for the benefit of Allowed Claims in Classes 3 through 180, 183 through 189 and 376 through 382. The Operating Trust Agreements shall be filed in the Plan Supplement and shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Operating Trusts as a grantor trust for federal income tax purposes. All parties (including the Debtors, the Operating Trustee and holders of Allowed Claims in Classes 3 through 180, 183 through 189 and 376 through 382) shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Operating Trusts.

        24.10 REGISTRY OF BENEFICIAL INTERESTS: The Operating Trustee shall maintain a registry of the holders of Operating Trust Interests.

        24.11 TERMINATION: The Operating Trusts shall terminate no later than the third (3rd) anniversary of the Confirmation Date; provided, however, that, on or prior to the date three (3) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Operating Trusts if it is necessary to the liquidation of the assets of Operating Trusts. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least three (3) months prior to the expiration of each extended term; provided, however, that the aggregate of all such extensions shall not exceed three (3) years from and after the third (3rd) anniversary of the Confirmation Date.

        24.12 NON-TRANSFERABILITY OR CERTIFICATION: Upon the creation of each Operating Trust, the beneficial interests in such Operating Trust shall be allocated on the books and records of such Operating Trust to the appropriate holders thereof, but such interests shall not be certificated and shall not be transferable by the holder thereof except through the laws of descent or distribution.

                                   ARTICLE XXV

                           THE REMAINING ASSET TRUSTS

        25.1 ESTABLISHMENT OF THE TRUSTS: On or after the Confirmation date, but prior to the Effective Date, and upon the joint determination of the Debtors and the Creditors' Committee, the Debtors, on their own behalf and on behalf of holders of Allowed Claims in Classes 3 through 180, 183 through 189 and 376 through 382 shall execute the respective Remaining Asset Trust Agreements and shall take all other steps necessary to establish the respective Remaining Asset Trusts. On such date, or as soon as practicable thereafter, including, without limitation, subject to appropriate or required governmental agency or other consents, and in accordance with and pursuant to the terms of Section 25.4 of the Plan, the Debtors shall transfer to the respective Remaining Asset Trusts all of their right, title, and interest in the Remaining Assets.

        25.2 PURPOSE OF THE REMAINING ASSET TRUSTS: The Remaining Asset Trusts shall be established for the sole purpose of holding and liquidating the respective assets in the Remaining Asset Trusts in accordance with Treasury Regulation Section 301.7701-4(d) and the terms and provisions of the Remaining Asset Trust Agreements.

        25.3 FUNDING EXPENSES OF THE REMAINING ASSET TRUSTS: In accordance with the respective Remaining Asset Trust Agreements and any agreements entered into in connection therewith, on the Effective Date, the Debtors shall have no obligation to provide any funding with respect to any of the Remaining Asset Trusts.

        25.4 TRANSFER OF ASSETS:

               (a) The transfer of assets to the Remaining Asset Trusts shall be made, as provided herein, for the benefit of the holders of Allowed Claims in Classes 3 through 180, 183 through 189 and 376 through 382, only to the extent such holders in such Classes are entitled to distributions under the Plan. In partial satisfaction of Allowed Claims in Classes 3 through 180, 183 through 189 and 376 through 382, the Remaining Assets shall be transferred to such holders of Allowed Claims, to be held by the Debtors on their behalf. Immediately thereafter, on behalf of the holders of Allowed Claims in Classes 3 through 180, 183 through 189 and 376 through 382, the Debtors shall transfer such assets to the Remaining Asset Trusts for the benefit of holders of Allowed Claims in Classes 3 through 180, 183 through 189 and 376 through 382, in accordance with the Plan. Upon the transfer of the Remaining Assets, the Debtors shall have no interest in or with respect to the Remaining Assets or the Remaining Asset Trusts.

               (b) For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Remaining Asset Trustee and the beneficiaries of the Remaining Asset Trusts) shall treat the transfer of assets to the respective Remaining Asset Trusts in accordance with the terms of the Plan, as a transfer to the holders of Allowed Claims in Classes 3 through 180, 183 through 189 and 376 through 382, followed by a transfer by such holders to the Remaining Asset Trust and the beneficiaries of the respective Remaining Asset Trusts shall be treated as the grantors and owners thereof.

        25.5 VALUATION OF ASSETS: As soon as possible after the Effective Date, but in no event later than thirty (30) days thereafter, the respective Remaining Asset Trust Boards shall inform, in writing, the Remaining Asset Trustees of the value of the assets transferred to the respective Remaining Asset Trusts, based on the good faith determination of the respective Remaining Asset Trust Boards, and the Remaining Asset Trustees shall apprise, in writing, the beneficiaries of the respective Remaining Asset Trusts of such valuation. The valuation shall be used consistently by all parties (including the Debtors, the Reorganized Debtors, the Remaining Asset Trustees and the beneficiaries of the Remaining Asset Trusts) for all federal income tax purposes.

        25.6 INVESTMENT POWERS: The right and power of the Remaining Asset Trustee to invest assets transferred to the Remaining Asset Trusts, the proceeds thereof, or any income earned by the respective Remaining Asset Trusts, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section 25.7 of the Plan) in Cash Equivalents; provided, however, that (a) the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Remaining Asset Trustee may expend the assets of the Remaining Asset Trusts (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Remaining Asset Trusts during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Remaining Asset Trusts or fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Remaining Asset Trusts (or to which the assets are otherwise subject) in accordance with the Plan or the Remaining Asset Trust Agreements; and, provided, further, that, under no circumstances, shall the Remaining Asset Trustee segregate the assets of the Remaining Asset Trust on the basis of classification of the holders of Remaining Asset Trust Interests, other than with respect to distributions to be made on account of Disputed Claims and Disputed Equity Interests in accordance with the provisions hereof.

        25.7 ANNUAL DISTRIBUTION; WITHHOLDING: The Remaining Asset Trustee shall distribute at least annually to the holders of Remaining Asset Trust Interests all net cash income plus all net cash proceeds from the liquidation of assets (including as Cash for this purpose, all Cash Equivalents); provided, however, that the Remaining Asset Trusts may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Remaining Asset Trusts during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Remaining Asset Trust or in respect of the assets of the Remaining Asset Trusts), and (iii) to satisfy other liabilities incurred or assumed by the

Remaining Asset Trusts (or to which the assets are otherwise subject) in accordance with the Plan or the Remaining Asset Trust Agreements. All such distributions shall be pro rata based on the number of Remaining Asset Trust Interests held by a holder compared with the aggregate number of Remaining Asset Trust Interests outstanding, subject to the terms of the Plan and the Remaining Asset Trust Agreements. The Remaining Asset Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Remaining Asset Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

        25.8   REPORTING DUTIES:

               (a) Federal Income Tax: Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Remaining Asset Trustee of a private letter ruling if the Remaining Asset Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Remaining Asset Trustee), the Remaining Asset Trustee shall file returns for the Remaining Asset Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). The Remaining Asset Trustee shall also annually send to each holder of a Remaining Asset Trust Interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and shall instruct all such holders to report such items on their federal income tax returns.

               (b) Allocations of Remaining Asset Trust Taxable Income:
Allocations of Remaining Asset Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Remaining Asset Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the Remaining Asset Trust Interests (treating any holder of a Disputed Claim, for this purpose, as a current holder of a Remaining Asset Trust Interest entitled to distributions), taking into account all prior and concurrent distributions from the Remaining Asset Trust (including all distributions held in escrow pending the resolution of Disputed Claims). Similarly, taxable loss of the Remaining Asset Trusts shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Remaining Asset Trust Assets. The tax book value of the Remaining Asset Trust Assets for this purpose shall equal their fair market value on the date such Remaining Assets Trusts were created or, if later, the date such assets were acquired by the Remaining Asset Trusts, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

               (c) Other: The Remaining Asset Trustee shall file (or cause to be filed) any other statements, returns or disclosures relating to the Remaining Asset Trust that are required by any governmental unit.

        25.9 TRUST IMPLEMENTATION: On or after the Confirmation Date, but prior to the Effective Date, the Remaining Asset Trust will be established and become effective for the benefit of Allowed Claims in Classes 3 through 180, 183 through 189 and 376 through 382. The Remaining Asset Trust Agreement shall be filed in the Plan Supplement and shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Remaining Asset Trust as a grantor trust for federal income tax purposes. All parties (including the Debtors, the Remaining Asset Trustee and holders of Allowed Claims in Classes 3 through 180, 183 through 189 and 376 through 382) shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Remaining Asset Trust.

        25.10 REGISTRY OF BENEFICIAL INTERESTS: The Remaining Asset Trustee shall maintain a registry of the holders of Remaining Asset Trust Interests.

        25.11 TERMINATION: The Remaining Asset Trusts shall terminate no later than the third (3rd) anniversary of the Confirmation Date; provided, however, that, on or prior to the date three (3) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Remaining Asset Trusts if it is necessary to the liquidation of the Remaining Asset Trust Assets. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least three (3) months prior to the expiration of each extended term; provided, however, that the aggregate of all such extensions shall not exceed three (3) years from and after the third (3rd) anniversary of the Confirmation Date.

        25.12 NON-TRANSFERABILITY OR CERTIFICATION: Upon the creation of the Remaining Asset Trust, the Remaining Asset Trust Interests shall be allocated on the books and records of the Remaining Asset Trust to the appropriate holders thereof, but the Remaining Asset Trust Interests shall not be certificated and shall not be transferable by the holder thereof except through the laws of descent or distribution; provided, however, that the deemed recipient thereof may hold such Remaining Asset Trust Interests through a single wholly owned Entity.

                                  ARTICLE XXVI

                           THE PREFERRED EQUITY TRUST

        26.1 ESTABLISHMENT OF THE TRUST: On or after the Confirmation Date, but prior to the Effective Date, the Debtors, on their own behalf and on behalf of holders of Allowed Equity Interests in Class 383 shall execute the Preferred Equity Trust Agreement and shall take all other steps necessary to establish the Preferred Equity Trust. On such date of execution, or as soon as practicable thereafter, including, without limitation, subject to appropriate or required governmental, agency or other consents, and in accordance with and pursuant to the terms of Section 26.4 of the Plan, the Debtors shall issue to the Preferred Equity Trust the Exchanged Enron Preferred Stock subject to the Preferred Equity Trust Agreement. Notwithstanding anything contained herein to the contrary, there shall be separate classes of Preferred Equity Trust Interests that (a) separately reflect the distributions and other economic entitlements and (b) maintain the following order of priority with respect to the separate classes of Exchanged Preferred Equity Interests contributed: (1) Series 1 Exchanged Preferred Stock and Series 2 Exchanged Preferred Stock on a pari passu basis;
(2) Series 3 Exchanged Preferred Stock; and (3) Series 4 Exchanged Preferred Stock.

        26.2 PURPOSE OF THE PREFERRED EQUITY TRUST: The Preferred Equity Trust shall be established for the sole purpose of holding the Exchanged Enron Preferred Stock in accordance with Treasury Regulation Section 301.7701-4(d) and the terms and provisions of the Preferred Equity Trust Agreement. Without limiting the foregoing, the Preferred Equity Trust Agreement shall provide that, to the extent that the Preferred Equity Trust receives Cash distributions under this Plan in respect of a particular class of Exchanged Preferred Equity Interests, it will redistribute such Cash to the holders of the separate class of Preferred Equity Trust Interests that corresponds to such class of Exchanged Preferred Equity Interests, but in no event will any holder of Preferred Equity Trust Interests receive a distribution of Exchanged Enron Preferred Stock.

        26.3 FUNDING EXPENSES OF THE PREFERRED EQUITY TRUST: In accordance with the Preferred Equity Trust Agreement and any agreements entered into in connection therewith, on the Effective Date, the Debtors shall have no obligation to provide any funding with respect to any of the Preferred Equity Trust.

        26.4   TRANSFER OF PREFERRED STOCK:

               (a) The issuance of the Exchanged Enron Preferred Stock to the Preferred Equity Trust shall be made, as provided herein, for the benefit of the holders of Allowed Enron Preferred Equity Interests in Class 383.

               (b) For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Preferred Equity Trustee and the beneficiaries of the Preferred Equity Trust) shall treat the issuance of the Exchanged Enron Preferred Stock to the respective Preferred Equity Trust in accordance with the terms of the Plan, as an issuance to the holders of Allowed Enron Preferred Equity Interests in Class 383, followed by a transfer by such holders to the Preferred Equity Trust and the beneficiaries of the Preferred Equity Trust shall be treated as the grantors and owners thereof.

        26.5 INVESTMENT POWERS: The right and power of the Preferred Equity Trustee to invest assets transferred to the Preferred Equity Trust, the proceeds thereof, or any income earned by the Preferred Equity Trust, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section 26.6 of the Plan) in Cash Equivalents; provided, however, that (a) the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Preferred Equity Trustee may expend the assets of the Preferred Equity Trust
(i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Preferred Equity Trust during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Preferred Equity Trust or fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Preferred Equity Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Preferred Equity Trust Agreement; and, provided, further, that, under no circumstances, shall the Preferred Equity Trust segregate the assets of the Preferred

Equity Trust on the basis of classification of the holders of Preferred Equity Trust Interests, other than with respect to distributions to be made on account of Disputed Claims and Disputed Equity Interests in accordance with the provisions hereof.

        26.6 ANNUAL DISTRIBUTION; WITHHOLDING: The Preferred Equity Trustee shall distribute at least annually to the holders of each class of Preferred Equity Trust Interests all net cash income plus all net cash proceeds from the liquidation of assets (including as Cash for this purpose, all Cash Equivalents) attributable to such class; provided, however, that the Preferred Equity Trust may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Preferred Equity Trust during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Preferred Equity Trust or in respect of the assets of the Preferred Equity Trust), and (iii) to satisfy other liabilities incurred or assumed by the Preferred Equity Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Preferred Equity Trust Agreement. All such distributions with respect to a given class of Preferred Equity Trust Interests shall be pro rata based on the number of Preferred Equity Trust Interests of such class held by a holder compared with the aggregate number of Preferred Equity Trust Interests of such class outstanding, subject to the terms of the Plan and the respective Preferred Equity Trust Agreement. The Preferred Equity Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Preferred Equity Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement. Notwithstanding the foregoing, any distributions to be made on account of the separate classes of Preferred Equity Trust Interests shall be made in the following order of priority with respect to the separate classes of Exchanged Preferred Equity Interests: (1) Series 1 Exchanged Preferred Stock and Series 2 Exchanged Preferred Stock on a pari passu basis; (2) Series 3 Exchanged Preferred Stock and (3) Series 4 Exchanged Preferred Stock.

        26.7   REPORTING DUTIES:

               (a) Federal Income Tax: Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Preferred Equity Trustee of a private letter ruling if the Preferred Equity Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Preferred Equity Trustee), the Preferred Equity Trustee shall file returns for the Preferred Equity Trust as a grantor trust (consisting of separate shares for each class of Exchanged Enron Preferred Stock owned by the Preferred Equity Trust) pursuant to Treasury Regulation Section 1.671-4(a). The Preferred Equity Trustee shall also annually send to each holder of a Preferred Equity Trust Interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and shall instruct all such holders to report such items on their federal income tax returns.

               (b) Allocations of Preferred Equity Trust Taxable Income:
Allocations of Preferred Equity Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Preferred Equity Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the Preferred Equity Trust Interests (treating any holder of a Disputed Claim, for this purpose, as a current holder of a Preferred Equity Trust Interest entitled to distributions), taking into account all prior and concurrent distributions from the Preferred Equity Trust (including all distributions held in escrow pending the resolution of Disputed Claims). Similarly, taxable loss of the Preferred Equity Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets of the Preferred Equity Trust. The tax book value of the assets of the Preferred Equity Trust for this purpose shall equal their fair market value on the date the Preferred Equity Trust was created or, if later, the date such assets were acquired by the Preferred Equity Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

               (c) Other: The Preferred Equity Trustee shall file (or cause to be filed) any other statements, returns or disclosures relating to the Preferred Equity Trust that are required by any governmental unit.

        26.8 TRUST IMPLEMENTATION: On the Effective Date, the Preferred Equity Trust shall be established and become effective for the benefit of Allowed Enron Preferred Equity Interests in Class 383. The Preferred Equity Trust Agreement shall be filed in the Plan Supplement and shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Preferred Equity Trust as a grantor trust for federal income tax purposes. All parties (including the Debtors, the Preferred Equity Trustee and holders of Allowed Enron Preferred Equity Interests in Class 383) shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Preferred Equity Trust.

        26.9 REGISTRY OF BENEFICIAL INTERESTS: The Preferred Equity Trustee shall maintain a registry of the holders of Preferred Equity Trust Interests.

        26.10 TERMINATION: The Preferred Equity Trust shall terminate no later than the third (3rd) anniversary of the Confirmation Date; provided, however, that, on or prior to the date three (3) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Preferred Equity Trust if it is necessary to the liquidation of the assets of Preferred Equity Trust. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least three (3) months prior to the expiration of each extended term; provided, however, that the aggregate of all such extensions shall not exceed three (3) years from and after the third (3rd) anniversary of the Confirmation Date.

        26.11 NON-TRANSFERABILITY OR CERTIFICATION: Upon the creation of the Preferred Equity Trust, the Preferred Equity Trust Interests shall be allocated on the books and records of the Preferred Equity Trust to the appropriate holders thereof, but the Preferred Equity Trust Interests shall not be certificated and shall not be transferable by the holder thereof except through the laws of descent or distribution.

                                  ARTICLE XXVII

                             THE COMMON EQUITY TRUST

        27.1 ESTABLISHMENT OF THE TRUSTS: On or after the Confirmation Date, but prior to the Effective Date, the Debtors, on their own behalf and on behalf of holders of Allowed Enron Common Equity Interests in Class 384, shall execute the Common Equity Trust Agreement and shall take all other steps necessary to establish the respective Common Equity Trust. On such date of execution, or as soon as practicable thereafter, including, without limitation, subject to appropriate or required governmental, agency or other consents, and in accordance with and pursuant to the terms of Section 27.4 of the Plan, the Debtors shall issue to the Common Equity Trust the Exchanged Enron Common Stock subject to the Common Equity Trust Agreement.

        27.2 PURPOSE OF THE COMMON EQUITY TRUST: The Common Equity Trust shall be established for the sole purpose of holding the Exchanged Enron Common Stock in accordance with Treasury Regulation Section 301.7701-4(d) and the terms and provisions of the Common Equity Trust Agreement. Without limiting the foregoing, the Common Equity Trust Agreement shall provide that, to the extent that the Common Equity Trust receives Cash distributions under this Plan, it will redistribute such Cash to the holders to the Common Equity Trust Interests, but in no event will any holder of Common Equity Trust Interests receive a distribution of Exchanged Enron Common Stock.

        27.3 FUNDING EXPENSES OF THE COMMON EQUITY TRUST: In accordance with the Common Equity Trust Agreement and any agreements entered into in connection therewith, on the Effective Date, the Debtors shall have no obligation to provide any funding with respect to any of the Common Equity Trust.

        27.4   TRANSFER OF COMMON STOCK:

               (a) The issuance of the Exchanged Enron Common Stock to the Common Equity Trust shall be made, as provided herein, for the benefit of the holders of Allowed Enron Common Equity Interests in Class 384.

               (b) For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Common Equity Trustee and the beneficiaries of the Common Equity Trust) shall treat the issuance of the Exchanged Enron Common Stock to the respective Common Equity Trust in accordance with the terms of the Plan, as an issuance to the holders of Allowed Enron Common Equity Interests in Class 384, followed by a transfer by such holders to the Common Equity Trust and the beneficiaries of the Common Equity Trust shall be treated as the grantors and owners thereof.

        27.5 INVESTMENT POWERS: The right and power of the Common Equity Trustee to invest assets transferred to the Common Equity Trust, the proceeds thereof, or any income earned by the Common Equity Trust, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section 27.6 of the Plan) in Cash Equivalents; provided, however, that (a) the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Common Equity Trustee may expend the assets of the Common Equity Trust (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Common Equity Trust during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Common Equity Trust or fees and expenses in connection with litigation), and
(iii) to satisfy other liabilities incurred or assumed by the Common Equity Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Common Equity Trust Agreement; and, provided, further, that, under no circumstances, shall the Common Equity Trust segregate the assets of the Common Equity Trust on the basis of classification of the holders of Common Equity Trust Interests, other than with respect to distributions to be made on account of Disputed Claims and Disputed Equity Interests in accordance with the provisions hereof.

        27.6 ANNUAL DISTRIBUTION; WITHHOLDING: The Common Equity Trustee shall distribute at least annually to the holders of Common Equity Trust Interests all net cash income plus all net cash proceeds from the liquidation of assets (including as Cash for this purpose, all Cash Equivalents); provided, however, that the Common Equity Trust may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Common Equity Trust during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Common Equity Trust or in respect of the assets of the Common Equity Trust), and (iii) to satisfy other liabilities incurred or assumed by the Common Equity Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Common Equity Trust Agreement. All such distributions shall be pro rata based on the number of Common Equity Trust Interests held by a holder compared with the aggregate number of Common Equity Trust Interests outstanding, subject to the terms of the Plan and the respective Common Equity Trust Agreement. The Common Equity Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Common Equity Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

        27.7   REPORTING DUTIES:

               (a) Federal Income Tax: Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Common Equity Trustee of a private letter ruling if the Common Equity Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Common Equity Trustee), the Common Equity Trustee shall file returns for the Common Equity Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). The Common Equity Trustee shall also annually send to each holder of a Common Equity Trust Interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and shall instruct all such holders to report such items on their federal income tax returns.

               (b) Allocations of Common Equity Trust Taxable Income:
Allocations of Common Equity Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Common Equity Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the Common Equity Trust Interests (treating any holder of a Disputed Claim, for this purpose, as a current holder of a Common Equity Trust Interest entitled to distributions), taking into account all prior and concurrent distributions from the Common Equity Trust (including all distributions held in escrow pending the resolution of Disputed Claims). Similarly, taxable loss of the Common Equity Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets of the Common Equity Trust. The tax book value of the assets of the Common Equity Trust for this purpose shall equal their fair market value on the date the Common Equity Trust was created or, if later, the date such assets were acquired by the Common Equity Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

               (c) Other: The Common Equity Trustee shall file (or cause to be filed) any other statements, returns or disclosures relating to the Common Equity Trust that are required by any governmental unit.

        27.8 TRUST IMPLEMENTATION: On the Effective Date, the Common Equity Trust shall be established and become effective for the benefit of Allowed Enron Common Equity Interests in Class 384. The Common Equity Trust Agreement shall be filed in the Plan Supplement and shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Common Equity Trust as a grantor trust for federal income tax purposes. All parties (including the Debtors, the Common Equity Trustee and holders of Allowed Enron Common Equity Interests in Class 384) shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Common Equity Trust.

        27.9 REGISTRY OF BENEFICIAL INTERESTS: The Common Equity Trustee shall maintain a registry of the holders of Common Equity Trust Interests.

        27.10 TERMINATION: The Common Equity Trust shall terminate no later than the third (3rd) anniversary of the Confirmation Date; provided, however, that, on or prior to the date three (3) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Common Equity Trust if it is necessary to the liquidation of the assets of Common Equity Trust. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least three (3) months prior to the expiration of each extended term; provided, however, that the aggregate of all such extensions shall not exceed three (3) years from and after the third (3rd) anniversary of the Confirmation Date.


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
        27.11 NON-TRANSFERABILITY OR CERTIFICATION: Upon the creation of the Common Equity Trust, the Common Equity Trust Interests shall be allocated on the books and records of the Common Equity Trust to the appropriate holders thereof, but the Common Equity Trust Interests shall not be certificated and shall not be transferable by the holder thereof except through the laws of descent or distribution.

                                 ARTICLE XXVIII

                   PROSECUTION, COMPROMISE AND EXTINGUISHMENT
                          OF CLAIMS HELD BY THE DEBTORS

        28.1 PROSECUTION OF CLAIMS: Except with respect to the Litigation Trust Claims, the Special Litigation Trust Claims and the Severance Settlement Fund Litigation, from and after the Effective Date, the Reorganized Debtors, the Creditors' Committee or the Employee Committee shall, as a representative of the estates of the Debtors, litigate any claims or causes of action that constituted Assets of the Debtors or Debtors in Possession, including, without limitation, any avoidance or recovery actions under sections 541, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code and any other causes of action, rights to payments of claims that may be pending on the Effective Date or instituted by the Debtors or Debtors in Possession thereafter, to a Final Order, and the Reorganized Debtors, the Creditors' Committee or the Employee Committee may compromise and settle such claims, without approval of the Bankruptcy Court. The net proceeds of any such litigation or settlement (after satisfaction of all costs and expenses incurred in connection therewith) shall be remitted to the Disbursing Agent for (i) allocation to the Debtor which owned such Asset and
(ii) distribution in accordance with the Distributive Assets, ACFI Guaranty Distributive Assets, ENA Guaranty Distributive Assets, EPC Guaranty Distributive Assets, Enron Guaranty Distributive Assets, or Wind Distributive Assets, as the case may be, attributable to such Debtor; provided, however, that, to the extent that such litigation is commenced by two or more Debtors, the net proceeds of any such litigation or settlement (after satisfaction of all costs and expenses incurred in connection therewith) shall be allocated equally among each of the plaintiffs thereto.

        28.2 COMPROMISE OF CERTAIN GUARANTY CLAIM LITIGATION: Notwithstanding the provisions of Section 28.1 of the Plan, in the event that (a) a holder of a Guaranty Claim maintains a Claim arising from or relating to a guaranty executed during the period from December 2, 2000 up to and including December 2, 2001 and
(b) the Debtors have commenced litigation to avoid the incurrence of such guaranty obligation and disallow such Guaranty Claim as a constructive fraudulent conveyance or transfer, the holder of such Guaranty Claim may elect to compromise and settle such litigation in accordance with the following schedule, subject to allowance of such Claim:

        Percentage Discount to
        Allowed Guaranty Claim                            Date of Execution
        ----------------------                            -----------------

               60.0%                                      01/01/01 - 01/31/01
               62.5%                                      02/01/01 - 02/28/01
               65.0%                                      03/01/01 - 03/31/01
               67.5%                                      04/01/01 - 04/30/01
               70.0%                                      05/01/01 - 05/31/01
               72.5%                                      06/01/01 - 06/30/01
               75.0%                                      07/01/01 - 07/31/01
               77.5%                                      08/01/01 - 08/31/01
               80.0%                                      09/01/01 - 09/30/01
               82.5%                                      10/01/01 - 10/31/01
               85.0%                                      11/01/01 - 12/01/01

Such election must be made on the Ballot and be received by the Debtors on or prior to the Ballot Date. Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is expressly waived, in writing, by the Debtors; provided, however, that, under no circumstances, may such waiver by the Debtors occur on or after the Effective Date.

        28.3 EXTINGUISHMENT OF CERTAIN CLAIMS: Except with regard to the allowance of Intercompany Claims in accordance with Sections 2.1 and 15.1 of the Plan, on the Effective Date, each Debtor and Debtor in Possession, other than the Portland Debtors, shall waive and forever release any right, claim or cause of action which could have been asserted by such Debtor or Debtor in Possession against any other Debtor or Debtor in Possession, other than the Portland Debtors, including pursuant to principles of substantive consolidation, piercing the corporate veil, alter ego, domination, constructive trust and similar principles of state or federal creditors' rights laws, and such rights, claims and causes of action shall be extinguished even if otherwise assertable by parties other than the Debtor or Debtor in Possession had the Chapter 11 Cases not been commenced.

                                  ARTICLE XXIX

              ACCEPTANCE OR REJECTION OF PLAN; EFFECT OF REJECTION
               BY ONE OR MORE CLASSES OF CLAIMS OR EQUITY INTEREST

        29.1 IMPAIRED CLASSES TO VOTE: Each holder of a Claim or Equity Interest in an impaired Class, not otherwise deemed to have rejected the Plan in accordance with Section 29.2 of the Plan, shall be entitled to vote separately to accept or reject the Plan.

        29.2 ACCEPTANCE BY CLASS OF CREDITORS AND HOLDERS OF EQUITY INTERESTS:
An impaired Class of holders of Claims shall have accepted the Plan if the Plan is accepted by at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have voted to accept or reject the Plan. An impaired Class of holders of Equity Interests shall have accepted the Plan if the Plan is accepted by at least two-thirds (2/3) in amount of the Allowed Equity Interests of such Class that have voted to accept or reject the Plan.

        29.3 CRAMDOWN: In the event that any impaired Class of Claims or Equity Interests shall fail to accept the Plan in accordance with section 1129(a) of the Bankruptcy Code, the Debtors reserve the right to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code or amend the Plan.

                                   ARTICLE XXX

                  IDENTIFICATION OF CLAIMS AND EQUITY INTERESTS
                      IMPAIRED AND NOT IMPAIRED BY THE PLAN

        30.1 IMPAIRED AND UNIMPAIRED CLASSES: Claims in Classes 1 and 2 of the Plan are not impaired under the Plan. Claims and Equity Interests in Classes 3 through 385 are impaired under the Plan.

        30.2 IMPAIRED CLASSES TO VOTE ON PLAN: The Claims included in Classes 3 through 385 of the Plan are impaired and are therefore entitled to vote to accept or reject the Plan. Notwithstanding the foregoing, (a) the Claims included in Class 190 are deemed to have accepted the Plan and (b) the Claims and Equity Interests included in Classes 183, 184 and 376 through 385 of the Plan are deemed to have rejected the Plan in accordance with the provisions of section 1126 (g) of the Bankruptcy Code.

        30.3 CONTROVERSY CONCERNING IMPAIRMENT: In the event of a controversy as to whether any Class of Claims or Equity Interests is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

                                  ARTICLE XXXI

                        PROVISIONS FOR THE ESTABLISHMENT
                    AND MAINTENANCE OF DISBURSEMENT ACCOUNTS

        31.1 ESTABLISHMENT OF DISBURSEMENT ACCOUNT: On or prior to the Effective Date, the Debtors shall establish one or more segregated bank accounts in the name of the Reorganized Debtors as Disbursing Agent under the Plan, which accounts shall be trust accounts for the benefit of Creditors and holders of Administrative Expense Claims pursuant to the Plan and utilized solely for the investment and distribution of Cash consistent with the terms and conditions of the Plan. On or prior to the Effective Date, and periodically thereafter, the Debtors shall deposit into such Disbursement Account(s) all Cash and Cash Equivalents of the Debtors, less amounts reasonably determined by the Debtors or the Reorganized Debtors, as the case may be, as necessary to fund the ongoing implementation of the Plan and operations of the Reorganized Debtors.

        31.2 MAINTENANCE OF DISBURSEMENT ACCOUNT(S): Disbursement Account(s) shall be maintained at one or more domestic banks or financial institutions of the Reorganized Debtors' choice having a shareholder's equity or equivalent capital of not less than One Hundred Million ($100,000,000.00). The Reorganized Debtors shall invest Cash in Disbursement Account(s) in Cash Equivalents; provided, however, that sufficient liquidity shall be maintained in such account or accounts to (a) make promptly when due all payments upon Disputed Claims if, as and when they become Allowed Claims and (b) make promptly when due the other payments provided for in the Plan.

                                  ARTICLE XXXII

                       PROVISIONS REGARDING DISTRIBUTIONS

        32.1 TIME AND MANNER OF DISTRIBUTIONS: Distributions under the Plan shall be made to each holder of an Allowed Unsecured Claim as follows:

               (a) Initial Distributions of Cash: On or as soon as practicable after the Effective Date, the Disbursing Agent shall distribute, or cause to be distributed, to the Reorganized Debtor Plan Administrator on behalf of holders of Disputed Claims, and to each holder of an Allowed General Unsecured Claim, an Allowed Guaranty Claim, an Allowed Intercompany Claim and an Allowed Convenience Claim, such Creditor's share, if any, of Creditor Cash as determined pursuant to Articles VII, X, XI, XII, XIII, XIV, XV and XVI hereof.

               (b) Subsequent Distributions of Cash: On the first (1st) Business Day that is after the close of one (1) full calendar quarter following the date of the initial Effective Date distributions, and, thereafter, on each first
(1st) Business Day following the close of two (2) full calendar quarters, the Disbursing Agent shall distribute, or cause to be distributed, to the Reorganized Debtor Plan Administrator on behalf of holders of Disputed Claims, and to each holder of an Allowed General Unsecured Claim, an Allowed Guaranty Claim, an Allowed Intercompany Claim, and an Allowed Convenience Claim, an amount equal to such Creditor's share, if any, of Creditor Cash as determined pursuant to Articles VII, X, XI, XII, XIII, XIV, XV and XVI hereof, until such time as there are no longer any potential Creditor Cash.

               (c) Distributions of Plan Securities: Notwithstanding anything contained herein to the contrary, commencing on or as soon as practicable after the Effective Date, subject to the availability of any historical financial information required to comply with applicable securities laws, the Disbursing Agent shall commence distributions, or cause to be distributed, to the Reorganized Debtor Plan Administrator on behalf of holders of Disputed Claims, and to each holder of an Allowed General Unsecured Claim, an Allowed Guaranty Claim and an Allowed Intercompany Claim, an amount equal to such Creditor's share, if any, of Plan Securities, as determined pursuant to Articles VII, X, XI, XII, XIII, XIV, XV and XVI hereof, and semi-annually thereafter until such time as there is no longer any potential Plan Securities to distribute, as follows:

                      (i) Prisma: Distribution of Prisma Common Stock to holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, Allowed Wind Guaranty Claims and Allowed Intercompany Claims shall commence upon (a) allowance of General Unsecured Claims in an amount which would result in the distribution of thirty percent (30%) of the issued and outstanding shares of Prisma Common Stock and (b) obtaining the requisite consents for the transfer of the Prisma Assets to Prisma and the issuance of the Prisma Common Stock;

                      (ii) CrossCountry: Distributions of CrossCountry Common Stock to holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, Allowed Wind Guaranty Claims and Allowed Intercompany Claims shall commence upon
                      (a) allowance of General Unsecured Claims in an amount which would result in the distribution of thirty percent (30%) of the issued and outstanding shares of CrossCountry Common Stock and (b) obtaining the requisite consents for the issuance of the CrossCountry Common Stock; and

                      (iii) PGE: Distributions of PGE Common Stock to holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, Allowed Wind Guaranty Claims and Allowed Intercompany Claims shall commence upon (a) allowance of General Unsecured Claims in an amount which would result in the distribution of thirty percent (30%) of the issued and outstanding shares of PGE Common Stock and (b) obtaining the requisite consents for the issuance of the PGE Common Stock;

provided, however, that, in the event that a Sale Transaction has occurred, or an agreement for a Sale Transaction has been entered into and has not been terminated, prior to the satisfaction of the conditions for the distribution of such Plan Securities pursuant to this Section 32.1(c), the proceeds thereof shall be distributed in accordance with the provisions of Section 32.1(a) of the Plan in lieu of the Plan Securities that are the subject of such Sale Transaction or agreement, or in the case of a Sale Transaction involving a sale of all or substantially all of the assets of an issuer of Plan Securities, the Plan Securities of such issuer (unless the agreement for such Sale Transaction terminates subsequent to the satisfaction of such applicable conditions in this
Section 32.1(c), in which case, such Plan Securities shall be distributed pursuant to this Section 32.1(c)), with the balance of such Plan Securities distributed in accordance with the provisions of this Section 32.1(c); and, provided, further, that, if in the joint determination of the Debtors and the Creditors' Committee, the Prisma Trust Interests, CrossCountry Trust Interests and/or PGE Trust Interests are created, on the Effective Date, such interests shall be allocated to the appropriate holders thereof in accordance with Article XXIV of the Plan in lieu of the distributions of Prisma Common Stock, CrossCountry Common Stock and/or PGE Common Stock, respectively; and, provided, further, that during the period of retention of any such Plan Securities, the Disbursing Agent shall distribute, or cause to be distributed, to the Reorganized Debtor Plan Administrator on behalf of holders of Disputed Claims, and to each holder of an Allowed General Unsecured Claim, an Allowed Guaranty Claim and an Allowed Intercompany Claim, an amount equal to such Creditor's share, if any, of dividends declared and distributed with respect to any of the Plan Securities; and, provided, further, until such time as all Disputed Claims have been allowed by Final Order, in whole or in part, the Disbursing Agent shall hold in reserve at least one percent (1%) of the Plan Securities to be distributed in accordance with Section 21.3 of the Plan and this Section 32.1.

               (d) Recalculation of Distributive Assets, Guaranty Distributive Assets and Intercompany Distributive Assets: Notwithstanding anything contained herein to the contrary, in connection with each of the distributions of Creditor Cash and Plan Securities to be made in accordance with this Section 32.1, the Disbursing Agent shall calculate, or cause to be calculated, Distributive Assets, Enron Guaranty Distributive Assets, Wind Guaranty Distributive

Assets, ACFI Guaranty Distributive Assets, ENA Guaranty Distributive Assets, EPC Guaranty Distributive Assets and Intercompany Distributive Assets as of the date thereof, taking into account, among other things, (i) sales of Remaining Assets,
(ii) proceeds, if any, of Sale Transactions and (iii) the allowance or disallowance of Disputed Claims, as the case may be.

             (e) Prior and Subsequent Bankruptcy Court Orders Regarding Non-Conforming Distributions: For purposes of calculating distributions to be made in accordance with Section 32.1 of the Plan, including, without limitation, the payment of Allowed Claims in full, the Debtors, the Reorganized Debtors, the Disbursing Agent and the Reorganized Debtor Plan Administrator shall take into account those payments made or to be made to holders of Allowed Enron Senior Note Claims and Allowed Enron Subordinated Debenture Claims pursuant to the provisions of prior or subsequent orders of the Bankruptcy Court.

        32.2 TIMELINESS OF PAYMENTS: Any payments or distributions to be made pursuant to the Plan shall be deemed to be timely made if made within twenty
(20) days after the dates specified in the Plan. Whenever any distribution to be made under this Plan shall be due on a day other than a Business Day, such distribution shall instead be made, without interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due.

        32.3 DISTRIBUTIONS BY THE DISBURSING AGENT: All distributions under the Plan shall be made by the Disbursing Agent at the direction of the Reorganized Debtor Plan Administrator. The Disbursing Agent shall be deemed to hold all property to be distributed hereunder in trust for the Persons entitled to receive the same. The Disbursing Agent shall not hold an economic or beneficial interest in such property.

        32.4 MANNER OF PAYMENT UNDER THE PLAN: Unless the Entity receiving a payment agrees otherwise, any payment in Cash to be made by the Reorganized Debtors shall be made, at the election of the Reorganized Debtors, by check drawn on a domestic bank or by wire transfer from a domestic bank; provided, however, that no Cash payments shall be made to a holder of an Allowed Claim or an Allowed Equity Interest until such time as the amount payable thereto is equal to or greater than Ten Dollars ($10.00).

        32.5 DELIVERY OF DISTRIBUTIONS: Subject to the provisions of Rule 9010 of the Bankruptcy Rules, and except as provided in Section 32.4 of the Plan, distributions and deliveries to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court unless superseded by the address set forth on proofs of claim filed by such holders, or at the last known address of such a holder if no proof of claim is filed or if the Debtors has been notified in writing of a change of address. Distributions for the benefit of holders of Enron Senior Notes shall be made to the appropriate Enron Senior Notes Indenture Trustee. Each such Enron Senior Note Indenture Trustee shall in turn administer the distribution to the holders of Allowed Enron Senior Note Claims in accordance with the Plan and the applicable Enron Senior Notes Indenture. The Enron Senior Notes Indenture Trustee shall not be required to give any bond or surety or other security for the performance of their duties unless otherwise ordered by the Bankruptcy Court.

        32.6 FRACTIONAL SECURITIES: No fractional shares of Plan Securities shall be issued. Fractional shares of Plan Securities shall be rounded to the next greater or next lower number of shares in accordance with the following method: (a) fractions of one-half (1/2) or greater shall be rounded to the next higher whole number, and (b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number. The total number of shares or interests of Plan Securities to be distributed to a Class hereunder shall be adjusted as necessary to account for the rounding provided for in this Section 32.6. In the event that, as a result of such rounding, a holder of a Claim would receive no distribution pursuant to this Plan, such holder shall receive Cash in lieu of the fractional shares of Plan Securities to purchase fractional shares such holder was entitled to receive.

        32.7   UNDELIVERABLE DISTRIBUTIONS:

               (a) Holding of Undeliverable Distributions: If any distribution to any holder is returned to the Reorganized Debtors as undeliverable, no further distributions shall be made to such holder unless and until the Reorganized Debtors is notified, in writing, of such holder's then-current address. Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable. All Entities ultimately receiving undeliverable Cash shall not be entitled to any interest or other accruals of any kind. Nothing contained in the Plan shall require the Reorganized Debtors to attempt to locate any holder of an Allowed Claim or an Allowed Equity Interest.

               (b) Failure to Claim Undeliverable Distributions: On or about the second (2nd) anniversary of the Effective Date, the Reorganized Debtors shall file a list with the Bankruptcy Court setting forth the names of those Entities for which distributions have been made hereunder and have been returned as undeliverable as of the date thereof. Any holder of an Allowed Claim or an Allowed Equity Interest that does not assert its rights pursuant to the Plan to receive a distribution within three (3) years from and after the Effective Date shall have its entitlement to such undeliverable distribution discharged and shall be forever barred from asserting any entitlement pursuant to the Plan against the Reorganized Debtors or its property. In such case, any consideration held for distribution on account of such Claim or Equity Interest shall revert to the Reorganized Debtors for redistribution to holders of Allowed Claims and Allowed Equity Interests in accordance with the provisions of Section 32.1 hereof.

        32.8 COMPLIANCE WITH TAX REQUIREMENTS: The Reorganized Debtors shall comply with all applicable tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

        32.9 TIME BAR TO CASH PAYMENTS: Checks issued by the Reorganized Debtors on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Reorganized Debtors by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made on or before the later of (a) the second (2nd) anniversary of the Effective Date or (b) ninety (90) days after the date of issuance of such check, if such check represents a final distribution hereunder on account of such Claim. After such date, all Claims in respect of voided checks shall be discharged and forever barred and the Reorganized Debtors shall retain all monies


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related thereto for the sole purpose of adding such monies to Creditor Cash for purposes of redistribution to Creditors in accordance with the terms and provisions hereof.

        32.10 DISTRIBUTIONS AFTER EFFECTIVE DATE: Distributions made after the Effective Date to holders of Claims that are not Allowed Claims as of the Effective Date, but which later become Allowed Claims, shall be deemed to have been made on the Effective Date.

        32.11 SETOFFS: The Reorganized Debtors may, pursuant to applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account thereof (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature the Debtors or the Reorganized Debtors may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, Debtors in Possession or the Reorganized Debtors of any such claims, rights and causes of action that the Debtors, Debtors in Possession or the Reorganized Debtors may possess against such holder; and, provided, further, that nothing contained herein is intended to limit the rights of any Creditor to rights of setoff prior to the Effective Date in accordance with the provisions of sections 362 and 553 of the Bankruptcy Code.

        32.12 ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST:
To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

        32.13 SURRENDER OF INSTRUMENTS: Except to the extent evidenced by electronic entry, as a condition of receiving any distribution under the Plan, each holder of a certificated instrument or note must surrender such instrument or note to the appropriate Indenture Trustee or Disbursing Agent or its designee, unless such certificated instrument or note is being reinstated or left unimpaired under the Plan. Any holder of such instrument or note that fails to (i) surrender such instrument or note, or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the appropriate Indenture Trustee or Disbursing Agent before the first (1st) anniversary of the Effective Date shall be deemed to have forfeited all rights and claims and may not participate in any distribution under the Plan. Any distribution so forfeited shall become the property of the Reorganized Debtors.

        32.14 CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS: On the latest to occur of (a) the Effective Date, (b) the entry of a Final Order resolving all Claims in the Chapter 11 Cases and (c) the final distribution made to holders of Allowed Claims and Allowed Equity Interests in accordance with Article XXXII of the Plan, any document, agreement, or instrument evidencing any Claim shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under such documents, agreements or instruments evidencing such Claims shall be discharged; provided, however, that the Enron Subordinated Indenture, the Enron Senior Notes Indentures, the Enron TOPRS Indentures, the ETS Indentures and the ENA Indentures shall continue in effect for the purposes of (i) allowing the Enron Subordinated Indenture Trustee, the Enron Senior Notes


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Indenture Trustees, the Enron TOPRS Indenture Trustee, ETS Indenture Trustee and
the ENA Indenture Trustee to make any distributions pursuant to the Plan and to perform such other necessary functions with respect thereto, and (ii) permitting the Enron Senior Notes Indenture Trustees, the Enron Subordinated Indenture Trustee, the Enron TOPRS Indenture Trustee, the ETS Indenture Trustee and the
ENA Indenture Trustee to maintain and assert any rights or liens for reasonable fees, costs, and expenses under the Indentures; and, provided, further, that, except as otherwise provided herein, nothing in this Plan shall impair, affect or adversely affect the related transactions and the rights of the parties thereto.

        32.15 CERTAIN INDENTURE TRUSTEE FEES AND EXPENSES: In the event that the Debtors and the Creditors' Committee agree, in their joint and absolute discretion, as to the Indenture Trustee Claims incurred during the period up to and including the Effective Date, such Indenture Trustee Claims shall be paid in Cash by the Reorganized Debtors on the Effective Date, or as soon as practicable thereafter, without the need for the Indenture Trustees to file an application for allowance thereof with the Bankruptcy Court. In the event that either the Debtors or the Creditors' Committee disagrees with an Indenture Trustee as to the reasonableness of all or a portion of the fees and expenses requested in an Indenture Trustee Claim, such Indenture Trustee may, at its sole discretion, request that the Bankruptcy Court (i) determine the reasonableness and allowance of such contested amounts and (ii) direct the Reorganized Debtors to pay such additional amounts determined to be reasonable, if any, and the Debtors, Creditors' Committee and any other creditor or party in interest may object thereto. To the extent that the Reorganized Debtors fail to pay any Indenture Trustee Claim in full, whether as a result of the Bankruptcy Court's determination or an Indenture Trustee's determination not to request payment therefor, such Indenture Trustee shall have the right to assert its lien and priority rights pursuant to the applicable Indenture for payment of any unpaid amount. Notwithstanding the foregoing, the Reorganized Debtors shall be responsible and, upon presentation of supporting documentation in form and substance satisfactory to the Reorganized Debtors, satisfy the reasonable direct out-of-pocket costs and expenses incurred by the Indenture Trustees in connection with making distributions pursuant to the Plan; provided, however, that, under no circumstances, shall the Reorganized Debtors be responsible for any indemnification obligations, costs and expenses of any of the Indenture Trustees associated with the negligence or willful misconduct of an Indenture Trustee in making any such distributions.

        32.16 CANCELLATION OF PGE, CROSSCOUNTRY AND PRISMA SECURITIES: Upon the issuance of each of the PGE Common Stock, CrossCountry Common Stock and Prisma Common Stock to holders of Allowed Claims or the Operating Trusts, the Existing PGE Common Stock, stock of CrossCountry held by ENE and/or any of its subsidiaries, and stock of Prisma held by ENE and/or any of its subsidiaries, respectively, shall be cancelled; provided, however, that, notwithstanding the foregoing, in the event that (a) the Debtors and the Creditors' Committee, in their joint and absolute discretion, determine to have issued preferred stock of PGE, CrossCountry or one of the alternative structures contemplated pursuant to
Section 37.3 of the Plan, and (b) such preferred stock is issued subsequent to the Confirmation Date and prior to the issuance of the PGE Common Stock, or the CrossCountry Common Stock, as the case may be, to holders of Allowed Claims or the Operating Trusts, such preferred stock shall not be cancelled.

        32.17 RECORD DATE: On the Record Date, registers of the respective Indenture Trustees shall be closed and the Indenture Trustees shall have no obligation to recognize any transfers of


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Claims arising under or related to the Enron Subordinated Indenture, the Enron
Senior Notes Indentures, the ETS Indentures, the Enron TOPRS Indentures or the ENA Indentures occurring from and after the Record Date.

                                 ARTICLE XXXIII

              COMMITTEES, EXAMINERS, MEDIATOR AND EMPLOYEE COUNSEL

        33.1 CREDITORS' COMMITTEE - TERM AND FEES: From and after the Effective Date, the Creditors' Committee shall be authorized only to perform the following functions:

               (a) to prosecute, or to continue to prosecute, as the case may be, claims on behalf of the Debtors' estates against individual insiders of the Debtors; provided, however, that, if any such claims constitute Special Litigation Trust Claims, such claims and causes of action shall be assigned to the Special Litigation Trust and prosecuted by the Special Litigation Trustee for and on behalf of the Special Litigation Trust and the beneficiaries thereof; and

               (b) to complete litigation, other than such litigation referenced in Section 30.1(a) hereof, if any, to which the Creditors' Committee is a party as of the Effective Date.

From and after the Effective Date, the Reorganized Debtors shall pay the reasonable fees and expenses of professionals the Creditors' Committee retains or continues the retention of to satisfy the obligations and duties set forth in this Section 33.1 and shall reimburse the members of the Creditors' Committee for reasonable disbursements incurred. The Creditors' Committee shall be dissolved and the members thereof and the professionals retained by the Creditors' Committee in accordance with section 1103 of the Bankruptcy Code shall be released and discharged from their respective fiduciary obligations upon the earlier to occur of (y) resolution of all litigation to which the Creditors' Committee is a party and (z) the entry of a Final Order dissolving the Creditors' Committee. Notwithstanding the foregoing, (1) the members of the Creditors' Committee which serve on a joint task force with the Debtors with respect to the prosecution of Litigation Trust Claims shall continue to serve from and after the Effective Date and (2) the professionals retained by the Creditors' Committee with respect thereto shall continue such retention until a Final Order has been entered (i) approving a compromise and settlement of all of the Litigation Trust Claims or (ii) determining the Litigation Trust Claims set forth in the MegaClaim Litigation and any other similar litigation.

        33.2 EMPLOYEE COMMITTEE - TERM AND FEES: From and after the Confirmation Date, the Employee Committee shall be authorized only to perform the following functions:

               (a) to prosecute, or continue to prosecute, as the case may be, Deferred Compensation Litigation and Severance Settlement Fund Litigation; and

               (b) to complete litigation, other than such litigation referenced in Section 33.2(a) hereof, if any, to which the Employee Committee is a party as of the Confirmation Date.

From and after the Confirmation Date, the Debtors or the Reorganized Debtors, as the case may be, shall pay the reasonable fees and expenses of professionals the Employee Committee retains or continues the retention of to satisfy the obligations and duties associated with the Deferred


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Compensation Litigation; provided, however, that, in connection with the
Severance Settlement Fund Litigation, counsel to the Employee Committee shall continue to serve as counsel to the Severance Settlement Fund Trustee and be compensated and reimbursed solely in accordance with the provisions of the Severance Settlement Fund Trust Agreement and the Severance Settlement Fund Order. The Employee Committee shall be dissolved and the members thereof and the professionals retained by the Employee Committee in accordance with section 327, 328 or 1102 of the Bankruptcy Code shall be released and discharged from their respective fiduciary obligations upon the earlier to occur of (y) resolution of all litigation to which the Employee Committee is a party and (z) the entry of a Final Order dissolving the Employee Committee.

        33.3 EXAMINERS - TERMS AND FEES: Except as provided below, on the tenth
(10th) day following the Confirmation Date, each of the ENE Examiners, the ENA Examiner and the professionals retained by each of the ENE Examiner and the ENA Examiner shall be released and discharged from their respective obligations outstanding pursuant to the Investigative Orders of the Bankruptcy Court; provided, however, that, notwithstanding the foregoing, during the period from the Confirmation Date up to and including (a) the earlier to occur of (1) the Confirmation Order becoming a Final Order and (2) the Effective Date, and (b) the appointment of the board of directors as described in the last sentence of
Section 40.1 of the Plan, the ENA Examiner shall continue its other duties and obligations pursuant to orders of the Bankruptcy Court. On or prior to the thirtieth (30th) day following the Confirmation Date, and except as (y) otherwise available on a centralized, coded filing system available to the Debtors and the Creditors' Committee or (z) as prohibited by any existing confidentiality order entered by the Bankruptcy Court or other confidentiality agreement executed by the ENE Examiner or the ENA Examiner, as the case may be, each of the ENE Examiner and the ENA Examiner shall deliver to the Reorganized Debtors and the Creditors' Committee (i) one copy of each report filed by such Person in the Chapter 11 Cases, (ii) all material cited in the footnotes of any such report, (iii) any other materials, including, without limitation, transcripts, interview memoranda, witness folders and transactional documents and summaries thereof, produced, developed or compiled by the ENE Examiner or the ENA Examiner, in each case in connection with the Investigative Orders and
(iv) a schedule of all materials which such Entity is, or claims to be, precluded from delivering to the Debtors or the Creditors' Committee, in each case in connection with the Investigative Orders.

        33.4 FEE COMMITTEE - TERM AND FEES: From and after the Confirmation Date, the members of the Fee Committee and the Fee Committee's employees and representatives shall continue to serve and be authorized to perform the following functions:

               (a) to review, analyze and prepare advisory reports with respect to applications for the payment of fees and the reimbursement of expenses of professionals retained in the Chapter 11 Cases pursuant to an order of the Bankruptcy Court during the period up to and including the Confirmation Date, including, without limitation, final fee applications in accordance with sections 328, 330, 331 and 503 of the Bankruptcy Code; and

               (b) if necessary, appear before the Bankruptcy Court with respect to any such application.


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From and after the Confirmation Date, the Reorganized Debtors shall pay the reasonable fees and expenses of the members of the Fee Committee and the Fee Committee's employees and representatives to satisfy the obligations and duties set forth in this Section 30.4. Notwithstanding the foregoing, the Fee Committee shall be dissolved and the members thereof and the employees and professionals retained by the Fee Committee shall be released and discharged from their respective obligations upon the earlier to occur of (i) the one (1) year anniversary of the Confirmation Date and (ii) satisfaction of the obligations and duties set forth in this Section 33.4.

        33.5 MEDIATOR - TERM AND FEES: From and after the Confirmation Date and until such time as the Mediator terminates all efforts with respect thereto, the Reorganized Debtors shall continue to participate in the mediation required by the Mediation Orders. In accordance with the Mediation Orders, the Reorganized Debtors shall be responsible for their one-third (1/3) share of the Mediator's expenses and such expenses shall be treated as Administrative Expense Claims in accordance with the provisions of the Plan and the Confirmation Order.

        33.6 EMPLOYEE COUNSEL: From and after the Confirmation Date and until such time as the board of directors of ENE or Reorganized ENE, as the case may be, determines otherwise, all counsel retained and authorized to provide services to then-current employees of the Debtors pursuant to the Employee Counsel Orders shall continue to provide services to such employees in accordance with the provisions contained therein; provided, however, that, nothing contained in this Section 33.6 shall inhibit, prejudice or otherwise affect the rights of the Creditors' Committee with respect to its appeals of the Employee Counsel Orders in connection with fees and expenses incurred prior to the Confirmation Date.

                                  ARTICLE XXXIV

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

        34.1 REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES: Any executory contracts or unexpired leases not set forth on the Assumption Schedule that have not expired by their own terms on or prior to the Confirmation Date, which have not been assumed and assigned or rejected with the approval of the Bankruptcy Court, or which are not the subject of a motion to assume the same pending as of the Confirmation Date shall be deemed rejected by the Debtors in Possession on the Confirmation Date and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

        34.2 CURE OF DEFAULTS FOR ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED
LEASES: Not later than five (5) days prior to the Ballot Date, as the same may be extended, the Debtors in Possession shall file the Assumption Schedule with the Bankruptcy Court setting forth the list of executory contracts and unexpired leases to be assumed by the Debtors pursuant to the Plan as of the Effective Date, and such executory contracts and unexpired leases shall be deemed assumed as of the Effective Date. The listing of a document on the Assumption Schedule shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder, with the exception of the amount of any proposed cure amount listed thereon. Unless otherwise specified on the


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Assumption Schedule, each executory contract or unexpired lease listed on the
Assumption Schedule shall include all exhibits, schedules, riders, modifications, amendments, supplements, attachments, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on the Assumption Schedule. The Debtors in Possession may at any time during the period from the Confirmation Date up to and including the Effective Date amend the Assumption Schedule to delete any executory contracts or unexpired leases therefrom. In the event that the Debtors in Possession determine to amend the Assumption Schedule, (1) the Debtors in Possession shall file a notice (a "Rejection Notice") of any such amendment with the Bankruptcy Court and serve such Rejection Notice on any affected party and (2) any executory contract or unexpired lease deleted from the Assumption Schedule shall be deemed rejected as of the date of such Rejection Notice. Any monetary amounts required as cure payments on each executory contract and unexpired lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount in Cash on the Effective Date or upon such other terms and dates as the parties to such executory contracts or unexpired leases otherwise may agree. In the event of a dispute regarding (a) the amount of any cure payment, (b) the ability of the Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (c) any other matter pertaining to assumption arises, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be subject to the jurisdiction of the Bankruptcy Court and made following the existence of a Final Order resolving such dispute.

        34.3 REJECTION OF INTERCOMPANY TRADING CONTRACTS: Notwithstanding anything contained herein to the contrary, all trading contracts between or among (a) two or more Debtors or (b) a Debtor and any wholly-owned Affiliate shall be deemed for all purposes to have been rejected and otherwise terminated as of the Initial Petition Date and the values and damages attributable thereto shall be calculated as of the Initial Petition Date.

        34.4 REJECTION DAMAGE CLAIMS: Except with regard to executory contracts governed in accordance with the provisions of Section 34.3 hereof, if the rejection of an executory contract or unexpired lease by the Debtors in Possession hereunder results in damages to the other party or parties to such contract or lease, any claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or its properties or agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon attorneys for the Debtors on or before thirty (30) days after the latest to occur of (a) the Confirmation Date, (b) the date of entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or unexpired lease and
(c) the date of the Rejection Notice with respect to a particular executory contract or unexpired lease.

        34.5 INDEMNIFICATION AND REIMBURSEMENT OBLIGATIONS: For purposes of the Plan, the obligations of the Debtors to indemnify and reimburse its directors or officers that were directors or officers, respectively, on or prior to the Petition Date shall be treated as Section 510 Subordinated Claims. Indemnification obligations of the Debtors arising from services as officers and directors during the period from and after the Initial Petition Date shall be Administrative Expense Claims to the extent previously authorized by a Final Order.


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
        34.6 REJECTION OF TOPRS-RELATED AGREEMENTS: On the Effective Date, each of the (a) ECT I Trust Declarations, (b) ECT II Trust Declarations, (c) EPF I Partnership Agreement and (d) EPF II Partnership Agreement shall be deemed to be rejected. In connection therewith, and in full and final satisfaction of any rights, interests or Claims of ECT I, ECT II, EPF I, EPF II and holders of the TOPRS against any of the Debtors and their affiliates, ENE, as general partner of EPF I and EPF II, shall declare a distribution of all assets of EPF I and EPF II, including, without limitation, Cash, Plan Securities, Litigation Trust Interests, Special Litigation Trust Interests and Eligible Debt Securities, as defined in the EPF I Partnership Agreement and the EPF II Partnership Agreement, to ECT I and ECT II, respectively, which distribution shall be made to National City Bank, in its capacity as ECT I Property Trustee and ECT II Property Trustee. Upon the earlier to occur of (i) the Confirmation Order becoming a Final Order and (ii) the Effective Date, all claims, causes of action or other challenges of any kind or nature which could be asserted by the Debtors, the Creditors' Committee, any trustee appointed in the Debtors' bankruptcy cases, or any creditor or party in interest in the Debtors' bankruptcy cases, or any of them, against or with respect to National City Bank, as Indenture Trustee, ECT I Property Trustee and ECT II Property Trustee, ECT I, ECT II, the TOPRS issued by either of them, EPF I, EPF II, the limited partnership interests issued by either of them, the ETS Debentures, the ENA Subordinated Debentures or the Enron TOPRS Debentures, including, without limitation, substantive consolidation, piercing of the corporate veil, recharacterization of the TOPRS or the limited partnership interests in EPF I or EPF II as preferred stock or any other equity interest of ENE or any of its affiliates, preferences, fraudulent conveyance and other avoidance actions shall be deemed forever waived and released.

                                  ARTICLE XXXV

                      RIGHTS AND POWERS OF DISBURSING AGENT

        35.1 EXCULPATION: From and after the Effective Date, the Disbursing Agent shall be exculpated by all Persons and Entities, including, without limitation, holders of Claims and Equity Interests and other parties in interest, from any and all claims, causes of action and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct of such Disbursing Agent. No holder of a Claim or an Equity Interest or other party in interest shall have or pursue any claim or cause of action against the Disbursing Agent for making payments in accordance with the Plan or for implementing the provisions of the Plan.

        35.2 POWERS OF THE DISBURSING AGENT: Except to the extent that the responsibility for the same is vested in the Reorganized Debtor Plan Administrator pursuant to the Reorganized Debtor Plan Administration Agreement, the Disbursing Agent shall be empowered to (a) take all steps and execute all instruments and documents necessary to effectuate the Plan, (b) make distributions contemplated by the Plan, (c) comply with the Plan and the obligations thereunder, (d) file all tax returns and pay taxes in connection with the reserves created pursuant to Article XVIII of the Plan, and (e) exercise such other powers as may be vested in the Disbursing Agent pursuant to order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.


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
        35.3 FEES AND EXPENSES INCURRED FROM AND AFTER THE EFFECTIVE DATE:
Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent from and after the Effective Date and any reasonable compensation and expense reimbursement claims, including, without limitation, reasonable fees and expenses of counsel, made by the Disbursing Agent, shall be paid in Cash by the Reorganized Debtors without further order of the Bankruptcy Court within fifteen (15) days of submission of an invoice by the Disbursing Agent. In the event that the Reorganized Debtors object to the payment of such invoice for post-Effective Date fees and expenses, in whole or in part, and the parties cannot resolve such objection after good faith negotiation, the Bankruptcy Court shall retain jurisdiction to make a determination as to the extent to which the invoice shall be paid by the Reorganized Debtors.

                                  ARTICLE XXXVI

                    THE REORGANIZED DEBTOR PLAN ADMINISTRATOR

        36.1 APPOINTMENT OF REORGANIZED DEBTOR PLAN ADMINISTRATOR: On the Effective Date, compliance with the provisions of the Plan shall become the general responsibility of the Reorganized Debtor Plan Administrator, an employee of the Reorganized Debtors, (subject to the supervision of the Board of Directors of the Reorganized Debtors) pursuant to and in accordance with the provisions of the Plan and the Reorganized Debtor Plan Administration Agreement.

        36.2 RESPONSIBILITIES OF THE REORGANIZED DEBTOR PLAN ADMINISTRATOR: In accordance with the Reorganized Debtor Plan Administration Agreement, the responsibilities of the Reorganized Debtor Plan Administrator shall include (a) facilitating the Reorganized Debtors' prosecution or settlement of objections to and estimations of Claims, (b) prosecution or settlement of claims and causes of action held by the Debtors and Debtors in Possession, (c) assisting the Litigation Trustee and the Special Litigation Trustee in performing their respective duties, (d) calculating and assisting the Disbursing Agent in implementing all distributions in accordance with the Plan, (e) filing all required tax returns and paying taxes and all other obligations on behalf of the Reorganized Debtors from funds held by the Reorganized Debtors, (f) periodic reporting to the Bankruptcy Court, of the status of the Claims resolution process, distributions on Allowed Claims and prosecution of causes of action,
(g) liquidating the Remaining Assets and providing for the distribution of the net proceeds thereof in accordance with the provisions of the Plan, and (h) such other responsibilities as may be vested in the Reorganized Debtor Plan Administrator pursuant to the Plan, the Reorganized Debtor Plan Administration Agreement or Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan.

        36.3 POWERS OF THE REORGANIZED DEBTOR PLAN ADMINISTRATOR: The powers of the Reorganized Debtor Plan Administrator shall, without any further Bankruptcy Court approval in each of the following cases, include (a) the power to invest funds in, and withdraw, make distributions and pay taxes and other obligations owed by the Reorganized Debtors from funds held by the Reorganized Debtor Plan Administrator and/or the Reorganized Debtors in accordance with the Plan, (b) the power to compromise and settle claims and causes of action on behalf of or against the Reorganized Debtors other than Litigation Trust Claims, Special Litigation Trust Claims and claims and causes of action which are the subject of the Severance


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Settlement Fund Litigation, and (c) such other powers as may be vested in or assumed by the Reorganized Debtor Plan Administrator pursuant to the Plan, the Reorganized Debtor Plan Administration Agreement or as may be deemed necessary and proper to carry out the provisions of the Plan.

        36.4 COMPENSATION OF THE REORGANIZED DEBTOR PLAN ADMINISTRATOR: In addition to reimbursement for actual out-of-pocket expenses incurred by the Reorganized Debtor Plan Administrator, the Reorganized Debtor Plan Administrator shall be entitled to receive reasonable compensation for services rendered on behalf of the Reorganized Debtors in an amount and on such terms as may be reflected in the Reorganized Debtor Plan Administration Agreement.

        36.5 TERMINATION OF REORGANIZED DEBTOR PLAN ADMINISTRATOR: The duties, responsibilities and powers of the Reorganized Debtor Plan Administrator shall terminate pursuant to the terms of the Reorganized Debtor Plan Administration Agreement.

                                 ARTICLE XXXVII

                    CONDITIONS PRECEDENT TO EFFECTIVE DATE OF
                       THE PLAN; IMPLEMENTATION PROVISIONS

        37.1 CONDITIONS PRECEDENT TO EFFECTIVE DATE OF THE PLAN: The occurrence of the Effective Date and the substantial consummation of the Plan are subject to satisfaction of the following conditions precedent:

               (a) Entry of the Confirmation Order: The Clerk of the Bankruptcy Court shall have entered the Confirmation Order, in form and substance reasonably satisfactory to the Debtors and the Creditors' Committee and the effectiveness of which shall not have been stayed ten (10) days following the entry thereof.

               (b) Execution of Documents; Other Actions: All other actions and documents necessary to implement the Plan shall have been effected or executed.

               (c) Prisma Consents Obtained: The requisite consents to the transfer of the Prisma Assets to Prisma and the issuance of the Prisma Common Stock have been obtained.

               (d) CrossCountry Consents Obtained: The requisite consents to the issuance of the CrossCountry Common Stock have been obtained.

               (e) PGE Approval: The requisite consents for the issuance of the PGE Common Stock have been obtained.

        37.2 WAIVER OF CONDITIONS PRECEDENT: To the extent practicable or legally permissible, each of the conditions precedent in Section 37.1 hereof, may be waived, in whole or in part, by the Debtors with the consent of the Creditors' Committee. Any such waiver of a condition precedent may be effected at any time by filing a notice thereof with the Bankruptcy Court.


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        37.3 ALTERNATIVE STRUCTURES: Notwithstanding anything contained in the
Plan to the contrary, the Debtors, if jointly determined after consultation with the Creditors' Committee, may, after obtaining the requisite approvals, (a) form one (1) or more holding companies to hold the common stock of the Entities to be issued hereunder and issue the common equity interest therein in lieu of the common stock to be issued hereunder and (b) form one (1) or more limited liability companies in lieu of the Entities to be created hereunder and issue the membership interests therein in lieu of the common stock to be issued hereunder; provided, however, that no such structures shall materially adversely affect the substance of the economic and governance provisions contained herein.

                                 ARTICLE XXXVIII

                            RETENTION OF JURISDICTION

        38.1 RETENTION OF JURISDICTION: The Bankruptcy Court shall retain and have exclusive jurisdiction over any matter arising under the Bankruptcy Code, arising in or related to the Chapter 11 Cases or the Plan, or that relates to the following:

               (a) to resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date of the Plan, to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

               (b) to enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan;

               (c) to determine any and all motions, adversary proceedings, applications and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by the Reorganized Debtors, the Litigation Trust or the Special Litigation Trust prior to or after the Effective Date;

               (d) to ensure that distributions to holders of Allowed Claims and Allowed Equity Interests are accomplished as provided herein;

               (e) to hear and determine any timely objections to Administrative Expense Claims or to proofs of Claim and Equity Interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Equity Interest, and to allow, disallow, determine, liquidate, classify, estimate or establish the priority of or secured or unsecured status of any Claim, in whole or in part;

               (f) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, reversed or vacated;

               (g) to issue such orders in aide of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;


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
               (h) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

               (i) to hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date;

               (j) to hear and determine disputes arising in connection with or relating to the Plan or the interpretation, implementation, or enforcement of the Plan or the extent of any Entity's obligations incurred in connection with or released under the Plan;

               (k) to issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement of the Plan;

               (l) to determine any other matters that may arise in connection with or are related to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan or the Disclosure Statement;

               (m) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

               (n) to hear any other matter or for any purpose specified in the Confirmation Order that is not inconsistent with the Bankruptcy Code; and

               (o) to enter a final decree closing the Chapter 11 Cases.

                                  ARTICLE XXXIX

               MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

        39.1 MODIFICATION OF PLAN: The Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, subject to the consent of the Creditors' Committee and, in the event any amendment or modification would materially adversely affect the substance of the economic and governance provisions set forth in the Plan, including, without limitation, Article II of the Plan, the ENA Examiner as Plan facilitator, to amend or modify the Plan, the Plan Supplement or any exhibits to the Plan at any time prior to the entry of the Confirmation Order. Upon entry of the Confirmation Order, the Debtors may, subject to the consent of the Creditors' Committee, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such holder.

      39.2 REVOCATION OR WITHDRAWAL:

            (a) The Plan may be revoked or withdrawn prior to the Confirmation Date by the Debtors.

            (b) If the Plan is revoked or withdrawn prior to the Confirmation Date, or if the Plan does not become effective for any reason whatsoever, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or any other Entity in any further proceedings involving the Debtors.

                                   ARTICLE XL

                            PROVISION FOR MANAGEMENT

      40.1 REORGANIZED DEBTORS DIRECTORS: On the Effective Date, the board of directors of Reorganized ENE shall consist of five (5) persons selected by the Debtors, after consultation with (a) the Creditors' Committee with respect to four (4) of the Debtors' selections and (b) the ENA Examiner with respect to one
(1) of the Debtors' selections, all of which shall be disclosed prior to the Confirmation Hearing. In the event that, during the period from the Confirmation Hearing up to and including the Effective Date, circumstances require the substitution of one (1) or more persons selected to serve on the board of directors of Reorganized ENE, the Debtors shall file a notice thereof with the Bankruptcy Court and, for purposes of section 1129 of the Bankruptcy Code, any such replacement person, designated in accordance with the requirements of the immediately preceding sentence, shall be deemed to have been selected and disclosed prior to the Confirmation Hearing. The terms and manner of selection of the directors of each of the other Reorganized Debtors shall be as provided in the Reorganized Debtors Certificate of Incorporation and the Reorganized Debtors By-laws, as the same may be amended, and shall be disclosed prior to the Confirmation Hearing. Notwithstanding anything contained herein to the contrary, the board of directors of ENE, if selected prior to the Effective Date in a manner consistent with the provisions of this Section 40.1, shall constitute (1) the board of directors of ENE in accordance with the terms and provisions of ENE's articles of incorporation and by-laws and shall serve as the board of directors of Reorganized ENE from and after the Effective Date and (b) satisfaction of the condition precedent set forth in Section 33.3 of the Plan with respect to the term of the ENA Examiner.

      40.2 OPERATING ENTITIES DIRECTORS: On the Effective Date, the respective boards of directors of Prisma, CrossCountry and PGE shall consist of individuals designated by the Debtors, after consultation with the Creditors' Committee, all of which shall be disclosed prior to the Confirmation Hearing. In the event that, during the period from the Confirmation Date up to and including the Effective Date, circumstances require the substitution of one (1) or more persons selected to serve, the Debtors shall file a notice thereof with the Bankruptcy Court and, for purposes of section 1129 of the Bankruptcy Code, any such replacement person, designated after consultation with the Creditors' Committee, shall be deemed to have been selected and disclosed prior to the Confirmation Hearing. Thereafter, the terms and manner of selection of the directors of Prisma, CrossCountry and PGE shall be as provided in (a) the Prisma Memorandum of Association and Prisma Articles of Association, (b) the CrossCountry

Certificate of Incorporation and CrossCountry By-laws, and (c) the PGE Certificate of Incorporation and PGE By-laws, respectively, as the same may be amended.

                                  ARTICLE XLI

                      ARTICLES OF INCORPORATION AND BY-LAWS
                        OF THE DEBTORS; CORPORATE ACTION

      41.1 AMENDMENT OF ARTICLES OF INCORPORATION AND BY-LAWS: The articles of incorporation and by-laws of the Debtors shall be amended as of the Effective Date to provide substantially as set forth in the Reorganized Debtors Certificate of Incorporation and the Reorganized Debtors By-laws.

      41.2 CORPORATE ACTION: On the Effective Date, the adoption of the Reorganized Debtors Certificate of Incorporation and the Reorganized Debtors By-laws shall be authorized and approved in all respects, in each case without further action under applicable law, regulation, order, or rule, including, without limitation, any action by the stockholders of the Debtors or the Reorganized Debtors. The cancellation of all Equity Interests and other matters provided under the Plan involving the corporate structure of the Reorganized Debtors or corporate action by the Reorganized Debtors shall be deemed to have occurred, be authorized, and shall be in effect without requiring further action under applicable law, regulation, order, or rule, including, without limitation, any action by the stockholders of the Debtors or the Reorganized Debtors. Without limiting the foregoing, from and after the Confirmation Date, the Debtors, the Reorganized Debtors and the Reorganized Debtor Plan Administrator may take any and all actions deemed appropriate in order to consummate the transactions contemplated herein and, notwithstanding any provision contained in the Debtors' articles of incorporation and by-laws to the contrary, such Entities shall not require the affirmative vote of holders of Equity Interests in order to take any corporate action including to (i) consummate a Sale Transaction, (ii) compromise and settle claims and causes of action of or against the Debtors and their chapter 11 estates, and (iii) dissolve, merge or consolidate with any other Entity.

                                  ARTICLE XLII

                            MISCELLANEOUS PROVISIONS

      42.1 TITLE TO ASSETS: Except as otherwise provided by the Plan, including, without limitation, Section 42.2 of the Plan, on the Effective Date, title to all assets and properties encompassed by the Plan shall vest in the Reorganized Debtors free and clear of all Liens and in accordance with section 1141 of the Bankruptcy Code, and the Confirmation Order shall be a judicial determination of discharge of the liabilities of the Debtors and the Debtors in Possession except as provided in the Plan. Notwithstanding the foregoing, the Debtors and the Reorganized Debtors, in their sole and absolute discretion, may (a) encumber all of the Debtors' assets for the benefit of Creditors or (b) transfer such assets to another Entity to secure the payment and performance of all obligations provided for herein.

      42.2 DISTRIBUTION OF RESERVED FUNDS: Upon the Effective Date, all proceeds reserved pursuant to a Sale/Settlement Order and not subject to a dispute concerning the allocation thereof

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
shall vest in the Reorganized Debtors free and clear of all Liens and in accordance with section 1141 of the Bankruptcy Code and be subject to distribution in accordance with the provisions hereof. Notwithstanding the terms and conditions of any of the Sale/Settlement Orders, to the extent necessary to allocate the proceeds reserved pursuant to a Sale/Settlement Order, on or prior to the three (3) month anniversary of the Confirmation Date, the Debtors shall file one or motions with the Bankruptcy Court to determine the allocation of proceeds reserved pursuant to a Sale/Settlement Order. Any such motion shall be deemed served upon the necessary parties if served in accordance with the Case Management Order. Upon entry of a Final Order of the Bankruptcy Court with respect to the allocation of such proceeds, and to the extent allocated to the Debtors or any Enron Affiliate, all such proceeds shall vest in the Reorganized Debtors or such Enron Affiliate free and clear of all Liens and in accordance with section 1141 of the Bankruptcy Code and be subject to distribution in accordance with the provisions hereof.

      42.3 DISCHARGE OF DEBTORS: Except as otherwise provided herein, on the latest to occur of (a) the Effective Date, (b) the entry of a Final Order resolving all Claims in the Chapter 11 Cases and (c) the final distribution made to holders of Allowed Claims and Allowed Equity Interests in accordance with
Article XXXII of the Plan, all Claims against and Equity Interests in the Debtors and Debtors in Possession, shall be discharged and released in full; provided, however, that, the Bankruptcy Court may, upon request by the Reorganized Debtors, and notice and a hearing, enter an order setting forth that such Claims and Equity Interests shall be deemed discharged and released on such earlier date as determined by the Bankruptcy Court; and, provided, further, that, upon all distributions being made pursuant to the Plan, the Debtors and the Reorganized Debtors, as the case may be, shall be deemed dissolved for all purposes and the Reorganized Debtor Plan Administrator shall cause the Debtors and the Reorganized Debtors, as the case may be, to take such action to effect such dissolution in accordance with applicable state law. All Persons and Entities shall be precluded from asserting against the Debtors, the Debtors in Possession, their successors or assigns, including, without limitation, the Reorganized Debtors, the Reorganized Debtors' subsidiaries, the Reorganized Debtor Plan Administrator, their agents and employees, or their respective assets properties or interests in property, any other or further Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, whether or not the facts or legal bases therefor were known or existed prior to the Confirmation Date regardless of whether a proof of Claim or Equity Interest was filed, whether the holder thereof voted to accept or reject the Plan or whether the Claim or Equity Interest is an Allowed Claim or an Allowed Equity Interest.

      42.4 INJUNCTION ON CLAIMS: Except as otherwise expressly provided in the Plan, the Confirmation Order or such other order of the Bankruptcy Court that may be applicable, all Persons or Entities who have held, hold or may hold Claims or other debt or liability that is discharged or Equity Interests or other right of equity interest that is terminated or cancelled pursuant to the Plan are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or other debt or liability or Equity Interest or other right of equity interest that is terminated or cancelled pursuant to the Plan against the Debtors, the Debtors in Possession or the Reorganized Debtors, the Debtors' estates or properties or interests in properties of the Debtors or the Reorganized Debtors, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Debtors in Possession or the Reorganized Debtors, the Debtors' estates or properties or interests in properties of the Debtors, the Debtors in Possession or the Reorganized Debtors,
(c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors, the Debtors in Possession or the Reorganized Debtors or against the property or interests in property of the Debtors, the Debtors in Possession or the Reorganized Debtors , and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors, the Debtors in Possession or the Reorganized Debtors or against the property or interests in property of the Debtors, the Debtors in Possession or the Reorganized Debtors, with respect to any such Claim or other debt or liability that is discharged or Equity Interest or other right of equity interest that is terminated or cancelled pursuant to the Plan; provided, however, that such injunction shall not preclude the United States of America of any of its police or regulatory agencies from enforcing their police or regulatory powers; and, provided, further, that, except in connection with a properly filed proof of claim, the foregoing proviso does not permit the United States of America or any of its police or regulatory agencies from obtaining any monetary recovery from the Debtors, the Debtors in Possession or the Reorganized Debtors or their respective property or interests in property with respect to any such Claim or other debt or liability that is discharged or Equity Interest or other right of equity interest that is terminated or cancelled pursuant to the Plan, including, without limitation, any monetary claim or penalty in furtherance of a police or regulatory power. Such injunction (y) shall extend to all successors of the Debtors and Debtors in Possession and the Creditors' Committee and its members, and their respective properties and interests in property; provided, however, that such injunction shall not extend to or protect members of the Creditors' Committee and their respective properties and interests in property for actions based upon acts outside the scope of service on the Creditors' Committee, and
(z) is not intended, nor shall it be construed, to extend to the assertion, the commencement or the prosecution of any claim or cause of action against any present or former member of the Creditors' Committee and their respective properties and interests in property arising from or relating to such member's pre-Petition Date acts or omissions, including, without limitation, the Class Actions.

      42.5 TERM OF EXISTING INJUNCTIONS OR STAYS: Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105, 362 or 525 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until entry of an order in accordance with Section 42.17 of the Plan or such other Final Order of the Bankruptcy Court.

      42.6 LIMITED RELEASE OF DIRECTORS, OFFICERS AND EMPLOYEES: No claims of the Debtors' estates against their present and former officers, directors, employees, consultants and agents and arising from or relating to the period prior to the Initial Petition Date are released by this Plan. As of the Effective Date, the Debtors and the Debtors in Possession shall be deemed to have waived and released its present and former directors, officers, employees, consultants and agents who were directors, officers, employees, consultants or agents, respectively, at any time during the Chapter 11 Cases, from any and all claims of the Debtors' estates arising from or relating to the period from and after the Initial Petition Date; provided, however, that, except as otherwise provided by prior or subsequent Final Order of the Bankruptcy Court, this provision shall not operate as a waiver or release of (a) any Person (i) named or subsequently named as a defendant in any of the Class Actions, (ii) named or subsequently named as a defendant in any action commenced by or on behalf of the Debtors in Possession, including any actions prosecuted by the Creditors' Committee and the Employee Committee, (iii) identified or subsequently identified as a wrongful actor in the "Report of Investigation by the Special Investigative Committee of the Board of Directors of Enron Corp.", dated February 1, 2002, (iv) identified or subsequently identified in a report by the Enron Examiner or the ENA Examiner as having engaged in acts of dishonesty or willful misconduct detrimental to the interests of the Debtors, or
(v) adjudicated or subsequently adjudicated by a court of competent jurisdiction to have engaged in acts of dishonesty or willful misconduct detrimental to the interests of the Debtors or (b) any claim (i) with respect to any loan, advance or similar payment by the Debtors to any such person, (ii) with respect to any contractual obligation owed by such person to the Debtors, (iii) relating to such person's knowing fraud, or (iv) to the extent based upon or attributable to such person gaining in fact a personal profit to which such person was not legally entitled, including, without limitation, profits made from the purchase or sale of equity securities of the Debtors which are recoverable by the Debtors pursuant to section 16(b) of the Securities Exchange Act of 1934, as amended; and, provided, further, that the foregoing is not intended, nor shall it be construed, to release any of the Debtors' claims that may exist against the Debtors' directors and officers liability insurance.

      42.7 EXCULPATION: None of the Debtors, the Reorganized Debtors, the Creditors' Committee, the Employee Committee, the Indenture Trustees responsible for making distributions under the Plan, and any of their respective directors, officers, employees, members, attorneys, consultants, advisors and agents (acting in such capacity), shall have or incur any liability to any Entity for any act taken or omitted to be taken in connection with and subsequent to the commencement of the Chapter 11 Cases, the formulation, preparation, dissemination, implementation, confirmation or approval of the Plan or any compromises or settlements contained therein, the Disclosure Statement related thereto or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan; provided, however, that the foregoing provisions of this Section 42.7 shall not affect the liability of any Entity that otherwise would result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct. Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

      42.8 PRESERVATION OF RIGHTS OF ACTION: Except as otherwise provided in the Plan, including, without limitation, Articles XXII and XXIII of the Plan, or in any contract, instrument, release of other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain sole and exclusive authority to enforce any claims, rights or causes of action that the Debtors, the Debtors in Possession or their chapter 11 estates may hold against any Entity, including any claims, rights or causes of action arising under sections 541, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code.

      42.9 INJUNCTION ON ACTIONS: Except as provided in the Plan, as of the Effective Date, all non-Debtor entities are permanently enjoined from commencing or continuing in any manner, any action or proceeding, whether directly, derivatively, on account of or respecting any claim, debt, right or cause of action of the Debtors, the Debtors in Possession or the Reorganized Debtors which the Debtors, the Debtors in Possession or the Reorganized Debtors, as the case may be, retain sole and exclusive authority to pursue in accordance with
Section 28.1 of the Plan

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
or which has been released pursuant to the Plan, including, without limitation, pursuant to Sections 2.1, 28.3 and 42.6 of the Plan; provided, however, that, except with regard to the Debtors, the Debtors in Possession and the Reorganized Debtors, such injunction is not intended, nor shall it be construed to, extend to the ongoing prosecution of the Class Actions.

      42.10 PAYMENT OF STATUTORY FEES: All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

      42.11 RETIREE BENEFITS: From and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits (within the meaning of section 1114 of the Bankruptcy Code), if any, at the level established in accordance with subsection
(e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, and for the duration of the period during which the Debtors have obligated themselves to provide such benefits; provided, however, that the Debtors or the Reorganized Debtors may modify such benefits to the extent permitted by applicable law.

      42.12 RETENTION OF DOCUMENTS: Notwithstanding the terms and provisions of that certain Stipulation and Consent Order Pursuant to 11 U.S.C. Section 105 and 541 By and Between Enron Corp. and Its Affiliated Debtors-in-Possession and the Official Committee of Unsecured Creditors Regarding Document Preservation and Retention, dated February 15, 2002, unless otherwise ordered by the Bankruptcy Court, from and after the first (1st) anniversary of the Confirmation Date, the Debtors and each Enron Affiliate shall have the right and authorization to destroy or otherwise dispose of the Documents, as defined therein.

      42.13 POST-CONFIRMATION DATE FEES AND EXPENSES: From and after the Confirmation Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, (a) retain such professionals and (b) pay the reasonable professional fees and expenses incurred by the Reorganized Debtors and the Creditors' Committee related to implementation and consummation of the Plan, including, without limitation, reasonable fees and expenses of the Indenture Trustees incurred in connection with the distributions to be made pursuant to the Plan.

      42.14 SEVERABILITY: If, prior to the Confirmation Date, any term or provision of the Plan shall be held by the Bankruptcy Court to be invalid, void or unenforceable, including, without limitation, the inclusion of one (1) or more of the Debtors in the Plan, the Bankruptcy Court shall, with the consent of the Debtors and the Creditors' Committee, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.


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
      42.15 GOVERNING LAW: Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent that an exhibit hereto or document contained in the Plan Supplement provides otherwise, the rights, duties and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the Bankruptcy Code and, to the extent not inconsistent therewith, the laws of the State of New York, without giving effect to principles of conflicts of laws.

      42.16 NOTICES: All notices, requests, and demands to or upon the Debtors, the Debtors in Possession or the Reorganized Debtors to be effective shall be in writing, including by facsimile transmission, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

             Enron Corp.
             1400 Smith Street
             Houston, Texas  77002-7361
             Attention:  Chief Financial Officer
             Telecopier:  (713) 646-3620
             Telephonic Confirmation:  (713) 853-7433

             With a copy to:

             Weil, Gotshal & Manges LLP
             767 Fifth Avenue
             New York, New York  10153
             Attention:   Martin J. Bienenstock, Esq.
                          Brian S. Rosen, Esq.
             Telecopier:  (212) 310-8007
             Telephonic Confirmation:  (212) 310-8888

             -and-

             Milbank, Tweed, Hadley & McCloy LLP
             One Chase Manhattan Plaza
             New York, New York 10005
             Attention:   Luc A. Despins, Esq.
                          Susheel Kirpalani, Esq.
             Telecopier:  (212) 530-5219
             Telephonic Confirmation:  (212) 530-5000

      42.17 CLOSING OF CASES: The Reorganized Debtors shall, promptly upon the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court.

      42.18 SECTION HEADINGS: The section headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.


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
      42.19 EXEMPTION FROM REGISTRATION: Pursuant to section 1145 of the Bankruptcy Code, and except as provided in subsection (b) thereof, the issuance of the Plan Securities, the Litigation Trust Interests and the Special Litigation Trust Interests on account of, and in exchange for, the Claims against the Debtors shall be exempt from registration pursuant to section 5 of the Securities Act of 1933 and any other applicable non-bankruptcy law or regulation.

      42.20 EXEMPTION FROM TRANSFER TAXES: Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes, Equity Interests or Plan Securities pursuant to the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

      42.21 INCONSISTENCIES: To the extent of any inconsistencies between the information contained in the Disclosure Statement and the terms and provisions of the Plan, the terms and provisions contained herein shall govern.

Dated:   New York, New York
         November 13, 2003

                              Enron Metals & Commodity Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Corp.


                              By:   /s/ Stephen F. Cooper
                                    --------------------------------------------
                                    Name:     Stephen F. Cooper
                                    Title:    Acting President,
                                              Acting Chief Executive Officer and
                                              Chief Restructuring Officer


                              Enron North America Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


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                              Enron Power Marketing, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              PBOG Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Smith Street Land Company


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Broadband Services, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Energy Services Operations, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Energy Marketing Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative

                              Enron Energy Services, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Energy Services, LLC


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Transportation Services Company


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              BAM Lease Company


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              ENA Asset Holdings L.P.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Gas Liquids, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative

                              Enron Global Markets LLC


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Net Works LLC


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Industrial Markets LLC


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Operational Energy Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Engineering & Construction Company


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Engineering & Operational Services Company


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative

                              Garden State Paper Company, LLC


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Palm Beach Development Company, L.L.C.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Tenant Services, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Energy Information Solutions, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              EESO Merchant Investments, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Federal Solutions, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative

                              Enron Freight Markets Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Broadband Services, L.P.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Energy Services North America, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron LNG Marketing LLC


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Calypso Pipeline, LLC


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Global LNG LLC


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative

                              Enron International Fuel Management Company


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Natural Gas Marketing Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              ENA Upstream Company LLC


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Liquid Fuels, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron LNG Shipping Company


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Property & Services Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative

                              Enron Capital & Trade Resources International
                              Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Communications Leasing Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Wind Systems, LLC, f/k/a EREC Subsidiary I,
                                    LLC and successor to Enron Wind Systems Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Wind Constructors LLC, f/k/a EREC Subsidiary
                                    II, LLC and successor to Enron Wind
                                    Constructors Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Wind Energy Systems LLC, f/k/a EREC
                                   Subsidiary III, LLC and successor to Enron
                                   Wind Energy Systems Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative

                              Enron Wind Maintenance LLC, f/k/a EREC Subsidiary
                                    IV, LLC and successor to Enron Wind
                                    Maintenance Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Wind LLC, f/k/a EREC Subsidiary V,
                                    LLC and successor to Enron Wind Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Intratex Gas Company


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Processing Properties, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Methanol Company


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Ventures Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative

                              Enron Mauritius Company


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron India Holdings Ltd.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Offshore Power Production C.V.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              The New Energy Trading Company


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              EES Service Holdings, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Wind Development LLC


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative

                              ZWHC LLC


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Zond Pacific, LLC


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Reserve Acquisition Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              EPC Estates Services, Inc., f/k/a
                                   National Energy Production Corporation


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Power & Industrial Construction Company


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              NEPCO Power Procurement Company


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative

                              NEPCO Services International, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              San Juan Gas Company, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              EBF LLC


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Zond Minnesota Construction Company LLC


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Fuels International, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              E Power Holdings Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative

                              EFS Construction Management Services, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Management, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Expat Services, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Artemis Associates, LLC


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Clinton Energy Management Services, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              LINGTEC Constructors L.P.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative

                              EGS New Ventures Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Louisiana Gas Marketing Company


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Louisiana Resources Company

                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              LGMI, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              LRCI, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Communications Group, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative

                              EnRock Management, LLC.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              ECI-Texas, L.P.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              EnRock, L.P.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              ECI-Nevada Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Alligator Alley Pipeline Company


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron Wind Storm Lake I LLC


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative

                              ECT Merchant Investments Corp.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              EnronOnLine, LLC


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              St. Charles Development Company, L.L.C.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Calcasieu Development Company, L.L.C.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Calvert City Power I, L.L.C.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative


                              Enron ACS, Inc.


                              By:   /s/ K. Wade Cline
                                    --------------------------------------------
                                    Name:     K. Wade Cline
                                    Title:    Authorized Representative

                                    LOA, Inc.

                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron India LLC.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron International Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron International Holdings Corp.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Middle East LLC


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron WarpSpeed Services, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Modulus Technologies, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Telecommunications, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    DataSystems Group, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Risk Management & Trading Corp.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Omicron Enterprises, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    EFS I, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    EFS II, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    EFS III, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    EFS V, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    EFS VI, L.P.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    EFS VII, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    EFS IX, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    EFS X, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    EFS XI, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    EFS XII, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    EFS XV, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    EFS XVII, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Jovinole Associates

                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    EFS Holdings, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Operations Services Corp.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Green Power Partners I LLC


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    TLS Investors, L.L.C.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    ECT Securities Limited Partnership


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    ECT Securities LP Corp.

                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    ECT Securities GP Corp.

                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    KUCC Cleburne, LLC


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron International Asset Management Corp.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Brazil Power Holdings XI Ltd.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Holding Company L.L.C.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Development Management Ltd.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron International Korea Holdings Corp.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Caribe VI Holdings Ltd.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron International Asia Corp.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Brazil Power Investments XI Ltd.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Paulista Electrical Distribution, L.L.C.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Pipeline Construction Services Company


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Pipeline Services Company


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative


                                    Enron Trailblazer Pipeline Company


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Liquid Services Corp.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Machine and Mechanical Services, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Commercial Finance Ltd.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Permian Gathering Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Transwestern Gathering Company


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Gathering Company

                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    EGP Fuels Company

                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Asset Management Resources, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Brazil Power Holdings I Ltd.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron do Brazil Holdings Ltd.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Wind Storm Lake II LLC


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Renewable Energy Corp.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Acquisition III Corp.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Wind Lake Benton LLC


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Superior Construction Company


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    EFS IV, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    EFS VIII, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    EFS XIII, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Credit Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Power Corp.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Richmond Power Enterprise, L.P.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    ECT Strategic Value Corp.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Development Funding Ltd.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Atlantic Commercial Finance, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    The Protane Corporation

                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Asia Pacific/Africa/China LLC


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Development Corp.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    ET Power 3 LLC


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Nowa Sarzyna Holding B.V.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron South America LLC


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Global Power & Pipelines LLC


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Portland General Holdings, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Portland Transition Company, Inc.


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Cabazon Power Partners LLC


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Cabazon Holdings LLC


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Caribbean Basin LLC


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Victory Garden Power Partners I LLC


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Oswego Cogen Company, LLC


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative

                                    Enron Equipment & Procurement Company


                                    By: /s/ K. Wade Cline
                                        --------------------------------------
                                        Name:  K. Wade Cline
                                        Title: Authorized Representative



WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

             -  and  -

700 Louisiana
Houston, Texas  77002
(713) 546-5000

By:   /s/ Brian S. Rosen
      ------------------------------
      Name: Brian S. Rosen

Attorneys for Debtors and
Debtors in Possession

                                   EXHIBIT A

                          ALLOWED ENA DEBENTURE CLAIMS

PRINCIPAL AMOUNT OUTSTANDING                                      $50,944,000.00
INTEREST ACCRUED THROUGH INITIAL PETITION DATE                        668,994.00
                                                                  --------------
                                                                  $51,612,994.00
                                                                  ==============

                                   EXHIBIT B

                        ALLOWED ENRON SENIOR NOTE CLAIMS

                                                           AMOUNT OUTSTANDING AS OF
                                                          THE INITIAL PETITION DATE
                 INSTRUMENT                                (UNLESS OTHERWISE NOTED)
                 ----------                                ------------------------
7.00% Exchangeable Note Payable due 07/31/02                  $402,650,298.61(1)
9.125% Note Payable due 04/01/03                              $   190,856,046
9.875% Note Payable due 06/15/03                              $   104,580,903
7.875% Note Payable due 06/15/03                              $   336,872,656
Floating Rate Notes due 06/18/03                              $   324,660,097
0.77% Bond due 06/18/03                                       $    81,334,720
6.625% Note Payable due 10/15/03                              $    72,269,723
0.97% Bond due 06/18/04                                       $    81,408,566
7.625% Note Payable due 09/10/04                              $   191,351,671
6.75% Note Payable due 09/01/04                               $    86,323,180
6.75% Senior Notes due 09/15/04                               $    40,577,500
4.375% Bond due 04/08/05                                      $   368,604,875
8.375% Note Payable due 05/23/05                              $   175,366,406
6.625% Note Payable due 11/15/05                              $   250,782,118
9.625% Note Payable due 03/15/06                              $   172,370,780
6.40% Note Payable due 07/15/06                               $   239,729,931
7.125% Senior Notes due 05/15/07                              $   149,501,323
6.875% Note Payable due 10/15/07                              $    89,798,837
6.725% Note Payable due 11/15/08                              $   200,635,139
6.75% Note Payable due 08/01/09                               $   182,549,719
7.375% Note Payable due 05/15/19                              $   385,658,448
Convertible Senior Note due 2021                              $ 1,271,856,649
7.00% Senior Debentures due 08/15/23                          $    17,155,658
6.95% Note Payable due 07/15/28                               $   200,456,176
6.95% Note Payable due 07/15/28                               $   184,707,191
0.52% Bond due 05/15/02                                       $   203,196,763
0.493% Bond due 06/13/02                                      $   162,447,128
6.50% Note Payable due 08/01/02                               $   153,277,083

--------

(1)      Allowed amount pursuant to an order, dated October 28, 2003.

                                   EXHIBIT C

                        ALLOWED ENRON SUBORDINATED CLAIM

                                                                                           AMOUNT OUTSTANDING
                                                                                     AS OF THE INITIAL PETITION DATE
                  INSTRUMENT/CUSIP OR ISIN                                              (UNLESS OTHERWISE NOTED)
                  ------------------------                                              ------------------------
6.75% Senior Subordinate Debentures due 07/01/05                                              $164,123,200
8.25% Senior Subordinate Debentures due 09/15/12                                              $104,563,109
7.75% Subordinated Debentures due 2016                                                        $184,275,878
7.75% Subordinated Debentures due 2016, Series II                                             $138,218,479
Subordinated Guaranty of 7.75% Debentures due 2016                                            $ 29,483,978
Subordinated Guaranty of 7.75% Debentures due 2016                                            $ 29,483,978
Subordinated Guaranty of 7.75% Debentures due 2016 Series II                                  $ 22,118,048
Subordinated Guaranty of 7.75% Debentures due 2016 Series II                                  $ 22,118,048

                                   EXHIBIT D

                       ALLOWED ENRON TOPRS DEBENTURE CLAIM

PRINCIPAL AMOUNT OUTSTANDING                                     $318,376,000.00
INTEREST ACCRUED THROUGH INITIAL PETITION DATE                      4,180,896.00
                                                                 ---------------
                                                                 $322,556,896.00
                                                                 ===============

                                   EXHIBIT E

                           ALLOWED ETS DEBENTURE CLAIM

PRINCIPAL AMOUNT OUTSTANDING                                      $50,944,000.00
INTEREST ACCRUED THROUGH INITIAL PETITION DATE                        668,994.00
                                                                  --------------
                                                                  $51,612,994.00
                                                                  ==============

PURSUANT TO THE TOPRS STIPULATION, ETS DEBENTURE CLAIMS SHALL INCLUDE INTEREST ACCRUED DURING THE PERIOD FROM THE INITIAL PETITION DATE UP TO AND INCLUDING THE EFFECTIVE DATE.

                                   EXHIBIT F

                    CONVENIENCE CLAIM DISTRIBUTION PERCENTAGE

                 CONVENIENCE CLASS                                                      DISTRIBUTION PERCENTAGE
                 -----------------                                                      -----------------------
Enron Metals & Commodity Corp.                                                                   27.7%
Enron Corp.                                                                                      15.5%
Enron North America Corp.                                                                        17.8%
Enron Power Marketing, Inc.                                                                      20.4%
PBOG Corp.                                                                                       68.0%
Smith Street Land Company                                                                        11.9%
Enron Broadband Services, Inc.                                                                   10.9%
Enron Energy Services Operations, Inc.                                                           14.5%
Enron Energy Marketing Corp.                                                                     21.6%
Enron Energy Services, Inc.                                                                      17.7%
Enron Energy Services, LLC                                                                       20.3%
Enron Transportation Services Company                                                            68.1%
BAM Leasing Company                                                                               5.1%
ENA Asset Holdings L.P.                                                                           5.1%
Enron Gas Liquids, Inc.                                                                          10.1%
Enron Global Markets LLC                                                                          5.1%
Enron Net Works LLC                                                                              13.4%
Enron Industrial Markets LLC                                                                      5.1%
Operational Energy Corp.                                                                         13.5%
Enron Engineering & Construction Company                                                         15.4%
Enron Engineering & Operational Services Company                                                  5.1%
Garden State Paper Company, LLC                                                                   5.1%
Palm Beach Development Company, L.L.C.                                                            5.1%
Tenant Services, Inc.                                                                            14.2%
Enron Energy Information Solutions, Inc.                                                         15.9%
EESO Merchant Investments, Inc.                                                                  42.4%
Enron Federal Solutions, Inc.                                                                    10.6%
Enron Freight Markets Corp.                                                                      19.1%
Enron Broadband Services, L.P.                                                                    8.0%
Enron Energy Services North America, Inc.                                                        11.3%
Enron LNG Marketing LLC                                                                          68.1%
Calypso Pipeline, LLC                                                                            68.1%
Enron Global LNG LLC                                                                             68.1%
Enron International Fuel Management Company                                                       5.1%
Enron Natural Gas Marketing Corp.                                                                21.3%
ENA Upstream Company LLC                                                                          5.2%
Enron Liquid Fuels, Inc.                                                                          9.1%
Enron LNG Shipping Company                                                                        5.1%

Enron Property & Services Corp.                                                                   6.8%
Enron Capital & Trade Resources International Corp.                                              23.0%
Enron Communications Leasing Corp.                                                               17.3%
Enron Wind Corp.                                                                                 36.8%
Enron Wind Systems, Inc.                                                                         41.0%
Enron Wind Energy Systems Corp.                                                                  55.9%
Enron Wind Maintenance Corp.                                                                      5.1%
Enron Wind Constructors Corp.                                                                    31.3%
EREC Subsidiary I, LLC                                                               see Enron Wind Systems, Inc.
EREC Subsidiary II, LLC                                                            see Enron Wind Constructors Corp.
EREC Subsidiary III, LLC                                                          see Enron Wind Energy Systems Corp.
EREC Subsidiary IV, LLC                                                            see Enron Wind Maintenance Corp.
EREC Subsidiary V, LLC                                                                   see Enron Wind Corp.
Intratex Gas Company                                                                              5.1%
Enron Processing Properties, Inc.                                                                 5.1%
Enron Methanol Company                                                                            5.1%
Enron Ventures Corp.                                                                             13.2%
Enron Mauritius Company                                                                           5.1%
Enron India Holdings Ltd.                                                                         5.1%
Offshore Power Production C.V.                                                                   68.1%
The New Energy Trading Company                                                                   68.1%
EES Service Holdings, Inc.                                                                       36.8%
Enron Wind Development LLC                                                                       67.8%
ZWHC LLC                                                                                          5.1%
Zond Pacific, LLC                                                                                 5.1%
Enron Reserve Acquisition Corp.                                                                  20.5%
National Energy Production Corporation                                                            5.1%
Enron Power & Industrial Construction Company                                                     5.1%
NEPCO Power Procurement Company                                                                   5.1%
NEPCO Services International, Inc.                                                                5.1%
San Juan Gas Company, Inc.                                                                        5.1%
EBF LLC                                                                                          68.1%
Zond Minnesota Construction Company LLC                                                           6.6%
Enron Fuels International, Inc.                                                                  18.5%
E Power Holdings Corp.                                                                           41.7%
EFS Construction Management Services, Inc.                                                        5.1%
Enron Management, Inc.                                                                           10.5%
Enron Expat Services, Inc.                                                                       21.3%
Artemis Associates, LLC                                                                          16.0%
Clinton Energy Management Services, Inc.                                                         18.6%
LINGTEC Constructors L.P.                                                                         9.9%
EGS New Ventures Corp.                                                                            6.3%
Louisiana Gas Marketing Company                                                                   7.9%
Louisiana Resources Company                                                                      14.4%
LGMI, Inc.                                                                                       12.1%

LRCI, Inc.                                                                                       13.7%
Enron Communications Group, Inc.                                                                  5.1%
EnRock Management, LLC                                                                           68.1%
ECI Texas, L.P.                                                                                  68.1%
EnRock, L.P.                                                                                     40.0%
ECI-Nevada Corp.                                                                                 21.3%
Enron Alligator Alley Pipeline Company                                                            5.1%
Enron Wind Storm Lake I LLC                                                                       5.1%
ECT Merchant Investments Corp.                                                                   68.1%
EnronOnLine, LLC                                                                                 14.9%
St. Charles Development Company, L.L.C.                                                           5.1%
Calcasieu Development Company, L.L.C.                                                             5.1%
Calvert City Power I, L.L.C.                                                                      5.1%
Enron ACS, Inc.                                                                                   5.1%
LOA, Inc.                                                                                        35.8%
Enron India LLC                                                                                   6.2%
Enron International Inc.                                                                          5.1%
Enron International Holdings Corp.                                                               10.6%
Enron Middle East LLC                                                                             6.8%
Enron WarpSpeed Services, Inc.                                                                    5.1%
Modulus Technologies, Inc.                                                                       68.1%
Enron Telecommunications, Inc.                                                                    5.1%
DataSystems Group, Inc.                                                                           5.1%
Risk Management & Trading Corp.                                                                  68.1%
Omicron Enterprises, Inc.                                                                         5.1%
EFS I, Inc.                                                                                      49.4%
EFS II, Inc.                                                                                      5.1%
EFS III, Inc.                                                                                    68.1%
EFS V, Inc.                                                                                      68.1%
EFS VI, L.P.                                                                                     68.1%
EFS VII, Inc.                                                                                     5.1%
EFS IX, Inc.                                                                                     68.1%
EFS X, Inc.                                                                                       5.1%
EFS XI, Inc.                                                                                      5.3%
EFS XII, Inc.                                                                                     8.5%
EFS XV, Inc.                                                                                      5.1%
EFS XVII, Inc.                                                                                   68.1%
Jovinole Associates                                                                               5.1%
EFS Holdings, Inc.                                                                               16.6%
Enron Operations Services Corp.                                                                  19.5%
Green Power Partners I LLC                                                                       43.6%
TLS Investors, L.L.C                                                                             21.9%
ECT Securities Limited Partnership                                                                8.6%
ECT Securities LP Corp.                                                                           5.1%
ECT Securities GP Corp.                                                                           5.1%

KUCC Cleburne, LLC                                                                                5.1%
Enron International Asset Management Corp.                                                       68.1%
Enron Brazil Power Holdings XI Ltd.                                                               5.1%
Enron Holding Company L.L.C.                                                                     68.1%
Enron Development Management Ltd.                                                                68.1%
Enron International Korea Holdings Corp.                                                         68.1%
Enron Caribe VI Holdings Ltd.                                                                     5.1%
Enron International Asia Corp.                                                                   68.1%
Enron Brazil Power Investments XI Ltd.                                                            5.1%
Paulista Electrical Distribution, L.L.C.                                                          5.1%
Enron Pipeline Construction Services Company                                                     68.1%
Enron Pipeline Services Company                                                                   5.1%
Enron Trailblazer Pipeline Company                                                               68.1%
Enron Liquid Services Corp.                                                                      68.1%
Enron Machine and Mechanical Services, Inc.                                                       7.2%
Enron Commercial Finance Ltd.                                                                    68.1%
Enron Permian Gathering Inc.                                                                     68.1%
Transwestern Gathering Company                                                                   68.1%
Enron Gathering Company                                                                          68.1%
EGP Fuels Company                                                                                 5.2%
Enron Asset Management Resources, Inc.                                                            5.1%
Enron Brazil Power Holdings I Ltd.                                                               19.7%
Enron do Brazil Holdings Ltd.                                                                    10.7%
Enron Wind Storm Lake II LLC                                                                      5.1%
Enron Renewable Energy Corp.                                                                      8.5%
Enron Acquisition III Corp.                                                                      18.9%
Enron Wind Lake Benton LLC                                                                       24.6%
Superior Construction Company                                                                    17.7%
EFS IV, Inc.                                                                                     24.5%
EFS VIII, Inc.                                                                                   38.5%
EFS XIII, Inc.                                                                                   68.1%
Enron Credit Inc.                                                                                 8.7%
Enron Power Corp.                                                                                28.1%
Richmond Power Enterprise, L.P.                                                                   5.1%
ECT Strategic Value Corp.                                                                        11.4%
Enron Development Funding Ltd.                                                                   18.1%
Atlantic Commercial Finance, Inc.                                                                12.2%
The Protane Corporation                                                                          68.1%
Enron Asia Pacific/Africa/ China LLC                                                             29.7%
Enron Development Corp.                                                                          15.8%
ET Power 3 LLC                                                                                   68.1%
Nowa Sarzyna Holding B.V.                                                                        68.1%
Enron South America LLC                                                                          23.2%
Enron Global Power & Pipelines LLC                                                               50.6%
Portland General Holdings, Inc.                                                                  49.3%

Portland Transition Company, Inc.                                                                 0.0%
Enron Guaranty Claims                                                                            12.9%
Wind Guaranty Claims                                                                             34.3%
Cabazon Power Partners LLC                                                                       68.1%
Cabazon Holdings LLC                                                                             68.1%
Enron Caribbean Basin LLC                                                                        14.7%
Victory Garden Power Partners I LLC                                                               5.1%
Oswego Cogen Company, LLC                                                                         7.6%
Enron Equipment & Procurement Company                                                            17.1%
ENA Guaranty Claims                                                                              15.3%
ACFI Guaranty Claims                                                                              9.6%
EPC Guaranty Claims                                                                              25.5%

                                   EXHIBIT G

                              LIST OF PRISMA ASSETS

ACCROVEN SRL
ACCROVEN SRL - Venezuelan Branch
Compression Projects Finance Ltd.
Enron Accro B.V.
Enron Industrial de Venezuela Ltd.
Enron Comercializadora de Energia Argentina S.A.
Enron International Argentina Investments Ltd.
Enron International Argentina Holdings Ltd.
Enron Power Philippines Corp.
Batangas Power Corp
Bahia Las Minas Corp.
Enron Caribe III Ltd.
Enron Internacional Panama, S.A.
Enron Panama Management Services L.L.C.
Compania Anonima Luz y Fuerza Electrica de Puerto Cabello
Enron International Development Services, Inc.
Enron Colombia Investments Limited Partnership
Enron Colombia Transportation Ltd.
Enron Pipeline Colombia Limited Partnership
Centragas - Transportadora de Gas de la Region Central de Enron Development &
     Cia., S.C.A.
Enron Development Corp.
Enron Development Corp. - Colombian Branch
Enron Electricidad de Nicaragua, S.A.
Enron Caribe VI Ltd.
Empresa Energetica Corinto Ltd.
Empresa Energetica Corinto Ltd. - Nicaraguan Branch
Enron International Americas Corp.
Enron International Bolivia Holdings Ltd.
EPE - Empresa Produtora de Energia Ltda.
EPE - Empresa Produtora de Energia Ltda. - Cuiaba/Mato Grosso Branch
EPE Generation Holdings Ltd.
EPE Holdings Ltd.
EPE Investments Ltd.
GasMat Holdings Ltd.
GasMat Investments Ltd.
GasOcidente do Mato Grosso Ltda.
GasOcidente do Mato Grosso Ltda. - Cuiaba/Mato Grosso Branch
GasOriente Boliviano Ltda.
Transborder Gas Services Ltd.
EN - Eletricidade do Brasil Ltda.
Enron Brazil Power Holdings X Ltd.

Enron Brazil Power Investments X Ltd.
Enron Electric Brazil Holdings Ltd.
Enron Electric Brazil Ltd.
Geracao Centro Oeste Ltda.
Enron America do Sul Ltda.
Enron Brazil Ltd.
Enron Brazil Power Holdings II Ltd.
Enron Brazil Power Investments II Ltd.
Enron Brazil Services Ltd.
ELEKTRO - Eletricidade e Servicos S.A.
Enron Brazil Power Holdings V Ltd.
Enron Brazil Power Investments V Ltd.
EIE - Enron Investimentos Energeticos Ltda.
EPC - Empresa Paranaense Comercializadora Ltda.
ETB - Energia Total do Brasil Ltda.
Enron Brazil Power Holdings IV Ltd.
Terraco Investments Ltd.
ELEKTRO Comercializadora de Energia Ltda.
Elektrocieplownia Nowa Sarzyna Sp. z o.o.
Enron Poland Investment B.V.
Enron Europe Operations (Advisor) Limited
Enron Europe Operations (Supervisor) Limited
Generacion Mediterranea, S.A. (formerly - Enron America del Sur S.A.) Bolivia Holdings Ltd.
Enron (Bolivia) C.V.
Enron (Bolivia) C.V. - Bolivian Branch
Enron Reserve 7 B.V.
Gas Transboliviano S.A.
TR Holdings Ltda.
Enron Transportadora Holdings Ltd.
Global Expat Services Corp
Global Assets Service Company LLC
Enron Guam Piti Corporation
EI Guam Operations, L.L.C.
Enron Development Piti Holdings Corp.
Marianas Energy Company LLC
Enron de Nicaragua Ltd.
Electricidad del Pacifico, S.A.
Enron Guatemala Holdings Ltd.
Enron Servicios Guatemala, Limitada
Pacific Energy Financing Ltd.
Poliwatt, Limitada
PQP Limited
Puerto Quetzal Power Corp.
Puerto Quetzal Power LLC
Puerto Quetzal Power LLC - Guatemala Branch
Enron Servicios Guatemala, Limitada, El Salvador Branch

Poliwatt, Limitada, El Salvador Brand
Enron Dominican Republic Ltd.
Enron Dominican Republic Operations Ltd.
Enron Dominicana Holding Limited
Enron Dominicana Limited Partnership
Smith/Enron Cogeneration Limited Partnership
Smith/Enron O&M Limited Partnership
Finven Financial Institution Limited
Chongju City Gas Co., Ltd.
Chonnam City Gas Co., Ltd.
Choongnam City Gas Co., Ltd.
Daehan City Gas Co., Ltd.
Daehan City Gas Engineering
Enron International Korea Holdings Company Ltd.
Enron International Korea LLC
SK-Enron Co., Ltd.
Iksan City Gas Co., Ltd.
Iksan Energy Co., Ltd.
Kangwon City Gas Co., Ltd.
Kumi City Gas Co., Ltd.
Pohang City Gas Co., Ltd.
Pusan City Gas Co., Ltd.
Pusan City Gas Development Co.
SK Gas Co., Ltd.
Enron Power Philippine Operating Corp.
Enron Subic Power Corp.
Subic Power Corp.
Transportadora Brasileira Gasoduto Bolivia - Brasil S.A. - TBG
Transredes do Brasil Ltda.
Enron Dutch Investment No. 2
Enron Reserve 6 B.V.
Trakya Elektrik Uretim ve Ticaret A.S.
Enron Power Holdings (Turkey) B.V.
Enron Power Holdings C.V.
Enron Turkey Energy B.V.
Mesquite Holdings B.V.
SII Enerji ve Uretim Limited Sirketi
SII Holdings 4 B.V.
Enron Transredes Services L.L.C.
Transredes - Transporte de Hidrocarburos S.A.
V. Holdings Industries, S.A.
VENGAS, S.A.
Java Investments Ltd.
Enron America do Sul Ltda. - Salvador Branch
Enron America do Sul Ltda.- Rio Branch
Enron Netherlands Holdings B.V.

                                   EXHIBIT H

                       CLASSES OF GENERAL UNSECURED CLAIMS

Class 3  - Enron Metals & Commodity Corp.
Class 4  - Enron Corp.
Class 5  - Enron North America Corp.
Class 6  - Enron Power Marketing, Inc.
Class 7  - PBOG Corp.
Class 8  - Smith Street Land Company
Class 9  - Enron Broadband Services, Inc.
Class 10 - Enron Energy Services Operations, Inc.
Class 11 - Enron Energy Marketing Corp.
Class 12 - Enron Energy Services, Inc.
Class 13 - Enron Energy Services, LLC
Class 14 - Enron Transportation Services Company
Class 15 - BAM Leasing Company
Class 16 - ENA Asset Holdings L.P.
Class 17 - Enron Gas Liquids, Inc.
Class 18 - Enron Global Markets LLC
Class 19 - Enron Net Works LLC
Class 20 - Enron Industrial Markets LLC
Class 21 - Operational Energy Corp.
Class 22 - Enron Engineering & Construction Company
Class 23 - Enron Engineering & Operational Services Company
Class 24 - Garden State Paper Company, LLC
Class 25 - Palm Beach Development Company, L.L.C.
Class 26 - Tenant Services, Inc.
Class 27 - Enron Energy Information Solutions, Inc.
Class 28 - EESO Merchant Investments, Inc.
Class 29 - Enron Federal Solutions, Inc.
Class 30 - Enron Freight Markets Corp.
Class 31 - Enron Broadband Services, L.P.
Class 32 - Enron Energy Services North America, Inc.
Class 33 - Enron LNG Marketing LLC
Class 34 - Calypso Pipeline, LLC
Class 35 - Enron Global LNG LLC
Class 36 - Enron International Fuel Management Company
Class 37 - Enron Natural Gas Marketing Corp.
Class 38 - ENA Upstream Company LLC
Class 39 - Enron Liquid Fuels, Inc.
Class 40 - Enron LNG Shipping Company
Class 41 - Enron Property & Services Corp.
Class 42 - Enron Capital & Trade Resources International Corp.

Class 43 - Enron Communications Leasing Corp.
Class 44 - Enron Wind Corp.
Class 45 - Enron Wind Systems, Inc.
Class 46 - Enron Wind Energy Systems Corp.
Class 47 - Enron Wind Maintenance Corp.
Class 48 - Enron Wind Constructors Corp.
Class 49 - EREC Subsidiary I, LLC
Class 50 - EREC Subsidiary II, LLC
Class 51 - EREC Subsidiary III, LLC
Class 52 - EREC Subsidiary IV, LLC
Class 53 - EREC Subsidiary V, LLC
Class 54 - Intratex Gas Company
Class 55 - Enron Processing Properties, Inc.
Class 56 - Enron Methanol Company
Class 57 - Enron Ventures Corp.
Class 58 - Enron Mauritius Company
Class 59 - Enron India Holdings Ltd.
Class 60 - Offshore Power Production C.V.
Class 61 - The New Energy Trading Company
Class 62 - EES Service Holdings, Inc.
Class 63 - Enron Wind Development LLC
Class 64 - ZWHC LLC
Class 65 - Zond Pacific, LLC
Class 66 - Enron Reserve Acquisition Corp.
Class 67 - National Energy Production Corporation
Class 68 - Enron Power & Industrial Construction Company
Class 69 - NEPCO Power Procurement Company
Class 70 - NEPCO Services International, Inc.
Class 71 - San Juan Gas Company, Inc.
Class 72 - EBF LLC
Class 73 - Zond Minnesota Construction Company LLC
Class 74 - Enron Fuels International, Inc.
Class 75 - E Power Holdings Corp.
Class 76 - EFS Construction Management Services, Inc.
Class 77 - Enron Management, Inc.
Class 78 - Enron Expat Services, Inc.
Class 79 - Artemis Associates, LLC
Class 80 - Clinton Energy Management Services, Inc.
Class 81 - LINGTEC Constructors L.P.
Class 82 - EGS New Ventures Corp.
Class 83 - Louisiana Gas Marketing Company
Class 84 - Louisiana Resources Company
Class 85 - LGMI, Inc.
Class 86 - LRCI, Inc.
Class 87 - Enron Communications Group, Inc.
Class 88 - EnRock Management, LLC

Class 89 - ECI Texas, L.P.
Class 90 - EnRock, L.P.
Class 91 - ECI-Nevada Corp.
Class 92 - Enron Alligator Alley Pipeline Company
Class 93 - Enron Wind Storm Lake I LLC
Class 94 - ECT Merchant Investments Corp.
Class 95 - EnronOnLine, LLC
Class 96 - St. Charles Development Company, L.L.C.
Class 97 - Calcasieu Development Company, L.L.C.
Class 98 - Calvert City Power I, L.L.C.
Class 99 - Enron ACS, Inc.
Class 100 - LOA, Inc.
Class 101 - Enron India LLC
Class 102 - Enron International Inc.
Class 103 - Enron International Holdings Corp.
Class 104 - Enron Middle East LLC
Class 105 - Enron WarpSpeed Services, Inc.
Class 106 - Modulus Technologies, Inc.
Class 107 - Enron Telecommunications, Inc.
Class 108 - DataSystems Group, Inc.
Class 109 - Risk Management & Trading Corp.
Class 110 - Omicron Enterprises, Inc.
Class 111 - EFS I, Inc.
Class 112 - EFS II, Inc.
Class 113 - EFS III, Inc.
Class 114 - EFS V, Inc.
Class 115 - EFS VI, L.P.
Class 116 - EFS VII, Inc.
Class 117 - EFS IX, Inc.
Class 118 - EFS X, Inc.
Class 119 - EFS XI, Inc.
Class 120 - EFS XII, Inc.
Class 121 - EFS XV, Inc.
Class 122 - EFS XVII, Inc.
Class 123 - Jovinole Associates
Class 124 - EFS Holdings, Inc.
Class 125 - Enron Operations Services Corp.
Class 126 - Green Power Partners I LLC
Class 127 - TLS Investors, L.L.C.
Class 128 - ECT Securities Limited Partnership
Class 129 - ECT Securities LP Corp.
Class 130 - ECT Securities GP Corp.
Class 131 - KUCC Cleburne, LLC
Class 132 - Enron International Asset Management Corp.
Class 133 - Enron Brazil Power Holdings XI Ltd.
Class 134 - Enron Holding Company L.L.C.

Class 135 - Enron Development Management Ltd.
Class 136 - Enron International Korea Holdings Corp.
Class 137 - Enron Caribe VI Holdings Ltd.
Class 138 - Enron International Asia Corp.
Class 139 - Enron Brazil Power Investments XI Ltd.
Class 140 - Paulista Electrical Distribution, L.L.C.
Class 141 - Enron Pipeline Construction Services Company
Class 142 - Enron Pipeline Services Company
Class 143 - Enron Trailblazer Pipeline Company
Class 144 - Enron Liquid Services Corp.
Class 145 - Enron Machine and Mechanical Services, Inc.
Class 146 - Enron Commercial Finance Ltd.
Class 147 - Enron Permian Gathering Inc.
Class 148 - Transwestern Gathering Company
Class 149 - Enron Gathering Company
Class 150 - EGP Fuels Company
Class 151 - Enron Asset Management Resources, Inc.
Class 152 - Enron Brazil Power Holdings I Ltd.
Class 153 - Enron do Brazil Holdings Ltd.
Class 154 - Enron Wind Storm Lake II LLC
Class 155 - Enron Renewable Energy Corp.
Class 156 - Enron Acquisition III Corp.
Class 157 - Enron Wind Lake Benton LLC
Class 158 - Superior Construction Company
Class 159 - EFS IV, Inc.
Class 160 - EFS VIII, Inc.
Class 161 - EFS XIII, Inc.
Class 162 - Enron Credit Inc.
Class 163 - Enron Power Corp.
Class 164 - Richmond Power Enterprise, L.P.
Class 165 - ECT Strategic Value Corp.
Class 166 - Enron Development Funding Ltd.
Class 167 - Atlantic Commercial Finance, Inc.
Class 168 - The Protane Corporation
Class 169 - Enron Asia Pacific/Africa/China LLC
Class 170 - Enron Development Corp.
Class 171 - ET Power 3 LLC
Class 172 - Nowa Sarzyna Holding B.V.
Class 173 - Enron South America LLC
Class 174 - Enron Global Power & Pipelines LLC
Class 175 - Cabazon Power Partners LLC
Class 176 - Cabazon Holdings LLC
Class 177 - Enron Caribbean Basin LLC
Class 178 - Victory Garden Power Partners I LLC
Class 179 - Oswego Cogen Company, LLC
Class 180 - Enron Equipment Procurement Company

Class 181 - Portland General Holdings, Inc.
Class 182 - Portland Transition Company, Inc.

                                   EXHIBIT I

                          CLASSES OF CONVENIENCE CLAIMS

Class 191          -  Enron Metals & Commodity Corp.
Class 192          -  Enron Corp.
Class 193          -  Enron North America Corp.
Class 194          -  Enron Power Marketing, Inc.
Class 195          -  PBOG Corp.
Class 196          -  Smith Street Land Company
Class 197          -  Enron Broadband Services, Inc.
Class 198          -  Enron Energy Services Operations, Inc.
Class 199          -  Enron Energy Marketing Corp.
Class 200          -  Enron Energy Services, Inc.
Class 201          -  Enron Energy Services, LLC
Class 202          -  Enron Transportation Services Company
Class 203          -  BAM Leasing Company
Class 204          -  ENA Asset Holdings L.P.
Class 205          -  Enron Gas Liquids, Inc.
Class 206          -  Enron Global Markets LLC
Class 207          -  Enron Net Works LLC
Class 208          -  Enron Industrial Markets LLC
Class 209          -  Operational Energy Corp.
Class 210          -  Enron Engineering & Construction Company
Class 211          -  Enron Engineering & Operational Services Company
Class 212          -  Garden State Paper Company, LLC
Class 213          -  Palm Beach Development Company, L.L.C.
Class 214          -  Tenant Services, Inc.
Class 215          -  Enron Energy Information Solutions, Inc.
Class 216          -  EESO Merchant Investments, Inc.
Class 217          -  Enron Federal Solutions, Inc.
Class 218          -  Enron Freight Markets Corp.
Class 219          -  Enron Broadband Services, L.P.
Class 220          -  Enron Energy Services North America, Inc.
Class 221          -  Enron LNG Marketing LLC
Class 222          -  Calypso Pipeline, LLC
Class 223          -  Enron Global LNG LLC
Class 224          -  Enron International Fuel Management Company
Class 225          -  Enron Natural Gas Marketing Corp.
Class 226          -  ENA Upstream Company LLC
Class 227          -  Enron Liquid Fuels, Inc.
Class 228          -  Enron LNG Shipping Company
Class 229          -  Enron Property & Services Corp.
Class 230          -  Enron Capital & Trade Resources International Corp.

Class 231          -  Enron Communications Leasing Corp.
Class 232          -  Enron Wind Corp.
Class 233          -  Enron Wind Systems, Inc.
Class 234          -  Enron Wind Energy Systems Corp.
Class 235          -  Enron Wind Maintenance Corp.
Class 236          -  Enron Wind Constructors Corp.
Class 237          -  EREC Subsidiary I, LLC
Class 238          -  EREC Subsidiary II, LLC
Class 239          -  EREC Subsidiary III, LLC
Class 240          -  EREC Subsidiary IV, LLC
Class 241          -  EREC Subsidiary V, LLC
Class 242          -  Intratex Gas Company
Class 243          -  Enron Processing Properties, Inc.
Class 244          -  Enron Methanol Company
Class 245          -  Enron Ventures Corp.
Class 246          -  Enron Mauritius Company
Class 247          -  Enron India Holdings Ltd.
Class 248          -  Offshore Power Production C.V.
Class 249          -  The New Energy Trading Company
Class 250          -  EES Service Holdings, Inc.
Class 251          -  Enron Wind Development LLC
Class 252          -  ZWHC LLC
Class 253          -  Zond Pacific, LLC
Class 254          -  Enron Reserve Acquisition Corp.
Class 255          -  National Energy Production Corporation
Class 256          -  Enron Power & Industrial Construction Company
Class 257          -  NEPCO Power Procurement Company
Class 258          -  NEPCO Services International, Inc.
Class 259          -  San Juan Gas Company, Inc.
Class 260          -  EBF LLC
Class 261          -  Zond Minnesota Construction Company LLC
Class 262          -  Enron Fuels International, Inc.
Class 263          -  E Power Holdings Corp.
Class 264          -  EFS Construction Management Services, Inc.
Class 265          -  Enron Management, Inc.
Class 266          -  Enron Expat Services, Inc.
Class 267          -  Artemis Associates, LLC
Class 268          -  Clinton Energy Management Services, Inc.
Class 269          -  LINGTEC Constructors L.P.
Class 270          -  EGS New Ventures Corp.
Class 271          -  Louisiana Gas Marketing Company
Class 272          -  Louisiana Resources Company
Class 273          -  LGMI, Inc.
Class 274          -  LRCI, Inc.
Class 275          -  Enron Communications Group, Inc.
Class 276          -  EnRock Management, LLC

Class 277          -  ECI Texas, L.P.
Class 278          -  EnRock, L.P.
Class 279          -  ECI-Nevada Corp.
Class 280          -  Enron Alligator Alley Pipeline Company
Class 281          -  Enron Wind Storm Lake I LLC
Class 282          -  ECT Merchant Investments Corp.
Class 283          -  EnronOnLine, LLC
Class 284          -  St. Charles Development Company, L.L.C.
Class 285          -  Calcasieu Development Company, L.L.C.
Class 286          -  Calvert City Power I, L.L.C.
Class 287          -  Enron ACS, Inc.
Class 288          -  LOA, Inc.
Class 289          -  Enron India LLC
Class 290          -  Enron International Inc.
Class 291          -  Enron International Holdings Corp.
Class 292          -  Enron Middle East LLC
Class 293          -  Enron WarpSpeed Services, Inc.
Class 294          -  Modulus Technologies, Inc.
Class 295          -  Enron Telecommunications, Inc.
Class 296          -  DataSystems Group, Inc.
Class 297          -  Risk Management & Trading Corp.
Class 298          -  Omicron Enterprises, Inc.
Class 299          -  EFS I, Inc.
Class 300          -  EFS II, Inc.
Class 301          -  EFS III, Inc.
Class 302          -  EFS V, Inc.
Class 303          -  EFS VI, L.P.
Class 304          -  EFS VII, Inc.
Class 305          -  EFS IX, Inc.
Class 306          -  EFS X, Inc.
Class 307          -  EFS XI, Inc.
Class 308          -  EFS XII, Inc.
Class 309          -  EFS XV, Inc.
Class 310          -  EFS XVII, Inc.
Class 311          -  Jovinole Associates
Class 312          -  EFS Holdings, Inc.
Class 313          -  Enron Operations Services Corp.
Class 314          -  Green Power Partners I LLC
Class 315          -  TLS Investors, L.L.C.
Class 316          -  ECT Securities Limited Partnership
Class 317          -  ECT Securities LP Corp.
Class 318          -  ECT Securities GP Corp.
Class 319          -  KUCC Cleburne, LLC
Class 320          -  Enron International Asset Management Corp.
Class 321          -  Enron Brazil Power Holdings XI Ltd.
Class 322          -  Enron Holding Company L.L.C.

Class 323          -  Enron Development Management Ltd.
Class 324          -  Enron International Korea Holdings Corp.
Class 325          -  Enron Caribe VI Holdings Ltd.
Class 326          -  Enron International Asia Corp.
Class 327          -  Enron Brazil Power Investments XI Ltd.
Class 328          -  Paulista Electrical Distribution, L.L.C.
Class 329          -  Enron Pipeline Construction Services Company
Class 330          -  Enron Pipeline Services Company
Class 331          -  Enron Trailblazer Pipeline Company
Class 332          -  Enron Liquid Services Corp.
Class 333          -  Enron Machine and Mechanical Services, Inc.
Class 334          -  Enron Commercial Finance Ltd.
Class 335          -  Enron Permian Gathering Inc.
Class 336          -  Transwestern Gathering Company
Class 337          -  Enron Gathering Company
Class 338          -  EGP Fuels Company
Class 339          -  Enron Asset Management Resources, Inc.
Class 340          -  Enron Brazil Power Holdings I Ltd.
Class 341          -  Enron do Brazil Holdings Ltd.
Class 342          -  Enron Wind Storm Lake II LLC
Class 343          -  Enron Renewable Energy Corp.
Class 344          -  Enron Acquisition III Corp.
Class 345          -  Enron Wind Lake Benton LLC
Class 346          -  Superior Construction Company
Class 347          -  EFS IV, Inc.
Class 348          -  EFS VIII, Inc.
Class 349          -  EFS XIII, Inc.
Class 350          -  Enron Credit Inc.
Class 351          -  Enron Power Corp.
Class 352          -  Richmond Power Enterprise, L.P.
Class 353          -  ECT Strategic Value Corp.
Class 354          -  Enron Development Funding Ltd.
Class 355          -  Atlantic Commercial Finance, Inc.
Class 356          -  The Protane Corporation
Class 357          -  Enron Asia Pacific/Africa/ China LLC
Class 358          -  Enron Development Corp.
Class 359          -  ET Power 3 LLC
Class 360          -  Nowa Sarzyna Holding B.V.
Class 361          -  Enron South America LLC
Class 362          -  Enron Global Power & Pipelines LLC
Class 363          -  Portland General Holdings, Inc.
Class 364          -  Portland Transition Company, Inc.
Class 365          -  Enron Guaranty Claims
Class 366          -  Wind Guaranty Claims
Class 367          -  Cabazon Power Partners LLC
Class 368          -  Cabazon Holdings LLC

Class 369          -  Enron Caribbean Basin LLC
Class 370          -  Victory Garden Power Partners I LLC
Class 371          -  Oswego Cogen Company, LLC
Class 372          -  Enron Equipment & Procurement Company
Class 373          -  ENA Guaranty Claims
Class 374          -  ACFI Guaranty Claims
Class 375          -  EPC Guaranty Claims

                                   EXHIBIT J

                         CLASSES OF SUBORDINATED CLAIMS

Class 376          -  Section 510 Enron Senior Notes Claim
Class 377          -  Section 510 Enron Subordinated Debenture Claim
Class 378          -  Section 510 Enron Preferred Equity Interest Claim
Class 379          -  Section 510 Enron Common Equity Interest Claim
Class 380          -  Penalty Claim
Class 381          -  Enron TOPRS Subordinated Guaranty Claim
Class 382          -  Other Subordinated Claim

                                   EXHIBIT K

                               SENIOR INDEBTEDNESS
                      (EXCERPTS OF RELEVANT DOCUMENTATION)

I.       ENRON SUBORDINATED DEBENTURES:

"Senior Indebtedness" shall mean the principal of, and premium, if any, and interest on, any indebtedness of [ENE] (other than the Securities and Exchangeable Subordinated Debentures issued and to be issued pursuant to the indenture, dated as of June 1, 1983, between [ENE] and Morgan Guaranty Trust Company of New York, as Trustee, as the same has been or may be amended from time to time) outstanding at any time, whether unsecured or secured by any mortgage, deed of trust, pledge, security interest or other lien, except indebtedness which by its terms is not superior in right of payment to the Securities. Notwithstanding anything herein to the contrary, "Senior Indebtedness" (x) shall include all Senior Bank Debt (including all Obligations which constitute Senior Bank Debt) and (y) shall not include (a) indebtedness of or monies owed by [ENE] for compensation to employees or for goods or material purchased in the ordinary course of business or for services or (b) indebtedness of [ENE] to a Subsidiary for money borrowed or advanced from such Subsidiary.

"Indebtedness" as applied to [ENE] or any Subsidiary, shall mean bonds, debentures, notes and other instruments representing obligations created or assumed by any such corporation for the repayment of money borrowed (other than unamortized debt discount or premium). All indebtedness secured by a lien upon property owned by [ENE] or any Subsidiary and upon which indebtedness any such corporation customarily pays interest, although any such corporation has not assumed or become liable for the payment of such indebtedness, shall for all purposes hereof be deemed to be indebtedness of any such corporation. All indebtedness for money borrowed incurred by other persons which is directly guaranteed as to payment of principal by [ENE] or any Subsidiary shall for all purposes hereof be deemed to be indebtedness of any such corporation, but no other contingent obligation of any such corporation in respect of indebtedness incurred by other persons shall for any purpose be deemed indebtedness of such corporation. Indebtedness of [ENE] or any Subsidiary shall not include (i) amounts which are payable only out of all or a portion of the oil, gas, natural gas, helium, coal, metals, minerals, steam, timber or other natural resources produced, derived or extracted from properties owned or developed by such corporation; (ii) any amount representing capitalized lease obligations; (iii) any indebtedness incurred to finance oil, gas, natural gas, helium, coal, metal, mineral, steam, timber, hydrocarbons, or geothermal or other natural resource or synthetic fuel exploration or development, payable, with respect to principal and interest, solely out of the proceeds of oil, gas, natural gas, helium, coal, metal, mineral, steam, timber, hydrocarbons, or geothermal or other natural resource or synthetic fuel to be produced, sold, and/or delivered by [ENE] or any Subsidiary; (iv) indirect guarantees or other contingent obligations in connection with the indebtedness of others, including agreements, contingent or otherwise, with such other persons or with third persons with respect to, or to permit or ensure the payment of, obligations of such other persons, including, without limitation, agreements to purchase or repurchase obligations of such other persons, agreements to advance or supply funds to or to invest in such other persons, or agreements to pay for property, products, or services of such other persons (whether or not conferred, delivered or rendered), and any demand charge, throughput, take-or-pay, keep-well, make-whole, cash deficiency, maintenance of working capital or earnings or similar agreements; and (v) any guarantees with respect to lease or other similar periodic payments to be made by other persons.

"Obligations" means any principal, interest, penalties, fees and other liabilities payable under the documentation governing any indebtedness excluding fees and expenses payable to the Trustee.

"Senior Bank Debt" means any amounts outstanding from time to time under (i) the Loan Agreement, dated as of November 19, 1986, among [ENE], the banks named therein, and Bankers Trust Company and Citibank, N.A., as Co-Agents, as the same may be from time to time amended, (ii) the Revolving Credit Agreement, dated as of November 19, 1986, among [ENE], the banks named therein and Bankers Trust Company and Citibank, N.A., as Co-Agents, as the same may be from time to time amended, and (iii) the Credit Agreement, dated as of November 19, 1986, among [ENE], the banks named therein and Bankers Trust Company and Citibank, N.A., as Co-Agents, as the same may be from time to time amended; provided that after each of the credit facilities listed in clauses (i) through (iii) have terminated and all amounts owing thereunder paid in full, the term "Senior Bank Debt" shall include any indebtedness of [ENE] incurred to refinance (including successive refinancings) such Senior Bank Debt unless under the terms of the agreements providing for any such refinancing it is provided that the indebtedness represented thereby shall not constitute Senior Bank Debt hereunder, and in any event Senior Bank Debt shall include any principal, interest, penalties, fees and other liabilities payable under any agreement described in clauses (i) through (iii) above or constituting Senior Bank Debt by virtue of the proceeding proviso.

"Subsidiary" means a corporation all of the voting shares (that is, shares entitled to vote for the election of directors, but excluding shares entitled so to vote only upon the happening of some contingency unless such contingency shall have occurred) of which shall be owned by [ENE] or by one or more Subsidiaries or by [ENE] and one or more Subsidiaries.

II.      ENRON TOPRS DEBENTURES:

"Senior Indebtedness" means the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether outstanding at the date hereof or hereafter incurred, created or assumed: (i) all indebtedness of [ENE] (Other than any obligations to trade creditors) evidenced by notes, debentures, bonds or other securities sold by [ENE] for money borrowed and capitalized lease obligations; (ii) all indebtedness of others of the kinds described in the preceding clause (i) assumed or guaranteed in any manner by [ENE] or in effect guaranteed by [ENE]; and (iii) all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses (i) or (ii), unless, in the case of any particular indebtedness, capitalized lease obligation, guarantee, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is subordinated to or is pari passu with the Securities.

III. ENRON CAPITAL RESOURCES, L.P., 9% CUMULATIVE PREFERRED SECURITIES, SERIES A (MIPS)

Payment and Guarantee Agreement

SECTION 3.03. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor [ENE] and will rank (i) subordinate and junior in right of payment to all liabilities of the Guarantor, other than the Payment and Guarantee Agreement dated as of November 15, 1993 (the "Pari Passu Guarantee") of the Guarantor relating to the 8% Cumulative Monthly Income Preferred Shares of Enron Capital LLC, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor, with the Pari Passu Guarantee and with any other guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any affiliate of the Guarantor and (iii) senior to the Guarantor's common stock. For purposes of clause (ii) herein, pari passu means that any payments to which beneficiaries of this Guarantee Agreement are entitled must be shared with holders of any preferred or preference stock or beneficiaries of any guaranty for which this Guarantee Agreement is stated to be pari passu ("Pari Passu Securities") to the same extent as would be required under applicable law if instead this Guarantee Agreement constituted a class of preferred or preference stock of the Guarantor ranking pari passu with such Pari Passu Securities (and if such Pari Passu Securities are a guarantee of Enron affiliate stock, as if such Pari Passu Securities were part of the most senior preferred or preference stock of [ENE]) as to such payments. Each holder of Series A Preferred Securities, by acceptance thereof, is deemed to agree to the subordination provisions and other terms of this Guarantee Agreement.

Loan Agreement

Section 4.01. Subordination. Enron and Resources covenant and agree, and the holders of the Series A Preferred Securities (and any trustee appointed by such holders) by their acceptance of such Series A Preferred Securities likewise agree, that the Loan is subordinate and junior in right of payment to all Senior Indebtedness as provided herein. The term "Senior Indebtedness" shall mean the principal, premium, if any, and interest on (i) all indebtedness of [ENE], whether outstanding on the date hereof or hereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (ii) any indebtedness of others of the kinds described in the preceding clause (i) for the payment of which [ENE] is responsible or liable (directly or indirectly, contingently or otherwise) as guarantor or otherwise, (iii) any indebtedness secured by a lien upon property owned by [ENE] and upon which indebtedness [ENE] customarily pays interest, even though [ENE] has not assumed or become liable for the payment of such indebtedness and (iv) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to the Loan and except that Senior Indebtedness shall not include the indebtedness pursuant to the Loan Agreement dated as of November 15, 1993 between Enron and Enron Capital LLC and any extensions or refundings thereof (the "Pari Passu Debt"). Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of these subordination provisions irrespective of (i) any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness,
(ii) any exchange or release of, or non- perfection of any lien on or security interest in, any collateral, or any release from, amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Indebtedness, (iii) any other circumstance which might otherwise constitute a defense available to or discharge of Resources to the holders of the Series A Preferred Securities (or any trustee appointed by such holders) in respect of the provisions of this Section 4.01, or (iv) any act or failure to act on the part of Enron or by any act or failure to act, in good faith, by any holder of Senior Indebtedness, or by any noncompliance by Enron with the terms of this Agreement, regardless of any knowledge thereof which any person may have or be otherwise charged with. (Remainder of section omitted).